SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
                                             Commission Only (as permitted
                                             by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                  Public Service Enterprise Group Incorporated
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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     previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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

[PSEG LOGO]
PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
80 PARK PLAZA, P.O. BOX 1171, NEWARK, NEW JERSEY 07101-1171
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 20, 1999

                                       AND

                                 PROXY STATEMENT

To the Stockholders of Public Service Enterprise Group Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated will be held at the New Jersey Performing Arts Center, One Center Street, Newark, New Jersey, on April20, 1999, at 2:00 P.M., for the following purposes:

          1. To elect three members of Class III of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2002 and until their respective successors are elected and qualified;

          2. To consider and act upon the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the year 1999; and

          3. To transact such other business as may properly come before said meeting or any adjournment thereof.

         Stockholders entitled to vote at the meeting are the holders of Common Stock of record at the close of business on February 26, 1999.


                                     By order of the Board of Directors,



                                           EDWARD J. BIGGINS, JR.
                                                   Secretary

March 2, 1999

     YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY FORM PROMPTLY. TELEPHONE AND ELECTRONIC VOTING ARE ALSO AVAILABLE. PLEASE USE THE TOLL-FREE TELEPHONE NUMBER OR THE INTERNET ADDRESS SHOWN ON THE PROXY FORM.

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

                                TABLE OF CONTENTS
                                                                                Page
                                                                                ----
INTRODUCTION ...................................................................   1
VOTING SECURITIES ..............................................................   1
BOARD OF DIRECTORS .............................................................   2
 Committees of the Board .......................................................   2
ELECTION OF DIRECTORS (Proposal 1) .............................................   3
SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN
 BENEFICIAL OWNERS .............................................................   7
 Directors and Management ......................................................   7
 Certain Beneficial Owners .....................................................   7
EXECUTIVE COMPENSATION .........................................................   8
 Summary Compensation Table ....................................................   8
 Option Grants in Last Fiscal Year (1998) ......................................   9
 Aggregated Option Exercises in Last Fiscal Year (1998) and Fiscal Year-End
  Option Values (12/31/98) .....................................................  10
 Employment Contracts and Arrangements .........................................  10
 Compensation Committee Interlocks and Insider Participation ...................  11
 Compensation of Directors and Certain Business Relationships ..................  11
 Compensation Pursuant to Pension Plans ........................................  12
ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
 COMPENSATION ..................................................................  12
PERFORMANCE GRAPH ..............................................................  15
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 2) ...........  15
LEGAL PROCEEDINGS ..............................................................  15
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS ...................................  16
DISCRETIONARY PROXY VOTING AUTHORITY ...........................................  16
MISCELLANEOUS ..................................................................  16
APPENDIX: FINANCIAL STATEMENTS
 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS ........................................................ A-1
 CONSOLIDATED STATEMENTS OF INCOME .............................................A-23
 CONSOLIDATED BALANCE SHEETS ...................................................A-24
 CONSOLIDATED STATEMENTS OF CASH FLOWS .........................................A-26
 CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY ........................A-27
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ....................................A-28
 FINANCIAL STATEMENT RESPONSIBILITY ............................................A-74
 INDEPENDENT AUDITORS' REPORT ..................................................A-75

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


                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by Public Service Enterprise Group Incorporated (PSEG or Enterprise) on behalf of its Board of Directors to be voted at the 1999 Annual Meeting of Stockholders of PSEG. PSEG is a public utility holding company that owns directly two subsidiaries: its principal subsidiary, Public Service Electric and Gas Company (PSE&G), which is an operating electric and gas utility; and PSEG Energy Holdings Incorporated (Energy Holdings), which directly owns the non-utility businesses of PSEG. The complete mailing address of the principal executive offices of PSEG is 80 Park Plaza, P.O.Box1171, Newark, New Jersey 07101-1171, telephone (973) 430-7000. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to security holders was March 9, 1999.

     Every vote is important. Accordingly, each stockholder is urged to date, sign and return the accompanying proxy form whether or not he or she plans to attend the meeting. In addition, this year, stockholders of record may vote their proxies using the toll-free telephone number listed on the proxy form or via the Internet, at the electronic address also listed on the proxy form. When a proxy form is returned properly dated and signed, or properly voted by telephone or electronically, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions.

     Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy form. If a proxy form is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. Stockholders voting by telephone or electronically should follow the directions given during the call or on the computer screen. A control number printed on the proxy form is designed to verify stockholder identity and confirm that voting instructions are properly recorded.

     For shares held in the name of a bank or broker, stockholders should follow the voting instructions on the form received. For such shares, the availability of telephone or Internet voting will depend on the voting processes of the relevant bank or broker.

     PSEG requests that if a stockholder plans to attend the Annual Meeting, he or she should indicate so on the proxy form or in voting shares by telephone or electronically. An admission ticket will then be mailed to each stockholder who indicates an intention to attend. Maps and information regarding directions to the meeting location at The New Jersey Performing Arts Center, in Newark, New Jersey, may be found at the back of this Proxy Statement.

     A proxy given in the form which accompanies this Proxy Statement or a vote by telephone or electronically is revocable. However, by law, the presence at the Annual Meeting of a stockholder who has given such a proxy will not revoke the proxy, unless the stockholder files a written notice of such revocation with the Secretary of PSEG prior to the voting of the proxies at the meeting, or the stockholder votes the shares subject to the proxy by written ballot.

     Included in the Appendix to this Proxy Statement are the 1998 Consolidated Financial Statements of PSEG, along with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Independent Auditors' Report.

                                VOTING SECURITIES

     Holders of record of the 221,892,608 shares of Common Stock of PSEG outstanding at the close of business on February 26, 1999 will have one vote per share. The holders of Common Stock entitled to cast a majority of the votes at the meeting, present in person or represented by proxy, will constitute a quorum. All votes cast by proxy or in person will be counted. Abstentions and broker non-votes will not be counted.

     The accompanying proxy includes any shares registered in the name listed thereon in Enterprise Direct (formerly the Enterprise Dividend Reinvestment and Stock Purchase Plan) and the Enterprise Employee Stock Purchase Plan.

     Participants in the PSE&G Thrift and Tax Deferred Savings Plan or PSE&G Employee Savings Plan will receive a separate direction card from each plan's trustee for shares that have been allocated to their accounts under the Enterprise Common Stock Fund and their ESOP Accounts. The trustee will vote the shares of PSEG Common Stock beneficially owned by the participant under the respective plan in accordance with such participant's instructions.

     Stockholders are entitled to cumulative voting in the election of directors. This means that stockholders may cast with respect to the class to be elected a number of votes equal to the number of votes to which their shares are entitled, multiplied by the number of directors to be elected in that class. The votes may be cast for the election of one nominee or may be distributed among as many nominees in that class as desired.

                               BOARD OF DIRECTORS

     Management of PSEG is under the general direction of the Board of Directors. The Board is divided into three classes of as nearly equal numbers of directors as possible. As a result of this classification of directors, one class of directors is elected each year for a three-year term. Directors whose terms expire are eligible for renomination and will be considered by the Nominating Committee in accordance with its customary standards, subject to the retirement policy for directors mentioned below.

     The present terms of the four directors included in Class III of the Board of Directors, T. J. Dermot Dunphy, Raymond V. Gilmartin, Conrad K. Harper and Josh S. Weston, expire at the 1999 Annual Meeting. Messrs. Dunphy, Gilmartin and Harper have each been nominated to serve as a director in Class III for a new three-year term, which will expire at the 2002 Annual Meeting.

     Josh S. Weston will retire as a Director at the expiration of his term at this year's Annual Meeting. The Board wishes to thank Mr. Weston for his many years of dedicated service.

     Therefore, at this year's meeting directors will be elected to fill three positions in Class III to serve until the 2002 Annual Meeting and until their respective successors are elected and qualified. All the nominees were elected to their present terms by the stockholders. The present term of Class I of the Board of Directors expires at the 2000 Annual Meeting, and the present term of Class II expires at the 2001 Annual Meeting. Directors in Class I and Class II will not be elected at the 1999 Annual Meeting.

     The By-Laws of PSEG currently provide that the Board of Directors shall consist of not less than 3 nor more than 16 directors as shall be fixed from time to time by the Board. The number of directors is currently fixed at 11, but will be reduced to 10 effective upon the retirement of Mr. Weston.

     The Board of Directors of PSEG holds regular monthly meetings, except in August, and meets on other occasions when circumstances require. The Board met 15 times in 1998, and, on average, the meetings lasted approximately two hours. Directors spend additional time preparing for Board and committee meetings they attend and they are called upon for counsel between meetings. In addition, each director serves on the Board of Directors of either PSE&G or Energy Holdings, except for Mr. Ferland, who serves on the Boards of both. The PSE&G Board met 12 times and the Energy Holdings Board met 15 times in 1998. Committee membership and membership on the PSE&G and Energy Holdings Boards are shown in the biographies under "Election of Directors".

         Under the retirement policy for directors, directors who have never been employees of the PSEG group of companies and directors who are former chief executive officers of PSEG may not serve as directors beyond the Annual Meeting of Stockholders following their seventieth birthday. Directors who are former employees, other than chief executive officers, may not serve as directors beyond the Annual Meeting of Stockholders following termination of active employment with the PSEG group of companies.

COMMITTEES OF THE BOARD

         The committees of the PSEG Board and their principal functions are as follows:

  Audit Committee

     Makes recommendations to the Board of Directors regarding the selection of independent auditors. Reviews independence of independent auditors, services provided by them, their fees and peer review reports of their performance. Reviews annual audit reports of both independent and internal auditors as well as environmental health and safety auditors. Reviews planned scope of future audits. Ascertains implementation of auditors' recommendations. Reviews internal auditing procedures and internal accounting controls. Reviews adequacy and implementation of policies and practices relating to accounting, financial reporting, internal auditing, operating controls, business conduct compliance program (including environmental health and safety compliance) and business ethics. Meets privately with representatives of the independent auditors, internal auditors and environmental auditors. The Committee held five meetings in 1998.

  Executive Committee

     Except as otherwise provided by law, has and may exercise all the authority of the Board of Directors when the Board is not in session. This Committee meets only on call and did not meet during 1998.

  Finance Committee

     Considers financial policies, or changes therein, before presentation to the Board of Directors. Periodically reviews financial planning. Makes recommendations to the Board of Directors regarding the issuance and sale of securities. Oversees the pension plans and nuclear decommissioning trust fund of PSE&G. The Committee held six meetings in 1998.

  Nominating Committee

     Makes recommendations to the Board of Directors with respect to nominations for the Board. Studies and makes recommendations concerning the size and composition of the Board of Directors, including policies relating to the retirement of directors. The Committee met one time in 1998.

     The Nominating Committee will consider stockholders' recommendations for nominees for election to the Board of Directors. Such recommendations must be submitted in writing to Edward J. Biggins, Jr., Secretary, T4B, Public Service Enterprise Group Incorporated, 80Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171. Nominations must be accompanied by the written consent of any such person to serve if nominated and elected and by biographical material to permit evaluation of the individual recommended. In addition, the By-Laws of PSEG require that shareholder nominations must be submitted at least 90 days in advance of an Annual Meeting.

     The Nominating Committee seeks candidates with an attained position of leadership in their field of endeavor, breadth of experience and sound business judgment. It is the policy of the Board of Directors that a person who is not an employee of PSEG shall not be recommended initially to the stockholders for election as a director unless it appears that, consistent with the retirement policy for directors referred to above, such person would be available to serve as a director for at least five years.

  Nuclear Committee

         Provides an independent basis for evaluating the safety and effectiveness of the nuclear operations of PSE&G. Specific attention is provided to evaluation of overall management attention to nuclear safety, regulatory issues and other evaluations of nuclear operations, and to improvement in operations. The Committee held six meetings in 1998.

  Organization and Compensation Committee

     Studies and makes recommendations to the Board of Directors concerning organization in general and compensation for certain executives. Administers the compensation program for executive officers. Makes comparative studies and reports to the Board of Directors with respect to compensation for directors who are not officers. Reviews and makes recommendations to the Board of Directors with respect to certain benefit plans for directors and officers. Administers certain benefit plans for directors and officers. The Committee held seven meetings in 1998.


PROPOSAL 1

                              ELECTION OF DIRECTORS

     At the 1999 Annual Meeting of Stockholders, three members of Class III of the Board of Directors are to be elected to hold office until the Annual Meeting of Stockholders in 2002 and until their respective successors are elected and qualified.

     The nominees listed below were selected by the Board of Directors of PSEG upon the recommendation of the Nominating Committee. Proxies in the accompanying form will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy or so indicating when voting by telephone or Internet.

     If at the time of the meeting any of the nominees listed below should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of directors constituting a full board is further reduced.

     There is shown as to each nominee, and as to each director whose term of office will continue after the 1999 Annual Meeting, the period of service as a director of PSEG (and PSE&G prior to the formation of PSEG), age as of the date of the Annual Meeting, present committee memberships, business experience during the last five years and other present directorships. Beneficial ownership of PSEG Common Stock is shown under Security Ownership of Directors and Management. During 1998, each nominee and each director attended more than 75% of the aggregate number of Board meetings and committee meetings on which he or she served.

                        NOMINEES FOR ELECTION AS DIRECTOR

                 CLASS III--NOMINEES FOR TERMS EXPIRING IN 2002


-----------------------    T. J. DERMOT DUNPHY has been a director since 1980.
|                     |    Age 67. Chairman of Finance Committee and member of
|                     |    Audit Committee and Organization and Compensation
|      [PHOTO]        |    Committee. Director of PSEG's subsidiary, Energy
|                     |    Holdings. Has been Chairman of the Board and Chief
|                     |    Executive Officer of Sealed Air Corporation, Saddle
|                     |    Brook, New Jersey (manufactures protective packaging
-----------------------    products and systems), since November 1996 and was
  T. J. Dermot Dunphy      President and Chief Executive Officer from 1971 to
                           November 1996. Director of Sealed Air Corporation,
                           Summit Bancorp. and Summit Bank.

-----------------------    RAYMOND V. GILMARTIN has been a director since 1993.
|                     |    Age 58. Member of Finance Committee and Organization
|                     |    and Compensation Committee. Director of PSEG's
|      [PHOTO]        |    subsidiary, Energy Holdings. Has been Chairman of the
|                     |    Board, President and Chief Executive Officer of Merck
|                     |    & Co., Inc., Whitehouse, New Jersey (discovers,
|                     |    develops, produces and markets human and animal
-----------------------    health products) since November 1994. Was President
  Raymond V. Gilmartin     and Chief Executive Officer of Merck & Co., Inc. from
                           June 1994 to November 1994. Was Chairman of the
                           Board, President and Chief Executive Officer of
                           Becton Dickinson and Company from November 1992 to
                           June 1994. Director of Merck & Co., Inc. and General
                           Mills, Inc.

-----------------------    CONRAD K. HARPER has been a director since 1997. Age
|                     |    58. Member of Audit Committee, Finance Committee and
|                     |    Organization and Compensation Committee. Director of
|      [PHOTO]        |    PSEG's subsidiary, PSE&G. Has been a partner in the
|                     |    law firm of Simpson Thacher & Bartlett, New York, New
|                     |    York, since October 1996 and from 1974 to May 1993.
|                     |    Was Legal Adviser, U.S. Department of State from May
-----------------------    1993 to June 1996. Director of New York Life
   Conrad K. Harper        Insurance Company.

          DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 1999 ANNUAL MEETING
                AND WHO ARE NOT SUBJECT TO ELECTION THIS YEAR

                  CLASS I--DIRECTORS WHOSE TERMS EXPIRE IN 2000

-----------------------    LAWRENCE R. CODEY has been a director since 1991. Age
|                     |    54. Member of Executive Committee and Finance
|                     |    Committee. Has been President and Chief Operating
|      [PHOTO]        |    Officer of PSE&G since September 1991. Director of
|                     |    PSEG's subsidiary, PSE&G. Director of Sealed Air
|                     |    Corporation, The Trust Company of New Jersey, United
|                     |    Water Resources Inc. and Horizon Blue Cross Blue
-----------------------    Shield of New Jersey.
  Lawrence R. Codey

-----------------------    ERNEST H. DREW has been a director since 1993. Age
|                     |    62. Member of Nuclear Committee and Organization and
|                     |    Compensation Committee. Director of PSEG's
|      [PHOTO]        |    subsidiary, Energy Holdings. Until retirement, was
|                     |    Chief Executive Officer of Industries and Technology
|                     |    Group-Westinghouse Electric Corporation, from July
|                     |    1997 to December 1997. Was a Member, Board of
-----------------------    Management, Hoechst AG, Frankfurt, Germany
   Ernest H. Drew          (manufactures pharmaceuticals, chemicals, fibers,
                           film, specialties and advanced materials) from January 1995 to June 1997. Was Chairman of the Board and Chief Executive Officer of Hoechst Celanese
                           Corporation, Somerville, New Jersey from May 1994 until January 1995, and President and Chief Executive
                           Officer from January 1988 until May 1994. Director of
                           Thomas & Betts Corporation, Ashland Inc. and Johns
                           Manville Corporation.

-----------------------    FORREST J. REMICK has been a director since 1995. Age
|                     |    68. Chairman of Nuclear Committee and member of Audit
|                     |    Committee and Nominating Committee. Director of
|      [PHOTO]        |    PSEG's subsidiary, PSE&G. Has been an engineering
|                     |    consultant since July 1994. Was Commissioner, United
|                     |    States Nuclear Regulatory Commission, from December
|                     |    1989 to June 1994. Was Associate Vice
-----------------------    President-Research and Professor of Nuclear
  Forrest J. Remick        Engineering at Pennsylvania State University, from
                           1985 to 1989.

          DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 1999 ANNUAL MEETING
                  AND WHO ARE NOT SUBJECT TO ELECTION THIS YEAR

                 CLASS II--DIRECTORS WHOSE TERMS EXPIRE IN 2001

-----------------------    E. JAMES FERLAND has been a director since 1986, and
|                     |    Chairman of the Board, President and Chief Executive
|                     |    Officer of PSEG since July 1986, Chairman of the
|      [PHOTO]        |    Board and Chief Executive Officer of PSE&G since
|                     |    September 1991, and Chairman of the Board and Chief
|                     |    Executive Officer of Energy Holdings since June 1989.
|                     |    Age 57. Chairman of Executive Committee. Director of
-----------------------    PSEG's subsidiaries, PSE&G and Energy Holdings.
    E. James Ferland       Director of Foster Wheeler Corporation and The HSB
                           Group, Inc.

-----------------------    IRWIN LERNER has been a director since 1981. Age 68.
|                     |    Chairman of Organization and Compensation Committee
|                     |    and member of Executive Committee, Nominating
|      [PHOTO]        |    Committee and Nuclear Committee. Director of PSEG's
|                     |    subsidiary, PSE&G. Until retirement, was Chairman,
|                     |    Board of Directors of Hoffmann-La Roche Inc., Nutley,
|                     |    New Jersey (prescription pharmaceuticals, vitamins
-----------------------    and fine chemicals, and diagnostic products and
    Irwin Lerner           services) from January 1993 to September 1993 and
                           President and Chief Executive Officer from 1980 to
                           December 1992. Director of Humana Inc., AXYS
                           Pharmaceuticals, Inc., Medarex Inc., VI Technologies,
                           Inc. and Covance Inc.

-----------------------    MARILYN M. PFALTZ has been a director since 1980. Age
|                     |    66. Chair of Nominating Committee and member of Audit
|                     |    Committee and Finance Committee. Director of PSEG's
|      [PHOTO]        |    subsidiary, PSE&G. Has been a partner of P and R
|                     |    Associates, Summit, New Jersey (communication
|                     |    specialists), since 1968. Director of AAA National
|                     |    Association and Beacon Trust Company.
-----------------------
   Marilyn M. Pfaltz

-----------------------    RICHARD J. SWIFT has been a director since 1994. Age
|                     |    54. Chairman of Audit Committee and member of
|                     |    Nominating Committee and Nuclear Committee. Director
|      [PHOTO]        |    of PSEG's subsidiary, Energy Holdings. Has been
|                     |    Chairman of the Board, President and Chief Executive
|                     |    Officer of Foster Wheeler Corporation, Clinton, New
|                     |    Jersey (provides design, engineering, construction,
-----------------------    manufacturing, management, plant operations and
   Richard J. Swift        environmental services) since April 1994. Was
                           President and Chief Operating Officer of Foster
                           Wheeler Corporation from December 1992 to April 1994.
                           Director of Foster Wheeler Corporation and
                           Ingersoll-Rand Company.

    SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

DIRECTORS AND MANAGEMENT

     The following table sets forth, as of February26, 1999, beneficial ownership of PSEG Common Stock, including options, by the directors and executive officers named in the table appearing under Executive Compensation. None of these amounts exceeds 1% of the Common Stock outstanding.

                                                                      AMOUNT AND NATURE
            NAME                                                    OF BENEFICIAL OWNERSHIP
            ----                                                    -----------------------
Lawrence R. Codey ....................................................     155,816(1)
Robert J. Dougherty, Jr. .............................................     148,951(2)
Ernest H. Drew .......................................................       4,717
T. J. Dermot Dunphy ..................................................      50,451
E. James Ferland .....................................................     483,578(3)
Raymond V. Gilmartin .................................................       4,717
Conrad K. Harper .....................................................         940
Harold W. Keiser .....................................................      37,512(4)
Irwin Lerner .........................................................      11,359
Robert C. Murray .....................................................      96,322(5)
Marilyn M. Pfaltz ....................................................       8,473
Forrest J. Remick ....................................................       2,838
Richard J. Swift .....................................................       3,770
Josh S. Weston .......................................................      10,369
All directors and executive officers as a group (20 persons) .........   1,231,205(6)

----------

(1) Includes the equivalent of 5 shares held under PSE&G Thrift and Tax-Deferred Savings Plan. Includes options to purchase 134,200 shares, 13,670 of which are currently exercisable.

(2) Includes the equivalent of 839 shares held under PSE&G Thrift and Tax-Deferred Savings Plan. Includes options to purchase 136,200 shares, 16,670 of which are currently exercisable.

(3) Includes the equivalent of 11,531 shares held under PSE&G Thrift and Tax-Deferred Savings Plan. Includes options to purchase 268,000 shares, 26,840 of which are currently exercisable. Includes 150,000 shares of restricted stock, which vest as described in the Summary Compensation Table, note 5.

(4) Includes the equivalent of 12 shares held under PSE&G Thrift and Tax-Defined Savings Plan. Includes options to purchase 37,500 shares, 3,334 of which are currently exercisable.

(5) Includes the equivalent of 1,322 shares held under PSE&G Thrift and Tax-Deferred Savings Plan. Includes options to purchase 82,000 shares, 6,335 of which are currently exercisable.

(6) Includes the equivalent of 23,370 shares held under PSE&G Thrift and Tax-Deferred Savings Plan. Includes options to purchase 839,200 shares, 78,352 of which are currently exercisable.

CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of February26, 1999, beneficial ownership by any person or group known to PSEG to be the beneficial owner of more than five percent of PSEG Common Stock. According to the Schedule 13G filed by the owner with the Securities and Exchange Commission, these securities were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of PSEG and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

                                 AMOUNT AND NATURE
    NAME AND ADDRESS          OF BENEFICIAL OWNERSHIP                   PERCENT
    ----------------          -----------------------                   -------
Barclays Bank, PLC(1)(2)         16,742,826(1)(3)                      7.2(1)(4)

----------

(1)  As reported on Schedule 13G dated February 12, 1999.

(2) Address: 54 Lombard Street, London, England EC3P 3AH. Includes Barclays Funds Limited; Barclays Global Investors, LTD; Barclays Life Assurance Company Limited; Barclays Trust and Banking Company (Japan) Ltd.; Barclays Global Investors, N.A.; Barclays Global Fund Advisors.

(3) Includes 16,108,871 shares with sole power to vote or to direct the vote and 789 shares with shared power to vote or to direct the vote. As to all shares, sole power to dispose or to direct the disposition.

(4) Based on 221,892,608 shares outstanding on February 26, 1999, percent of ownership is 7.5.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation paid or awarded to the Chief Executive Officer (CEO) and the four most highly compensated executive officers of PSEG as of December 31, 1998 for all services rendered to PSEG and its subsidiaries and affiliates during each year indicated.

                                              SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                               -----------------------  -------------------------------
                                                              BONUS/            AWARDS          PAYOUTS
                                                              ANNUAL    --------------------    -------
                                                            INCENTIVE    RESTRICTED              LTIP     ALL OTHER
NAME AND PRINCIPAL                             SALARY         AWARD        STOCK     OPTIONS    PAYOUTS  COMPENSATION
     POSITION                        YEAR        ($)         ($)(1)         ($)      (#)(2)     ($)(3)      ($)(4)
------------------                   ----     -------       --------   -----------   -------    ------   ------------
E. James Ferland ..................  1998     762,070        621,400   5,184,375(5)  150,000     92,684      28,647
 Chairman of the Board,              1997     712,261        425,200           0     118,000    108,702      15,747
 President and CEO of                1996     712,261        279,811           0       6,500    168,084      10,994
 PSEG

Lawrence R. Codey .................  1998     455,250        274,200           0      75,000     44,744       5,043
 President and Chief                 1997     435,327        249,400           0      59,200     50,325       5,459
 Operating Officer of PSE&G          1996     435,327        141,968           0       3,000     81,144       5,934

Robert J. Dougherty, Jr. ..........  1998     403,449        242,200           0      75,000     39,950       4,190
 President and Chief                 1997     383,525        196,500           0      58,600     36,234       4,470
 Operating Officer of Holdings       1996     379,586        110,360           0       2,600     57,960       4,444

Robert C. Murray ..................  1998     373,564        225,000           0      50,000     31,960       4,962
 Vice President and Chief            1997     345,671        154,900           0      32,000     36,234       5,260
 Financial Officer of PSEG           1996     332,721         83,887           0       2,000     57,960       5,248

Harold W. Keiser ..................  1998     308,047        155,400           0      37,500          0       5,888
 Chief Nuclear Officer and
 President-Nuclear Business
 Unit of PSE&G(6)

--------------

(1) Amount awarded in given year was earned under Management Incentive Compensation Plan (MICP) and determined and paid in following year based on individual performance and financial and operating performance of PSEG and PSE&G, including comparison to other companies.

(2) All grants of options to purchase shares of PSEG Common Stock were made under the Long-Term Incentive Plan (LTIP). For 1998, all options granted were non-tandem (as described below), except for 2,500 options granted to Mr. Keiser. For 1997, of the options granted to Messrs. Ferland, Codey, Dougherty and Murray, respectively, 100,000; 50,000; 50,000 and 25,000 were non-tandem and 18,000; 9,200; 8,600 and 7,000 were tandem. For 1996, all options granted were tandem. Tandem grants are made with an equal number of performance units and dividend equivalents which may provide cash payments, dependent upon future financial performance of PSEG in comparison to other companies and dividend payments by PSEG, to assist recipients in exercising options granted. The tandem grant is made at the beginning of a three-year performance period and cash payment of the value of such performance units and dividend equivalents is made following such period in proportion to the options, if any, exercised at such time. Non-tandem grants are made without performance units and dividend equivalents.

(3) Amount paid in proportion to options exercised, if any, based on value of previously granted performance units and dividend equivalents, each as measured during three-year period ending the year prior to the year in which payment is made.

(4) Includes employer contribution to Thrift and Tax-Deferred Savings Plan and value of 5% discount on phantom stock dividend reinvestment under MICP:

                                  FERLAND           CODEY            DOUGHERTY         MURRAY            KEISER
                              --------------   --------------    --------------    --------------   ---------------
                              THRIFT    MICP   THRIFT    MICP    THRIFT    MICP    THRIFT    MICP   THRIFT     MICP
                              ------    ----   ------    ----    ------    ----    ------    ----   ------     ----
                                ($)      ($)     ($)      ($)      ($)      ($)      ($)      ($)     ($)       ($)
     1998                     4,801      383    4,802      241   4,001      189    4,805      157   5,888        0
     1997                     4,801    1,122    4,802      657   4,003      467    4,802      458       --        --
     1996                     4,150    2,861    4,502    1,432   3,750      694    4,502      746       --        --

     In addition, 1998, 1997 and 1996 amounts include for Mr. Ferland $23,463, $9,824 and $3,983, respectively, representing interest on compensation deferred under PSE&G's Deferred Compensation Plan in excess of 120% of the applicable federal long-term rate as prescribed under Section 1274(d) of the Internal Revenue Code. Under PSE&G's Deferred Compensation Plan, interest is paid at prime rate plus 1/2%, adjusted quarterly.

(5) Value as of original grant date, based on the closing price on the New York Stock Exchange on June 16, 1998, with respect to an award to Mr. Ferland of 150,000 shares of restricted stock, of which 60,000 shares vest in 2002; 20,000 shares vest in 2003; 30,000 shares vest in 2004; and 40,000 shares vest in 2005. Dividends on the entire grant are paid in cash from the date of grant.

(6)  Mr. Keiser was first employed in January 1998.

                    OPTION GRANTS IN LAST FISCAL YEAR (1998)

                                           OPTION GRANTS IN LAST FISCAL YEAR
                                       ------------------------------------------
                                          NUMBER OF         % OF TOTAL   EXERCISE                         GRANT DATE
                                         SECURITIES       OPTIONS GRANTED OR BASE                           PRESENT
                                         UNDERLYING        TO EMPLOYEES    PRICE          EXPIRATION         VALUE
       NAME                            OPTIONS GRANTED    IN FISCAL YEAR  ($/SH)             DATE           ($) (4)
       ----                            ---------------    ------------------------         --------       -----------
E. James Ferland .....................    150,000(1)           17.8       39.3125           12/03/08         657,000
Lawrence R. Codey ....................     75,000(1)            8.9       39.3125           12/03/08         328,500
Robert J. Dougherty, Jr. .............     75,000(1)            8.9       39.3125           12/03/08         328,500
Robert C. Murray .....................     50,000(1)            5.9       39.3125           12/03/08         219,000
Harold W. Keiser .....................     25,000(1)            3.0       39.3125           12/03/08         109,500
                                           10,000(2)            1.2       29.5625            1/20/08          34,800
                                            2,500(3)            0.3       31.5625            1/21/08          25,325

----------

(1) Granted under LTIP not in tandem with performance units and dividend equivalents, with exercisability commencing December3, 1999, December3, 2000 and December3, 2001, respectively, with respect to one-third of the options at each such date.

(2) Granted under LTIP not in tandem with performance units and dividend equivalents, with exercisability commencing December 16, 1998, December 16, 1999 and December 16, 2000 respectively, with respect to one-third of the options at each such date.

(3) Granted under LTIP in tandem with equal number of performance units and dividend equivalents which may provide cash payments, dependent on future financial performance of PSEG in comparison to other companies and dividend payments by PSEG, to assist recipients in exercising options, with exercisability commencing January 1, 2001. Cash payment is made, based on the value, if any, of performance units awarded and dividend equivalents accrued, if any, as measured during the three-year period ending the year prior to the year in which payment, if any, is made, only if the specified performance level is achieved, dividend equivalents have accrued and options are exercised.

(4) Determined using the Black-Scholes model, incorporating the following material assumptions and adjustments for the grants expiring January 20, 2008, January 21, 2008 and December 3, 2008, respectively: (a) exercise prices of $29.5625, $31.5625 and $39.3125, equal to the fair market value of the underlying PSEG Common Stock on the date of grant (or as of December 16, 1997 for the grant expiring January 20, 2008), to replicate grants previously given to other executive officers for similar performance periods); (b) an option term of ten years on all grants; (c) interest rates of 5.54%, 5.81% and 4.65% that represent the interest rates on U.S. Treasury securities on the dates of grant (or December 16, 1997 for the grant expiring January 20, 2008) with a maturity date corresponding to that of the option terms; (d) volatilities of 19.12%, 19.12% and 20.17% calculated using daily PSEG Common Stock prices for the one-year period prior to the grant dates; (e) a dividend yield of 0% with respect to the dividend equivalent feature of the tandem grants (expiring January 21, 2008), since dividend payments accrue while the option is held;
     (f) dividend yields of 6.84% and 5.49% on the non-tandem grants (expiring January 20, 2008 and December 3, 2008); and (g) reductions of approximately 7.8% and 7.82% for the non-tandem and 11.53% for the tandem grants, respectively, to reflect the probability of forfeiture due to termination prior to vesting, and approximately 2.4%, 20% and 6.23% for the grants expiring January 20, 2008, January 21, 2008 and December 3, 2008, respectively, to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. Actual values which may be realized, if any, upon any exercise of such options, will be based on the market price of Enterprise Common Stock at the time of any such exercise and thus are dependent upon future performance of PSEG Common Stock. There is no assurance that any such value realized will be at or near the value estimated by the Black-Scholes model utilized.

                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR (1998) AND
                                          FISCAL YEAR-END OPTION VALUES (12/31/98)

                                                                                                  VALUE OF UNEXERCISED
                                              SHARES                  NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS
                                             ACQUIRED                OPTIONS AT FY-END (#)(1)         AT FY-END (3)
                                                ON        VALUE     --------------------------  --------------------------
                                             EXERCISE   REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
       NAME                                   (#)(1)      ($)(2)        (#)           (#)           ($)          ($)
       ----                                 ---------   ---------   -----------  -------------  -----------  -------------
E. James Ferland .........................     5,800      63,075       33,340       241,160       347,986     1,061,576
Lawrence R. Codey ........................     2,800      18,375       17,370       120,530       185,018       530,982
Robert J. Dougherty, Jr. .................     2,500      14,563       16,670       119,530       173,993       519,907
Robert C. Murray .........................     2,000      21,875        8,335        75,665        86,997       305,441
Harold W. Keiser .........................         0           0        3,334        34,166        34,799       107,858

---------------

(1) Does not reflect any options granted and/or exercised after year-end (12/31/98). The net effect of any such grants and exercises is reflected in the table appearing under Security Ownership of Directors and Management.


(2) Represents difference between exercise price and market price of PSEG Common Stock on date of exercise.

(3) Represents difference between market price of PSEG Common Stock and the respective exercise prices of the options at fiscal year-end (12/31/98). Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of PSEG Common Stock at the time of any such exercise and thus are dependent upon future performance of PSEG Common Stock.

EMPLOYMENT CONTRACTS AND ARRANGEMENTS

     PSEG has entered into an employment agreement dated as of June 16, 1998 with Mr. Ferland covering his employment as Chief Executive Officer through March 31, 2005. Under the Agreement, Mr. Ferland has agreed not to retire prior to March 31, 2002, but may retire thereafter. The Agreement provides that Mr. Ferland will be renominated for election as a Director during his employment under the Agreement. The Agreement provides that Mr. Ferland's base salary, target annual incentive bonus and long term incentive bonus will be determined based on compensation practices for CEOs of similar companies and that his annual salary will not be reduced during the term of the Agreement, and awards him 150,000 shares of restricted PSEG Stock, of which 60,000 shares vest 2002; 20,000 shares vest in 2003; 30,000 shares vest in 2004; and 40,000 shares vest in 2005. Any non-vested shares are forfeited upon his retirement unless the Board of Directors, in its discretion, determines to make payment. The Agreement provides for the granting of 22 years of pension credit for Mr. Ferland's prior service, which was awarded at the time of his employment. The Agreement further provides that if Mr. Ferland is terminated without "Cause" or resigns for "Good Reason" (as those terms are defined in the Agreement) during the term of the Agreement, the entire stock award becomes vested, he will be paid a benefit of two times base salary and target bonus, and welfare benefits will be continued for two years unless sooner employed. In the event such a termination occurs after a "Change in Control" (as defined), the payment to Mr. Ferland becomes three times the sum of salary and target bonus, continuation of welfare benefits for three years unless sooner reemployed, payment of the net present value of providing three years additional service under PSEG's retirement plans, and a gross-up for excise taxes on any termination payments due under the Internal Revenue Code. The Agreement provides that Mr. Ferland is prohibited from competing with or recruiting employees from PSEG or its subsidiaries or affiliates for two years after termination of employment. Violation of these provisions requires a forfeiture of a portion of the restricted stock grant and certain other benefits.

     The principal remaining applicable terms of an employment agreement entered into with Mr. Murray at the time of his employment, as modified in 1998, provide for the grant of additional years of credited service for retirement purposes in light of allied work experience of five years after completion of five years of employment, and up to seventeen years after completion of approximately nine years of employment.

     The principal remaining applicable terms of an employment agreement entered into with Mr. Keiser at the time of his employment provide that his salary may not be decreased during the first five years of employment, if discharged without cause during such period he will be paid his salary for a twelve-month period or the remainder of the five year period, whichever is less, and the grant of twenty years of additional credited service for retirement purposes after completion of five years of employment, in light of allied work experience.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During all or part of 1998, each of the following individuals served as a member of the Organization and Compensation Committee: Irwin Lerner, Chairman, Ernest H. Drew, T.J. Dermot Dunphy, Raymond V. Gilmartin, Conrad K. Harper, Marilyn M. Pfaltz and Josh S. Weston. During 1998, no member of the Organization and Compensation Committee was an officer or employee or a former officer or employee of the PSEG group of companies. During 1998, Mr. Codey served as a director of Sealed Air Corporation, the Chairman of the Board and Chief Executive Officer of which, T.J. Dermot Dunphy, served as a director and member of the Organization and Compensation Committee of PSEG during 1998.

COMPENSATION OF DIRECTORS AND CERTAIN BUSINESS RELATIONSHIPS

     A director who is not an officer of PSEG or its subsidiaries and affiliates is paid an annual retainer of $22,000 and a fee of $1,200 for attendance at any Board or committee meeting, inspection trip, conference or other similar activity relating to PSEG, PSE&G or Energy Holdings. Fifty percent of the annual retainer is paid in PSEG Common Stock. No additional retainer is paid for service as a director of PSE&G or Energy Holdings. Beginning in 1999, each Committee Chair will receive an additional annual retainer of $3,000.

     PSEG also maintains a Stock Plan for Outside Directors pursuant to which directors who are not employees of PSEG or its subsidiaries receive 300 shares of restricted stock for each year of service as a director. Beginning in 1999, this amount will be increased to 600 shares annually. Such shares held by each non-employee director are included in the table above under the heading Security Ownership of Directors and Management.

     The restrictions on the stock granted under the Stock Plan for Outside Directors provide that the shares are subject to forfeiture if the director leaves service at any time prior to the Annual Meeting of Stockholders following his or her 70thbirthday. This restriction would be deemed to have been satisfied if the director's service were terminated after a "change in control" as defined in the Plan or if the director were to die in office. PSEG also has the ability to waive these restrictions for good cause shown. Restricted stock may not be sold or otherwise transferred prior to the lapse of the restrictions. Dividends on shares held subject to restrictions are paid directly to the director, and the director has the right to vote the shares.

COMPENSATION PURSUANT TO PENSION PLANS

     The table below illustrates annual retirement benefits for executive officers expressed in terms of single life annuities based on the average final compensation and service shown and retirement at age 65. A person's annual retirement benefit is based upon a percentage that is equal to years of credited service plus 30, but not more than 75%, times average final compensation at the earlier of retirement, attainment of age65 or death. These amounts are reduced by Social Security benefits and certain retirement benefits from other employers. Pensions in the form of joint and survivor annuities are also available.

                                        PENSION PLAN TABLE
                                                           LENGTH OF SERVICE
  AVERAGE FINAL                      ------------------------------------------------------------
  COMPENSATION                       30 YEARS         35 YEARS          40 YEARS         45 YEARS
  ------------                       --------         --------          --------         --------
  400,000 .........................   240,000          260,000           280,000          300,000
  500,000 .........................   300,000          325,000           350,000          375,000
  600,000 .........................   360,000          390,000           420,000          450,000
  700,000 .........................   420,000          455,000           490,000          525,000
  800,000 .........................   480,000          520,000           560,000          600,000
  900,000 .........................   540,000          585,000           630,000          675,000
1,000,000 .........................   600,000          650,000           700,000          750,000
1,100,000 .........................   660,000          715,000           770,000          825,000
1,200,000 .........................   720,000          780,000           840,000          900,000
1,300,000 .........................   780,000          845,000           910,000          975,000

     Average final compensation, for purposes of retirement benefits of executive officers, is generally equivalent to the average of the aggregate of the salary and bonus amounts reported in the Summary Compensation Table above under "Annual Compensation" for the five years preceding retirement, not to exceed 130% of the average annual salary for such five year period. Messrs. Ferland, Codey, Dougherty, Murray and Keiser will have accrued approximately 48, 41, 48, 41and 30 years of credited service, respectively, as of age65.

                     ORGANIZATION AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The compensation program for executive officers of PSEG, PSE&G and Energy Holdings is administered by the Organization and Compensation Committee of the PSEG Board of Directors. During 1998, the Committee consisted solely of non-employee directors. Effective March 2, 1998, the Committee membership changed as part of a general rotation of assignments to the various committees of the Board. Ernest H. Drew and Conrad K. Harper joined and Marilyn M. Pfaltz left the Committee. Policies and plans developed by the Committee are approved by the full Board of Directors. Administration of the plans is the responsibility of the Committee.

     The Committee's philosophy on executive compensation is to base compensation on the value and level of performance of the executive and to link compensation to shareholder value. To achieve this result, the Committee has developed and administers several pay delivery systems designed to focus executive efforts on improving corporate performance. These systems include base salary, an annual incentive plan and a long-term incentive plan. Over the past several years, the Committee has shifted the relationship of these elements to place a higher proportion on stock options to increase the linkage of executive compensation with long-term shareholder value. Also included as compensation are a deferred compensation plan, employer contributions to a thrift plan and an employee stock purchase plan.

     Base salary levels are reviewed annually using compensation data compiled by outside compensation experts for similar positions and comparable companies. The utilities surveyed include some of, but are not limited to, those included in the Dow Jones Utilities Index. Most of the general industry companies surveyed are included in the S&P 500 Composite Stock Price Index. Each of these indices are shown in the Performance Graph below. For PSE&G positions, market data is reviewed for large electric and gas utilities, as well for general industry, while for Energy Holdings positions, relevant general industry data is taken into consideration. Individual performance of the executive with respect to corporate performance criteria is determined and taken into account when setting salaries against the competitive market data. Such corporate performance criteria include attainment of business unit plans and financial targets as well as individual measures for each executive officer related to such person's area of responsibility. In addition, factors such as leadership ability, managerial skills and other personal aptitudes and attributes are considered. Base salaries for satisfactory performance are targeted at the median of the competitive market. Generally, for 1998, base salaries were increased from 1997 levels to reflect general market adjustments for comparable positions.

     For fiscal year 1998, the base salary of E. James Ferland, Chairman of the Board, President and Chief Executive Officer, based on overall performance and consideration of market data, was set at a rate which was slightly below the median of comparable size utilities and of general industry. Since the incentive compensation plans discussed below are based in part upon a percentage of salary, these elements of Mr. Ferland's compensation may be affected by increases in salary. In determining base salary for Mr. Ferland, individual performance in relation to corporate performance factors such as achievement of PSE&G and Energy Holdings business plans, financial results, human resources management, nuclear operations, effectiveness of transition to competitive environment and civic leadership are utilized.

     The Management Incentive Compensation Plans are designed to motivate and reward executives of PSE&G and Energy Holdings for both achievement of individual goals and overall company results. For each year, each individual executive officer has a target incentive award, expressed as a percentage of salary ranging from 25% to 55%, established by the Committee. The target percentages were increased for 1998 to better align executive officers with industry practice. Each individual target incentive award is multiplied by two components, one reflecting corporate goal results and one reflecting individual goal results. The corporate goal for 1998 was based upon a comparison of PSEG return on capital of a group of utilities which comprise the Dow Jones Utilities Index and results against target in PSE&G's Customer Satisfaction Management Survey Weighted Average Index, which surveys satisfaction among five customer classes. Beginning in 1998, the return on capital was measured as of September 30, rather than December 31, in order to permit award determinations to be made and paid closer in time to year-end.

     The corporate goal is computed by assigning an award factor of between 0 and 1.5 based upon the comparison of return on capital adjusted by adding or subtracting a factor ranging from -0.5 to +0.5 to reflect the results of the Customer Satisfaction Management Survey. No award is granted if PSEG's return on capital falls below a threshold amount which is one percentage point below the median return of the comparison group. A return of one percentage point above the median results in an award factor of 1.5. After applying the corporate goal factor, the resulting amount is further multiplied by an individual factor of between 0 and 1.5, based upon the executive's accomplishment of specific objectives. The criteria utilized with respect to a significant percentage of such individual specific objectives were the attainment of certain corporate performance goals. Depending on the executive officer, for 1998 these corporate factors were financial performance, nuclear performance, cost savings, regulatory and public policy strategies, new business development, customer satisfaction, business strategy, safety, restructuring and business systems integration.

     Annual awards are determined within 120 days of the end of the fiscal year. Awards for 1998 performance, including Mr. Ferland's, were determined in February 1999. Mr. Ferland's 1998 annual incentive award, as determined in February 1999 based upon 1998 performance, reflects that (i) PSEG's 1998 return on capital ranked above the median of the comparison group, the Dow Jones Utilities Index, (ii) the results of the Customer Satisfaction Management Survey exceeded the target and (iii) improvements were made in certain of PSEG's operating activities. For 1998, Mr. Ferland's target award was set at 55% of salary and his individual multiplier, reflecting accomplishments of specific objectives, was set at the average of the individual amounts of the other participants in the plans. For 1998, the corporate goal factor was 1.3 and Mr. Ferland's individual goal factor was 1.136. For each of those years, Mr. Ferland's specific objectives primarily reflected the individual goals of the executive officers of PSEG, including the various corporate factors noted above.

     The Long-Term Incentive Plan is designed to provide a direct linkage between the executive's interests and increases in shareholder value by encouraging certain executives of PSEG and its subsidiaries to increase their ownership of PSEG Common Stock. It is also designed to motivate and reward executives for meeting corporate objectives that are intended to more closely align the executives' interest with the long-term interests of PSEG's shareholders.

     The plan's design includes the granting of stock options in tandem with performance units and dividend equivalents, as well as the granting of options not in tandem with performance units and dividend equivalents. In 1998, primarily non-tandem stock options were granted in order to strengthen the linkage of compensation to stock ownership and performance, increase stock ownership of executive officers and better align their total compensation with the competitive market. In the case of tandem grants, as to which a grant to only one executive officer was made in 1998, cash payment is made only if the specified performance level is achieved, dividend equivalents have accrued and options are exercised. Any such payment is based on the value of performance units awarded and dividend equivalents accrued, if any, as measured during the three-year period ending the year prior to the year in which payment, if any, is made. Grant levels are determined by the Committee based upon several factors including the participant's ability to contribute to the overall success of PSEG and its subsidiaries and competitive market data. The level of grants and the value of the performance units are reviewed annually by the Committee. The Committee does not consider the current level of options held by executive officers when determining option grants.

     In 1998, the total value of the grant of options and of the tandem grant of options, performance units and dividend equivalents to executive officers as a group was targeted at the median of the competitive market, but, depending upon individual factors for particular executives, in some cases was either above or below the median. In 1998, Mr. Ferland was granted 150,000 non-tandem options. The grant of stock options to Mr. Ferland was at approximately the median of the comparative market data.

     In 1998, the performance unit value was determined by PSEG's total return to shareholders, over a three-year performance period, as compared to the companies in the Dow Jones Utilities Index. The higher the ranking of PSEG in the group, the greater the value of the performance unit. If PSEG ranks in the top three out of fifteen in the group, executives receive 125% of the target award. If PSEG ranks as the fourth company, executives receive 100% of the target award, with decreasing awards from 90% down to 10%, if PSEG is the fifth through the thirteenth company, respectively. No award is given if PSEG's total return to shareholders falls below the thirteenth company out of fifteen.

     In 1998, PSEG's long-term performance as measured by the total return to shareholders over the 1995 through 1997 period placed it as the twelfth company. Therefore, performance unit awards equal to 20% of the target award were granted.

     Mr. Ferland was awarded 150,000 shares of restricted PSEG Common Stock under an Employment Agreement entered into in 1998, which shares vest in stages annually through 2005. The award was designed to align his interests with an increase in shareholder value and to incent him to remain with PSEG as CEO through March 31, 2005.

     Section 162(m) of the Internal Revenue Code, which became effective January1, 1994, generally denies a deduction for Federal income tax purposes for compensation in excess of $1 million for persons named in the proxy statement, except for compensation pursuant to stockholder-approved performance-based plans and for compensation that is paid pursuant to certain contracts entered into prior to February 1993. Mr. Ferland was the only executive officer for whom compensation paid in 1998 for Federal income tax purposes exceeded $1 million. The Committee and PSEG have determined that the amount as to which a deduction is not allowed by reason of Section 162(m) is not sufficient to warrant taking any action at this time to modify the compensation program, but will continue to evaluate executive compensation in light of Section 162(m).

     Members of the Organization and Compensation Committee:

            Irwin Lerner, Chairman         Raymond V. Gilmartin
            Ernest H. Drew                 Conrad K. Harper
            T. J. Dermot Dunphy            Josh S. Weston

                               PERFORMANCE GRAPH

     The graph below shows a comparison of the five-year cumulative total return assuming $100 invested on December 31, 1993 in PSEG Common Stock, the S&P 500 Composite Stock Price Index and the Dow Jones Utilities Index.

O PSEG
O S & P 500
O Dow Jones Utilities

                    [GRAPHICAL REPRESENTATION OF LINE CHART]

                        1993      1994      1995       1996      1997      1998
                        ----      ----      ----       ----      ----      ----
PSEG                   100.00     89.74    111.70     107.51    135.87    180.83
S&P 500 Stock Index    100.00    101.32    139.40     171.40    228.59    293.91
Dow Jones Utilities    100.00     84.71    111.80     121.98    150.03    178.35


PROPOSAL 2

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditors to make the annual audit of the books of account and supporting records of PSEG for 1999, subject to the ratification of the stockholders entitled to vote for the election of directors, by a majority of the votes cast on the question of such ratification, provided a quorum is present, at the Annual Meeting of Stockholders.

     Deloitte & Touche LLP has made the annual audit of the books of account since 1973. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

                                LEGAL PROCEEDINGS

     As previously disclosed in PSEG's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, in October 1995, PSEG received a letter from a representative of a purported shareholder demanding that it commence legal action against certain of its officers and directors with regard to nuclear operations of PSE&G's Salem and Hope Creek generating stations. The Board of Directors promptly commenced an investigation and advised the purported shareholder thereof. While the investigation was pending, the purported shareholder nevertheless commenced, by complaint filed in December 1995, a shareholder derivative action on behalf of PSEG shareholders against the then incumbent directors, except Dr. Remick. Similar derivative complaints were filed by two profit sharing plans and one individual in February and March 1996 against Messrs. Ferland, Codey and others. On March 19, 1996, the Board's investigation was concluded, and the Board determined that this litigation should not have been instituted and should be terminated. On July 3, 1996, another individual purported shareholder filed a similar complaint naming the same defendants as the first derivative lawsuit. On August 21, 1996, all defendants filed motions to dismiss all four derivative actions, which motions were denied and attempts to appeal were unsuccessful. The defendants have filed motions for summary judgment to dismiss all four of the cases, which motions are pending. One of the plaintiffs has sold her shares and has withdrawn from the litigation. Another of the plaintiffs (a profit sharing plan) has been dissolved, and one of the individual participants in the plan is maintaining the litigation in his individual name. The four complaints generally seek recovery of damages for alleged losses purportedly arising out of PSE&G's operation of the Salem and Hope Creek generating stations, together with certain other relief, including removal of certain executive officers of PSE&G and PSEG and certain changes in the composition of PSEG's Board of Directors. Discovery in all four cases is proceeding to permit plaintiffs to respond to the defendants' motions for summary judgment.

     As previously disclosed in PSEG's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, on June 25, 1998, a complaint was filed against the directors of PSEG, and PSEG as a nominal defendant, by the same purported shareholder of PSEG who instituted the December 1995 shareholder derivative suit, alleging that the 1996, 1997 and 1998 proxy statements provided to shareholders of PSEG were false and misleading by reason, among other things, of failure to disclose certain material facts relating to
(i) the controls over and oversight of PSEG's nuclear operations, (ii) the condition of problems at and reserves with respect to PSEG's nuclear operations,
(iii) the demand letter and derivative litigation disclosed above, (iv) PSEG's liabilities to the Salem co-owners as a result of the shutdown of the Salem plants and (v) a shareholder proposal relating to operations of Salem 1 and 2 which was voted upon at the 1998 annual meeting of shareholders. The complaint sought to have the 1996, 1997 and 1998 proxy statements declared to be in violation of law, and to set aside the elections of directors of PSEG, the ratification of the selection of Deloitte & Touche LLP as PSEG's auditors at those annual meetings and the other matters voted upon at the 1996, 1997 and 1998 annuals meetings, and to require PSEG to conduct a special meeting of shareholders providing for election of directors following timely dissemination of a proxy statement approved by the Court hearing this matter, which should include as nominees for election as directors persons having no previous relationship with PSEG or the current directors, and other relief. A motion to dismiss the complaint was granted by the Court on November 10, 1998, except with respect to allegations concerning the 1998 shareholder proposal and with respect to the disclosure in the 1998 proxy statement of the settlement of litigation between PSE&G and the Salem co-owners. Following the filing of an amended complaint and a second amended complaint, the Court, on January 19, 1999, again granted defendants' motion to dismiss the second amended complaint, again except to the extent set forth in the Court's November 10, 1998 decision. Discovery on the two remaining claims has commenced.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended for inclusion in next year's Proxy Statement should be sent to Edward J. Biggins, Jr., Secretary, T4B, Public Service Enterprise Group Incorporated, 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171, and must be received by November 12, 1999.

                      DISCRETIONARY PROXY VOTING AUTHORITY

         If PSEG is not notified by January 25, 2000 of any proposal intended to be presented for consideration at the 2000 Annual Meeting of Stockholders, then the proxies named by PSEG management with respect to that meeting shall have discretionary voting authority with respect to such proposal if presented at the meeting.

                                  MISCELLANEOUS

     If any matters not described in this Proxy Statement should come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote proxies given in said form in respect of any such matters in accordance with their best judgment. As of the date of this Proxy Statement, the Board of Directors and the management of PSEG did not know of any other matters which might be presented for stockholder action at the meeting, except for matters omitted from this Proxy Statement pursuant to rules of the Securities and Exchange Commission.

     The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by PSEG. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of PSEG and its subsidiaries, in person or by telephone, telegraph or facsimile. PSEG has also retained Morrow & Co. to aid in the solicitation of proxies from brokers, bank nominees, other institutional holders and certain large individual holders. The anticipated cost of such services is approximately $10,000, plus reimbursement of expenses.

     A summary of the proceedings at the Annual Meeting will be mailed to stockholders. PSEG will also provide without charge to each person solicited, on the written request of any such person, a copy of its Annual Report on Form 10-K for the year 1998, which has been filed with the Securities and Exchange Commission. Any such request should be made in writing to Morton A. Plawner, Treasurer, Public Service Enterprise Group Incorporated, 80 Park Plaza, T6B, P.O. Box 1171, Newark, New Jersey 07101-1171. Any such copy of PSEG's Annual Report on Form 10-K so furnished will not include any exhibits thereto, but will be accompanied by a list briefly describing all such exhibits, and PSEG will furnish any such exhibit upon request and upon payment of the fee specified therefor.

                          By order of the Board of Directors,
                                EDWARD J. BIGGINS, JR.
                                          Secretary

March 2, 1999

                                    APPENDIX

                              FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Management's Discussion and Analysis of
  Financial Condition and Results of Operations .........................   A-1

Consolidated Statements of Income .......................................   A-23

Consolidated Balance Sheets .............................................   A-24

Consolidated Statements of Cash Flows ...................................   A-26

Consolidated Statements of Common Stockholders' Equity ..................   A-27

Notes to Consolidated Financial Statements ..............................   A-28

Financial Statement Responsibility ......................................   A-74

Independent Auditors' Report ............................................   A-75

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PSEG

      This discussion refers to the Consolidated Financial Statements and related Notes of Public Service Enterprise Group Incorporated (PSEG) and should be read in conjunction with such statements and notes.

CORPORATE STRUCTURE

      PSEG has two principal direct wholly-owned subsidiaries: Public Service Electric and Gas Company (PSE&G) and PSEG Energy Holdings Inc. (Energy Holdings), formerly Enterprise Diversified Holdings Incorporated. PSEG's largest subsidiary, PSE&G, is an operating public utility providing electric and gas service in certain areas within the State of New Jersey.

      Energy Holdings is the parent of PSEG's non-utility businesses: PSEG Global Inc. (Global), formerly Community Energy Alternatives Incorporated, an investor in and developer and operator of projects in the generation and distribution of energy, including cogeneration and independent power production
(IPP) facilities, electric distribution companies, exempt wholesale generators
(EWGs) and foreign utility companies (FUCOs); PSEG Resources Inc. (Resources), formerly Public Service Resources Corporation, which has made primarily passive investments; PSEG Energy Technologies Inc. (Energy Technologies), formerly Energis Resources Incorporated, which provides a variety of energy related services to industrial and commercial customers both within and outside of PSE&G's traditional service territory; and Enterprise Group Development Corporation (EGDC), a nonresidential real estate development and investment business. Energy Holdings also has two finance subsidiaries: PSEG Capital Corporation (PSEG Capital), which provides privately-placed debt financing to Energy Holdings' operating subsidiaries, except Energy Technologies, on the basis of a minimum net worth maintenance agreement with PSEG and Enterprise Capital Funding Corporation (Funding), which provides privately-placed debt financing to Resources, Global and their subsidiaries, which debt is guaranteed by Energy Holdings, but without direct support from PSEG. EGDC has been conducting a controlled exit from its real estate business since 1993. In July 1996, Energy Holdings sold Energy Development Corporation (EDC), an oil and gas subsidiary.

      As of December 31, 1998 and 1997, PSE&G comprised 82% and 83%, respectively, of PSEG's assets. For each of the years 1998, 1997 and 1996, PSE&G revenues were approximately 94%, 96%, and 96%, respectively, of PSEG's revenues and PSE&G's earnings available to PSEG for such years were 92%, 92% and 87%, respectively, of PSEG's net income.

OVERVIEW OF 1998 AND FUTURE OUTLOOK

      In 1998, energy industry restructuring continued to advance in New Jersey as PSE&G completed the evidentiary hearings related to the Energy Master Plan and the Office of Administrative Law filed its decision providing its recommendations to the New Jersey Board of Public Utilities (BPU). On February 9, 1999, the New Jersey Electric Discount and Energy Competition Act (Energy Competition Act) was enacted. It provides that all New Jersey retail electric customers may select their electric supplier commencing August 1, 1999 and all New Jersey retail gas customers may select their gas suppliers commencing January 1, 2000, thus fully opening the New Jersey energy markets to competition. The Energy Competition Act also:

      o Requires electric rate decreases of at least 10%, to be phased in over a period of up to 36 months.

      o Allows utilities to have an opportunity to recover up to 100% of electric-related stranded (above market) costs.

      o Allows securitization of up to 75% of electric-related stranded costs.

      o Permits the BPU to require the functional separation or divestiture of generating assets if required for competition to develop.

      o Provides for customer account services (e.g., metering, billing and related administrative services) to become competitive in one year.

      o Authorizes private and municipal aggregation of customers to collectively choose their electric supplier.

      o Authorizes "shopping credits" or discounts for customers that switch from their current electric utility supplier.

      o Requires disclosure of the environmental impact of generation used for supplying electric customers.

      o Authorizes the collection of costs of certain social programs, nuclear plant decommissioning, demand side management, manufactured gas plant clean up costs and consumer education through a non-bypassable Societal Benefits Charge.

      The BPU has been conducting related proceedings pursuant to the New Jersey Energy Master Plan (Energy Master Plan), under which the BPU is expected to issue a series of orders that will decide both generic issues for the energy industry (e.g., affiliate standards) and company specific matters (e.g. the levels of rate decrease, shopping credit, stranded asset recovery and securitization) for each utility. The BPU has set a target date of March 31, 1999 for issuing an electric restructuring order, but has yet to establish a target date for the gas restructuring order. For further discussion of the aforementioned BPU activities, the Energy Competition Act and the forthcoming BPU proceedings (collectively, the Energy Master Plan Proceedings), see Note 2. Regulatory Issues of Notes to Consolidated Financial Statements (Notes). These decisions will fundamentally change the energy industry in New Jersey and will result in competitive markets for electric and gas supply and for customer services. The transmission and distribution businesses will remain regulated. The outcome of these proceedings could have a material adverse impact on PSEG's and PSE&G's financial condition, results of operations and net cash flows including a potentially material impact resulting from the discontinuation of the regulated accounting model currently used by PSE&G. For discussion of potential accounting changes resulting from deregulation, see Note 19. Accounting Matters of Notes.

      PSEG has been engaged in the competitive energy business for a number of years through certain of its non-utility subsidiaries. Due to the regulatory changes outlined above, in the future, PSEG will include a larger component of competitive businesses. As the unregulated component of the business continues to grow, potential financial risks and rewards will be greater, financial requirements will change, and the volatility of earnings will increase. The pending regulatory decisions and the business experience PSEG has acquired in operating non-regulated energy business will be significant components in determining future success.

      As part of its Energy Master Plan proposal, PSE&G has proposed to recover $2.5 billion of its potentially stranded costs through the issuance of its transition bonds, referred to as securitization. The Energy Competition Act provides that the net proceeds from securitization must be used to reduce utility debt and equity. Dependent upon the level of securitization authorized by the BPU in the Energy Master Plan Proceedings, PSE&G may use a number of alternatives to reduce utility debt and equity, including purchasing outstanding PSEG common stock and the redemption, tender or purchase of outstanding PSE&G mortgage bonds and PSE&G preferred stock. For further discussion of securitization, see Note 2. Regulatory Issues of Notes.

      To the extent that recovery of stranded costs occasioned by deregulation are not probable of recovery and not eligible for deferred accounting treatment under Statement of Financial Accounting Standards (SFAS) No. 71, "Accounting for the Effects of Certain Types of Regulation" (SFAS 71) and EITF Issue 97-4, "Deregulation of the Pricing of Electricity - Issues Related to the Application of FASB Statements No. 71 and No. 101" (EITF 97-4), PSE&G would incur an extraordinary, non-cash charge to operations, which could be material to the financial position and results of operations of PSEG and PSE&G. For discussion of potential accounting changes due to deregulation, see Note 19. Accounting Matters of Notes.

      PSEG and PSE&G believe that the end result of the Energy Master Plan Proceedings will involve a fundamental change in the way their businesses are conducted. These changes may impact financial operating trends and could result in earnings volatility, write down of asset values, reduction in dividend payments and adverse impacts on revenues due to the mandated electric rate cut, electric and gas retail choice and fuel and energy price risks. PSE&G is actively seeking regulatory and operational changes that will allow it to provide energy services in a safe and reliable manner at competitive prices while achieving strong financial performance.

      Many forces are reshaping how the utility industry meets the needs and expectations of its customers and shareholders. Profound changes in the way the industry is regulated are affecting how PSEG conducts business and its financial prospects in the future. Competitive changes in the utility industry continued to occur in 1998 and will continue to occur in 1999. For discussions of the New Jersey Energy Master Plan Proceedings and other rate matters, see Note 2. Regulatory Issues and Note 3. Regulatory Assets and Liabilities of Notes.

      The New Jersey Gross Receipts and Franchise Tax (NJGRT) was eliminated effective January 1, 1998 and replaced with a combination of the New Jersey Corporate Business Tax which is a State income tax, the State sales and use tax and a Transitional Energy Facility Assessment (TEFA), with no material impact on the financial condition, results of operations and net cash flows of PSEG and PSE&G. As a result of such tax reform, after the phase out of the TEFA, the effective state tax rate applicable to PSE&G will be substantially reduced, putting PSE&G on a more level playing field with competitors. For additional discussion of energy tax reform, see Note 12. Income Taxes of Notes.

      To the extent that the discussion that follows reports on business conducted under full monopoly regulation of the utility business, it must be understood that such business will change in 1999 and that past results are not necessarily an indication of future business prospects or financial results.

      In 1998, PSE&G's operations were highlighted by the return to service of Salem 1 and the overall successful operation of the nuclear generation program. Complimenting PSE&G's generation capability was the activity of its wholesale energy operations which positively contributed to PSE&G's results and, through its risk management policies, mitigated PSE&G's exposure to the dramatic price volatility and credit concerns seen throughout the energy commodity markets during the summer of 1998 (see Qualitative and Quantitative Disclosures About Market Risk).

     In 1998, Energy Holdings continued to implement its strategy to develop its business through international expansion as Global made its first investment in India and continued its growth in Latin America through the acquisition of its third

Argentine electric distribution company. Resources also continued its investment strategy through its investments in several leveraged leases on energy-related assets in Europe. For discussion of related risks, see Qualitative and Quantitative Disclosures About Market Risk and Foreign Operations.

      Going forward, PSEG will continue to pursue its strategies to grow its family of businesses. As previously reported, more emphasis will be placed on finding opportunities for expansion outside of its traditional utility services and markets. PSE&G's strategy is to size its electric generation fleet in New Jersey to meet its anticipated needs, while seeking to increase its value and manage commodity price risk through its wholesale trading activity. PSE&G will also seek to capitalize on synergies which may exist with its natural gas purchasing and trading activities. PSE&G's transmission and distribution strategy, both gas and electric, is to provide cost-effective, high quality service. PSEG will also consider opportunities for expansion through business combinations. Global's strategy is to invest in both generation and distribution facilities worldwide with the goal of creating long-term value. Resources' strategy is to continue focusing on passive investments in the energy sector worldwide seeking to provide earnings and economic value. Energy Technologies' strategy is to expand upon the current energy related services it provides to industrial and commercial customers to create long-term value and to participate in the retail energy marketplace.

      Successful implementation of these strategies, coupled with the restructuring of the electric and gas industries will shift more of the assets and earnings of the PSEG companies from regulated to competitive businesses. As a result of the deregulation of the electric utility industry, PSE&G could be required to separate its electric generation services, and potentially other competitive services, from its regulated utility operations and to possibly transfer those operations to an entity functionally independent from PSE&G.

RESULTS OF OPERATIONS

      Basic and diluted earnings per share of PSEG common stock (Common Stock) were $2.79 in 1998, representing an increase of $0.38 per share or 16% from 1997. Basic and diluted earnings per share were $2.41 in 1997, a decrease of $0.11 per share or 4% from 1996.

      PSE&G's contribution to earnings per share of Common Stock in 1998 increased $0.37 or 17% compared to 1997 primarily due to the settlement of the lawsuits filed by the co-owners of Salem which negatively impacted 1997 earnings by $0.27 per share, an increase in electric revenues resulting from considerably warmer weather in the third quarter of 1998 and wholesale power activities of PSE&G (see Item 7A. Qualitative and Quantitative Disclosures About Market Risk). These increases were partially offset by lower gas sales in 1998 due to mild winter weather during the 1998 heating seasons. It is expected that PSE&G's 1999 earnings will be impacted by the outcome of the Energy Master Plan Proceedings.

      Energy Holdings' contribution to earnings per share in 1998 increased $0.01 or 5% compared to 1997. Energy Holdings' earnings were primarily those of PSEG Resources due to the strong overall performance of its investment portfolio, including leveraged leases, limited partnerships, leveraged buyout funds and marketable securities. Global's 1998 earnings were negatively impacted by the loss on the sale of its investment in an electric generating facility located in Colombia. Global's 1999 earnings will be negatively impacted as a result of the recent economic developments in Brazil, including the devaluation of its currency, however, this is not expected to have a material adverse effect on the results of operations for PSEG. For further discussion, see Foreign Operations and Note 20. Subsequent Events of Notes.

      PSE&G's contribution to earnings per share in 1997 decreased $0.07 or 3% compared to 1996 due to higher administrative costs attributable to systems modifications for Year 2000 readiness, legal fees associated with the settlement of the Salem co-owner litigation and a gain recorded in the second quarter of 1996 from the repurchase of a portion of PSE&G's outstanding cumulative preferred stock at discounts to par. These decreases were partially offset by lower operation and maintenance expenses at Salem and the Hudson generating station. Salem's refueling outage expenses and restart activities declined while Hudson's expenses benefited from a decrease in the workforce as well as a reduction of outage work performed in 1997. Earnings per share in 1997 and 1996 were each negatively impacted by charges related to the shutdown of Salem 1 and 2 which began in 1995. The settlement of the lawsuits filed by the co-owners of Salem negatively impacted 1997 earnings by $0.27 per share and refunds required by the BPU's December 31, 1996 Order (December 31st Order) which resolved Salem and other outstanding regulatory issues negatively impacted 1996 earnings by $0.25 per share. For discussion of the December 31st Order, see Note 2. Regulatory Issues of Notes.

      Energy Holdings' contribution to earnings per share in 1997 decreased $0.14 or 17% compared to 1996 primarily due to the inclusion in 1996 of earnings of $0.10 per share related to the discontinued operations of EDC and higher operating expenses of Energy Technologies as it continued to grow.

      As a result of PSEG's stock repurchase program which began in July 1996, earnings per share of Common Stock for 1997 increased $0.10 from 1996. A total of 12.7 million shares were repurchased at a cost of $350 million under this program which concluded in January 1997.

      PSE&G--REVENUES

      Certain of the below listed year to year variances did not impact earnings as there was a corresponding variance in expense. To the extent fuel revenue and expense flowed through the LEAC and LGAC mechanisms, variances in fuel revenues and expenses offset and thus had no direct effect on earnings. These include base fuel revenues, demand side management (DSM) revenue and Remediation Adjustment Charge (RAC) revenue. See Note 2. Regulatory Issues and Note 3. Regulatory Assets and Liabilities of Notes for a discussion of LEAC, LGAC, RAC and DSM and their current and proposed status under the Energy Competition Act.

      ELECTRIC

      Electric revenues increased $113 million or 3% in 1998 and decreased $26 million or 1% in 1997. The increase in 1998 was primarily due to higher sales resulting from considerably warmer weather in the third quarter of 1998 augmented by positive economic factors in New Jersey. Additionally, revenue from wholesale power activities and DSM revenue were higher in 1998 than in 1997. These increases were partially offset by a decrease to revenue caused by New Jersey energy tax reform in 1998. For a discussion of energy tax reform, see
Note 12. Income Taxes of Notes. Collection of New Jersey Gross Receipts and Franchise Tax (NJGRT) was reflected in revenue and expense in prior years. As a result of energy tax reform, the portion of NJGRT replaced by the New Jersey sales and use tax is no longer reflected in revenue or expense on the income statement. State sales and use tax is a liability of the customer, collected by PSE&G and remitted to the State and is recorded in Other Current Liabilities on the Consolidated Balance Sheets.

      The decrease in 1997 was primarily due to lower kilowatt sales from unfavorable weather partially offset by 1996 refunds required by the December 31st Order.

      GAS

      Gas revenues decreased $378 million or 20 % in 1998 and increased $56 million or 3% in 1997. The decrease in 1998 is primarily due to lower therm sales resulting from milder winter weather in 1998 and energy tax reform.

      PSE&G--EXPENSES

      NET INTERCHANGED POWER AND FUEL FOR ELECTRIC GENERATION

      Net Interchanged Power and Fuel for Electric Generation increased $36 million or 4% in 1998 and decreased $10 million or 1% in 1997. The increase in 1998 was primarily due to increased sales of electricity resulting in increased purchases of fuel for electric generation and purchases of power from the PJM Interconnection, L.L.C. (PJM) pool. Effective January 1, 1998, the amount included for the LEAC under/overrecovery represents the difference between fuel-related revenues and fuel-related expenses which are comprised of the cost of generation and interchanged power at the PJM market clearing price. Effective April 1, 1998, PJM, as independent system operator (ISO), replaced the PJM uniform market clearing price with locational marginal pricing (LMP) for determining the market clearing pricing to energy providers. Experience to date shows no material adverse impact of this change to LMP on PSE&G's cost of Net Interchanged Power and Fuel for Electric Generation.

      To the extent fuel revenue and expense flow through the LEAC mechanism, variances in fuel revenues and expenses offset and thus have no direct effect on earnings. In 1999, the LEAC mechanism will be discontinued as a result of the Energy Master Plan Proceedings. This may increase earnings volatility and fuel and energy price risk since PSE&G will bear the full risks and rewards of changes in nuclear and fossil generating fuel costs and replacement power costs. For a discussion of fuel related revenue and expense included in the LEAC and for the current status of the LEAC, see Note 1. Organization and Summary of Significant Accounting Policies, Note 2. Regulatory Issues and Note 3. Regulatory Assets and Liabilities of Notes.

      GAS PURCHASED

      Gas Purchased decreased $131 million or 12% and $17 million or 2% in 1998 and 1997, respectively. The decrease in 1998 was primarily due to the milder winter weather in 1998. Due to the operation of the Levelized Gas Adjustment Clause (LGAC) mechanism, variances in fuel revenues and expenses offset and had no direct effect on earnings.

      OPERATION AND MAINTENANCE

      Operation and Maintenance expense increased $81 million or 6% in 1998 and decreased $23 million or 2% in 1997. The increase in 1998 was primarily due to higher DSM recovery resulting in a greater recognition of previously deferred expenses, higher information technology costs in 1998 due to Year 2000 remediation work, higher marketing costs, and higher administrative and general cost related to wholesale power activities. These increases were partially offset by lower nuclear operation and maintenance costs due to restart expenses in 1997 for Salem. DSM costs are currently recoverable through the demand side adjustment factor of the LEAC and are recorded in both expense and revenue and therefore, have no direct effect on earnings. For discussion of DSM under the Energy Master Plan Proceedings, see Note 2. Regulatory Issues of Notes.

      INCOME TAXES

      Income Taxes increased $91 million or 30% and $42 million or 16% in 1998 and 1997, respectively. The 1998 increase was primarily due to inclusion of New Jersey State income tax of $103 million in 1998. PSE&G became subject to New Jersey State income tax, effective January 1, 1998, due to energy tax reform in the State of New Jersey. For more detail on energy tax reform and changes in New Jersey taxes, see Note 12. Income Taxes of Notes. Partially offsetting the increase in 1998 was a decrease from 1997 in Federal income tax due to adjustments of prior year taxes. The 1997 taxes were higher due to an increase in pre-tax operating income.

      TRANSITIONAL ENERGY FACILITY ASSESSMENT (TEFA) / NEW JERSEY GROSS RECEIPTS AND FRANCHISE TAX (NJGRT)

      TEFA/NJGRT decreased $405 million or 70% and $22 million or 4% in 1998 and 1997, respectively. The 1998 decrease is due to New Jersey energy tax reform. For 1998, the amount represents TEFA unit-based taxes while the 1997 amount represents NJGRT unit-based taxes. The TEFA unit tax rates are approximately 30% of the NJGRT unit tax rates. See Note 12. Income Taxes of Notes for other impacts of New Jersey energy tax reform.

      SETTLEMENT OF SALEM LITIGATION

      In January and February 1997, the settlement of the Salem litigation related to the 1995 shutdown was recorded. That settlement reduced Other Income and Deductions by $53 million, net of taxes of $29 million, in 1997. For a further discussion of the Salem settlement, see Note 2. Regulatory Issues of Notes.

      NET LOSS (GAIN) ON PREFERRED STOCK REDEMPTIONS

      Net Loss (Gain) on Preferred Stock Redemptions decreased $21 million in 1997 from the comparable 1996 period. The decrease was primarily due to an $18 million net gain on the repurchase of certain of PSE&G's outstanding cumulative preferred stock at discounts to par in the second quarter of 1996.

      ENERGY HOLDINGS--NET INCOME

                                                          INCREASE OR (DECREASE)
                                         ----------------------------------------------------------
                                               1998 VS. 1997                 1997 VS. 1996
                                         ---------------------------   ----------------------------
                                                            PER                            PER
                                            AMOUNT         SHARE          AMOUNT          SHARE
                                         ------------  -------------   -------------   ------------
                                               (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)
Global..............................            $(6)         $(.03)            $4           $.02
Resources...........................             (3)          (.01)             3            .01
EGDC................................              6            .03             (5)          (.02)
Energy Technologies.................              5            .02            (12)          (.05)
                                         ------------  -------------   -------------   ------------
Continuing Operations...............              2            .01            (10)          (.04)
Discontinued Operations--EDC
  Income from Operations............             --             --            (11)          (.04)
  Gain on Sale......................             --             --            (13)          (.06)
                                         ------------  -------------   -------------   ------------
        Total.......................            $ 2           $.01           $(34)         $(.14)
                                         ============  =============   =============   ============

      CONTINUING OPERATIONS

      Energy Holdings' income from continuing operations was $49 million, a $2 million increase from 1997. Energy Holdings' earnings were primarily those of PSEG Resources due to the strong overall performance of its investment portfolio, including leveraged leases, limited partnerships, leveraged buyout funds and marketable securities. Global's 1998 earnings were negatively impacted by the loss on the sale of its investment in an electric generating facility located in Colombia. Global's 1999 earnings will be negatively impacted as a result of the recent economic developments in Brazil, including the devaluation of its currency, however, at present, this is not expected to have a material adverse effect on the results of operations for PSEG. For further discussion, see Foreign Operations and Note 20. Subsequent Events of Notes.

      Energy Holdings' income from continuing operations was $47 million for 1997, a $10 million decrease from 1996. The loss for Energy Technologies increased due to higher selling, general and administrative expenditures as Energy Technologies continued to grow. Resources' income increased primarily due to income from new lease investments, partially offset by lower income from partnership investments. Global's income increased due to improved financial performance of several projects.

      DISCONTINUED OPERATIONS

      EDC was sold on July 31, 1996. Income related to EDC operations was $11 million in 1996. Additionally, a gain of $13 million was recorded on the sale in 1996. For a discussion of discontinued operations, see Note 16. Discontinued Operations.

LIQUIDITY AND CAPITAL RESOURCES

      PSEG AND PSE&G

      PSEG is an exempt public utility holding company and, as such, has no operations of its own. The following is a discussion of PSEG's liquidity and capital resources on a consolidated basis, noting the uses and contributions of PSEG's two direct operating subsidiaries, PSE&G and Energy Holdings.

      Cash generated from PSE&G's operations is expected to continue to provide the major source of funds for PSE&G's operating needs. Energy Holdings' growth will be funded through external financings and cash generated from operations. PSEG's cash and cash equivalents totaled $140 million at the end of 1998 compared with $83 million at the end of 1997.

      PSEG and PSE&G believe that the deregulation of the utility industry will impact the sources and uses of cash in 1999 and beyond. Securitization as proposed in PSE&G's Energy Master Plan proposal and authorized in the Energy Competition Act will change the sources of cash flows. The cash received by PSE&G from the net proceeds of securitization is required by the Energy Competition Act to be applied to reduce outstanding debt and equity of the utility. The outcome of the Energy Master Plan Proceedings could have a material impact on the cash flows of PSEG and PSE&G. For further discussion of securitization, see Note 2. Regulatory Issues of Notes.

      On September 15, 1998, in anticipation of securitization of PSE&G's stranded costs afforded by the then proposed Energy Competition Act, the Board of Directors of PSEG authorized the repurchase of up to 10 million shares of Common Stock. Under the authorization, repurchases were made in the open market at the discretion of PSEG. The repurchased shares have been held as treasury stock. At December 31, 1998, PSEG had repurchased approximately 5.3 million shares of Common Stock at a cost of $207 million, under this authorization. As of February 8, 1999, PSEG had repurchased a total of 10 million shares at a cost of approximately $391 million under this program. On February 16, 1999, the Board of Directors of PSEG authorized the expansion of the repurchase program up to an aggregate of 20 million shares under substantially the same terms and conditions as the program which began in September 1998.

      Dividend payments on Common Stock were $2.16 per share and totaled $499 million for the year ended December 31, 1998. Amounts and dates of such dividends on Common Stock as may be declared in the future will necessarily be dependent upon PSEG's future earnings, cash flows, financial requirements, the outcome of the Energy Master Plan Proceedings (see Note 2. Regulatory Issues and
Note 3. Regulatory Assets and Liabilities of Notes), the receipt of dividend payments from its subsidiaries and other factors. Since 1986, PSE&G has made regular cash payments to PSEG in the form of dividends on outstanding shares of PSE&G's common stock. PSE&G has paid quarterly dividends on its common stock in each year commencing in 1948, the year of the distribution of PSE&G's common stock by Public Service Corporation of New Jersey, the former parent of PSE&G. PSE&G has not increased its dividend rates in seven years in order to retain additional capital for reinvestment and to reduce its payout ratio.

      PSE&G paid common stock dividends of $503 million and $523 million to PSEG during the years ended December 31, 1998 and 1997, respectively. Changes in PSE&G's financial condition that could result from the Energy Master Plan Proceedings could have a material adverse effect on the ability to maintain the dividend at such level. For discussion of the Energy Master Plan Proceedings, see Note 2. Regulatory Issues of Notes. Due to the growth in Energy Holdings investment activities, no dividends on Energy Holdings' common stock were paid in 1998 or are anticipated for 1999. From 1992 through 1996, Energy Holdings made regular cash payments to PSEG in the form of dividends on outstanding shares of Energy Holdings' common stock.

      PSEG and PSE&G, respectively, have issued Deferrable Interest Subordinated Debentures in connection with the issuance of their respective tax deductible preferred securities. If, and for as long as, payments on those Deferrable Interest Subordinated Debentures have been deferred, or PSEG or PSE&G, respectively, has defaulted on the applicable indenture related thereto or its guarantee thereof, neither PSEG nor PSE&G, respectively, may pay any dividends on its common or preferred stock. For detail on the capital securities of PSEG and PSE&G, see Note 6. Schedule of Consolidated Capital Stock and Other Securities of Notes.

      As shown on the Consolidated Statements of Cash Flows, net cash provided by operating activities totaled $1.422 billion in 1998, up from $1.095 billion in 1997. The major contributor in 1998 was net income of $644 million, which included $669 million of non-cash deductions for depreciation and amortization.

      Net cash provided by operating activities totaled $1.095 billion in 1997, down from $1.470 billion in 1996. The major contributor in 1997 was net income of $560 million, which included $630 million of non-cash deductions for depreciation and amortization.

      Net cash used in investing activities totaled $712 million in 1998, down from $1.614 billion in 1997. The primary use of such cash in 1998 was for utility plant additions, excluding Allowance for Funds Used During Construction
(AFDC), of

$535 million at PSE&G. Additionally there was a net increase in long-term investments of $58 million, including Resources' net increase in investments of $136 million, partially offset by Global's net decrease in investments primarily from the sale of investments in generation and co-generation companies of $47 million, and contributions made by PSE&G to the pension and nuclear decommissioning trust funds of $115 million.

      Net cash used in investing activities totaled $1.614 billion in 1997, up from $9 million in 1996. The primary use of such cash in 1997 was a net increase in long-term investments of $914 million, including Global's investments in distribution and generation companies of $852 million, Resources' net increase in investments of $97 million and utility plant additions, excluding Allowance for Funds Used During Construction (AFDC), of $542 million at PSE&G.

      Net cash used in financing activities was $653 million in 1998 as compared to $323 million of cash provided by financing activities in 1997. Major uses of such cash in 1998 were a decrease in short-term debt by PSE&G of $256 million, Energy Holdings of $61 million and PSEG of $75 million, the payment of dividends on Common Stock of $499 million and the purchase of Common Stock of $207 million. These uses were partially funded by cash provided by the issuance of preferred securities by PSEG's Enterprise Capital Trust I, II and III of $525 million. PSE&G's long-term debt (primarily Mortgage Bonds) decreased $99 million in 1998 while Energy Holdings' long-term debt decreased $208 million. PSEG's long-term debt at the holding company level increased $275 million in 1998 due to the issuance of Extendible Notes.

      Net cash provided by financing activities was $323 million in 1997 as compared to $1.244 billion of cash used in financing activities in 1996. Major contributors in 1997 were an increase in short-term debt by PSE&G of $468 million, Energy Holdings of $267 million and PSEG of $75 million, primarily used to fund certain scheduled long-term debt maturities, Global's investments and a net increase in long-term debt of $85 million, partially offset by the payment of dividends on Common Stock of $501 million. PSE&G's long-term debt decreased $287 million in 1997 while Energy Holdings' long-term debt increased $372 million.

      As of December 31, 1998, PSEG's capital structure consisted of 46.1% common equity, 43.0% long-term debt and 10.9% preferred securities. The capital structure as of December 31, 1997 consisted of 48.4% common equity, 45.3% long-term debt and 6.3% preferred securities.

      As a result of the 1992 focused audit of PSEG's non-utility businesses (Focused Audit), the BPU approved a plan which, among other things, provides that: (1) PSEG will not permit Energy Holdings' non-utility investments to exceed 20% of PSEG's consolidated assets without prior notice to the BPU (such investments at December 31, 1998 were approximately 17% of assets); (2) the PSE&G Board of Directors will provide an annual certification that the business and financing plans of Energy Holdings will not adversely affect PSE&G; (3) PSEG will (a) limit debt supported by the minimum net worth maintenance agreement between PSEG and PSEG Capital to $650 million and (b) make a good-faith effort to eliminate such support over a six to ten year period from April 1993; and (4) Energy Holdings will pay PSE&G an affiliation fee of up to $2 million a year to be applied by PSE&G through its LGAC and its LEAC to reduce utility rates. PSEG and Energy Holdings and its subsidiaries continue to reimburse PSE&G for the costs of all services provided to them by employees of PSE&G.

      As a result of PSEG's intent that Energy Holdings and its subsidiaries be its long-term growth vehicles, financing requirements connected with the continued growth of Energy Holdings, changes to the utility industry expected from the final outcome of the Energy Master Plan Proceedings and potential accounting impacts resulting from the deregulation of the generation of electricity and the unbundling of the utility business, modifications will be required to certain of the restrictions agreed to by PSEG with the BPU in response to the Focused Audit. Inability to achieve satisfactory resolution of these matters could impact the future relative size and financing of Energy Holdings and accordingly, PSEG's future prospects, including financial condition, results of operations and net cash flows. For discussion of the Energy Master Plan Proceedings and potential impacts see Note 2. Regulatory Issues and Note 3. Regulatory Assets and Liabilities of Notes.

      ENERGY HOLDINGS

      As noted above, Global, Resources and Energy Technologies are expected to provide long-term growth for Energy Holdings and PSEG. Resources' investments are designed to produce immediate earnings and cash flows, which enable Global and Energy Technologies to focus on longer-term growth. During the next five years, Energy Holdings' capital requirements are expected to be provided from additional debt financing and operating cash flows. A significant portion of Global's growth is expected to occur internationally due to the current and anticipated growth in electric capacity required in certain regions of the world. Resources will continue its focus on investments related to energy infrastructure. Energy Technologies is expected to expand upon the current energy related services being provided to industrial and commercial customers.

      Energy Holdings' cash provided by (used in) operating, investing and financing activities was as follows:

                                                      1998           1997            1996
                                                  ------------   ------------   ------------
                                                           (MILLIONS OF DOLLARS)
Operating Activities:
   Global....................................          $(26)           $(9)            $9
   Resources.................................            23            130            164
   Energy Technologies.......................           (25)            --             --
   Other.....................................            (5)           (23)           (16)
                                                  ------------   ------------   ------------
   Continuing Operations.....................           (33)            98            157
   EDC.......................................            --             --             78
                                                  ------------   ------------   ------------
       Total Operating Activities............          $(33)           $98           $235
                                                  ============   ============   ============
Investing Activities:
   Global....................................           $47          $(852)           $(8)
   Resources.................................          (136)           (97)             2
   Energy Technologies.......................           (40)            --             --
   Other.....................................            30             (2)            12
                                                  ------------   ------------   ------------
   Continuing Operations.....................           (99)          (951)             6
   EDC.......................................            --             --            653
                                                  ------------   ------------   ------------
       Total Investing Activities............          $(99)         $(951)          $659
                                                  ============   ============   ============
Financing Activities:
   Debt......................................         $(287)          $638          $(380)
   Preferred Equity (A)......................           416             78           (369)
                                                  ------------   ------------   ------------
       Total Financing Activities............          $129           $716          $(749)
                                                  ============   ============   ============

      (A)   Preferred stock issued internally to PSEG by Energy Holdings.

      For a discussion of the source of Energy Holdings' funds, see External Financings. Over the next several years, Energy Holdings and its subsidiaries will be required to refinance their maturing debt and provide additional debt and equity financing for growth. Any inability to obtain required additional external capital or to extend or replace maturing debt and/or existing agreements at current levels and interest rates may affect PSEG's and Energy Holdings' financial condition, results of operations and net cash flows. As of December 31, 1998, 1997 and 1996, Energy Holdings' embedded cost of debt of its finance subsidiaries was approximately 7.4%, 8.2% and 8.9%, respectively. Energy Holdings' finance subsidiaries did not provide any additional long-term debt financing during 1998.

      In January, June and July 1998, PSEG invested $217 million, $147 million and $145 million, respectively, in Energy Holdings which issued to PSEG like amounts of its 5.01%, 4.80% and 4.875% Cumulative Preferred Stock and made additional equity investments in Global and Resources. PSEG funded its additional investment in Energy Holdings through the sale of tax deductible preferred securities, issued by Enterprise Capital Trust I, II and III, special purpose statutory business trusts controlled by PSEG, representing Guaranteed Preferred Beneficial Interests in PSEG's Debentures.

      CAPITAL REQUIREMENTS

      Capital resources and capital requirements will be affected by the outcome of the Energy Master Plan Proceedings. For a discussion of the potential impact of the Energy Master Plan Proceedings on PSE&G's future prospects, including financial condition, results of operations and net cash flows, see Note 2. Regulatory Issues and Note 3. Regulatory Assets and Liabilities of Notes.

      PSE&G

      PSE&G had utility plant additions of $547 million, $557 million and $603 million for 1998, 1997 and 1996, respectively, including AFDC of $12 million, $15 million and $17 million, respectively. Construction expenditures were related to improvements in PSE&G's existing power plants (including the replacement of Salem 1 steam generators in 1997 and acquisition of nuclear fuel), transmission and distribution system, gas system and common facilities. PSE&G also expended $10 million, $28 million and $34 million for the cost of plant removal (net of salvage) in 1998, 1997 and 1996, respectively. Construction expenditures from 1999 through 2003 are expected to aggregate $2.8 billion, excluding AFDC. Forecasted construction expenditures are related to improvements in PSE&G's transmission and distribution system, existing power plants (including acquisition of nuclear fuel), gas system and common facilities. Decision with regard to these improvements will depend, in part, upon the outcome of the Energy Master Plan Proceedings.

      Dependent upon the outcome of the Energy Master Plan Proceedings, PSE&G expects that it will be able to internally generate the majority of its construction and capital requirements over the next five years, assuming adequate and timely recovery of costs, as to which no assurances can be given, with the balance to be provided by issuance of debt to replace maturities. For discussion of the Energy Master Plan Proceedings and their potential impacts and potential contingent liabilities, see Note 2. Regulatory Issues and Note 10. Commitments and Contingent Liabilities of Notes.

      ENERGY HOLDINGS

      GLOBAL

      In May 1998, Global sold its 50% interests in two domestic cogeneration plants, resulting in proceeds to Energy Holdings of approximately $70 million. In July 1998, Global sold its 5% interest in a domestic cogeneration plant and in August 1998, sold its 50% interest in a natural gas-fired generating station in Colombia for aggregate proceeds of approximately $70 million. The aggregate proceeds of all 1998 sales of $140 million approximated book value.

      In November 1998, Global acquired a 30% interest in an Argentine electric distribution company serving a population of 750,000 in the northeast corner of the Province of Buenos Aires at a cost of approximately $60 million. In December 1998, Global acquired a 20% equity share of a 330 megawatt power plant to be constructed in India, for which Global will be the operations and maintenance contractor.

      RESOURCES

      In the first quarter of 1998, Resources received proceeds of $120 million from investment liquidations resulting from the exercise of an early buyout option by the lessee in a leveraged lease and from sales of investments held in leveraged buyout and venture capital partnerships.

      In March 1998, Resources entered into a leveraged lease of a natural gas distribution network in the Netherlands and, in April 1998, acquired a lease of a domestic gas-fired steam electric generating station. The aggregate amount of these investments was approximately $132 million. In July 1998, Resources purchased a 33.3% interest in a leveraged lease of a natural gas-fired generating station in the United Kingdom for approximately $40 million and in September 1998, purchased a 100% interest in a leveraged lease of several gas distribution networks in the Netherlands for approximately $45 million. In December 1998, Resources closed on an additional investment in a gas distribution network leveraged lease in the Netherlands for approximately $34 million.

      ENERGY TECHNOLOGIES

      Energy Technologies continued to implement its growth strategy in the regional energy service arena through its acquisition of two mechanical service contractors and by participating in the deregulating energy markets in the Northeast.

      EGDC

      In June 1998, EGDC continued its controlled exit from the real estate business and sold its 75% interest in one of its properties for approximately $5 million, which approximated book value.

CONSTRUCTION AND CAPITAL REQUIREMENTS FORECAST

                                                         1999       2000       2001      2002       2003       TOTAL
                                                      ---------  ---------  ---------  --------  ----------  ---------
                                                                          (MILLIONS OF DOLLARS)
Construction and Investment Requirements
(Estimate):
   PSE&G..........................................       $572       $591       $576      $558        $544     $2,841
   Energy Holdings................................        359        263        233       152         260      1,267
                                                      ---------  ---------  ---------  --------  ----------  ---------
   Total Construction and Investment Requirements.        931        854        809       710         804      4,108
                                                      ---------  ---------  ---------  --------  ----------  ---------
Mandatory Retirement of Debt:
   PSEG...........................................        --         275        --        --          --         275
   PSE&G..........................................        100        635        100       300         300      1,435
   Energy Holdings................................        318        109        166       160         --         753
                                                      ---------  ---------  ---------  --------  ----------  ---------
   Total Retirement of Debt.......................        418      1,019        266       460         300      2,463
                                                      ---------  ---------  ---------  --------  ----------  ---------
     Total Capital Requirements..................      $1,349     $1,873     $1,075    $1,170      $1,104     $6,571
                                                      =========  =========  =========  ========  ==========  =========

      The projected effect of securitization, as included in PSE&G's Energy Master Plan proposal, is not included in the above forecast. For discussion of securitization and the Energy Master Plan Proceedings, see Note 2. Regulatory Issues of Notes.

EXTERNAL FINANCINGS

      The changes in the utility industry are attracting increased attention of bond rating agencies which regularly assess business and financial matters including how utility companies are meeting competition and competitive initiatives, especially as they affect potential stranded costs. Bond ratings affect the cost of capital and the ability to obtain external financing. PSE&G continually updates the rating agencies on all corporate matters in order to minimize surprises and give the rating agencies time to comprehend the information. Given the changes in the industry and the potential use of securitization, attention and scrutiny of PSE&G's competitive strategies by rating agencies will likely continue. These changes could result in changes to PSEG's and PSE&G's bond ratings and significantly alter the capital structures of both PSEG and PSE&G.

      In addition, the impact of the use of securitization proceeds, capital structure changes and other actions which might be taken by PSEG and PSE&G in connection with energy industry restructuring is likely to affect the market prices of their respective securities. For discussion of the use of proceeds of securitization see Note 2. Regulatory Issues of Notes.

      PSEG

      At December 31, 1998, PSEG had a committed $150 million revolving credit facility which expires in December 2002. At December 31, 1998, PSEG had no debt outstanding under this revolving credit facility. At December 31, 1998 and 1997, PSEG had a $25 million and a $75 million uncommitted line of credit, respectively, with a bank. At December 31, 1998, PSEG had no debt outstanding under this line of credit.

      In January 1998, Enterprise Capital Trust I, a special purpose statutory business trust controlled by PSEG, issued $225 million of 7.44% Trust Originated Preferred Securities (Guaranteed Preferred Beneficial Interest in PSEG's Debentures). In June 1998, Enterprise Capital Trust II, a special purpose statutory business trust controlled by PSEG, issued $150 million of Floating Rate Capital Securities, Series B at three-month London Interbank Offered Rate (LIBOR) plus 1.22% reset quarterly. At the time of issuance, PSEG's floating rate obligation under its debentures was swapped for a fixed rate payment resulting in an effective rate of 7.2%. For more detail, see Note 8. Financial Instruments and Risk Management of Notes. In July 1998, Enterprise Capital Trust III, a special purpose statutory business trust controlled by PSEG, issued $150 million of its 7.25% Trust Originated Preferred Securities, Series C. Proceeds of these issues were loaned to PSEG and are evidenced by its deferrable interest subordinated debentures. PSEG used the proceeds of these issues to make $509 million preferred equity investments in Energy Holdings. The debentures and their related indentures constitute a full and unconditional guarantee by PSEG of the preferred securities issued by the trusts. If, and for as long as, payments on PSEG's debentures have been deferred, or PSEG has defaulted on the indentures related thereto or its guarantee thereof, PSEG may not pay any dividends on its Common Stock. For a discussion of dividends, see Liquidity and Capital Resources -- PSEG.

      In November 1998, PSEG issued $275 million of Extendible Notes in two series, $100 million principal amount of Series A with interest at LIBOR plus 0.75%, reset quarterly, and automatically tendered to the remarketing agent for remarketing on May 24, 1999 and $175 million principal amount of Series B with interest at LIBOR plus 0.78%, reset quarterly, and automatically tendered to the remarketing agent for remarketing on November 22, 1999. PSEG used the net proceeds of these issuances to repurchase shares of its Common Stock and to reimburse its treasury for expenditures made for that purpose.

      As previously disclosed, PSEG and PSE&G have issued a total of approximately $525 million and $513 million, respectively, of deferrable interest subordinated debentures which are treated as debt to the issuer for Federal income tax purposes and as preferred equity for financial accounting and rating agency purposes. In a case not involving PSEG or PSE&G, the Internal Revenue Service (IRS) had proposed to disallow interest deductions claimed by Enron Corp. (Enron) on two issues of similar long-term subordinated debentures and brought that issue to litigation. Although in December 1998, the IRS conceded this issue in the Enron litigation, there can be no assurance as to whether the IRS nevertheless will not seek to disallow the deductions that PSEG and PSE&G have taken and will claim for interest paid on such debentures. The annualized interest expense for these debentures for PSEG and PSE&G together is approximately $83 million. In total for 1994 through 1997, PSEG and PSE&G claimed approximately $89 million in interest deductions for these debentures, which equates to approximately $31 million in tax benefits. If challenged by the IRS, PSEG and PSE&G would expect to vigorously defend the deductibility of the interest payments taken as deductions on previously filed Federal tax returns. In the event of the occurrence of a Tax Event as defined in the respective debenture indentures, such as the receipt of an opinion of counsel that there is a more than insubstantial risk that interest payable on the debentures will not be tax deductible, PSEG and PSE&G have the right to redeem the preferred securities and issue the debentures to the preferred securities holders or to refinance such obligations as allowed in the respective debenture indentures.

      PSE&G

      PSE&G has filed with the BPU for approval, which it expects to obtain, to opportunistically refinance essentially all of its long-term debt through January 4, 2000. Under its Mortgage, PSE&G may issue new First and Refunding Mortgage Bonds (Bonds) against previous additions and improvements and/or retired Bonds provided that its ratio of earnings to fixed charges calculated in accordance with its Mortgage is at least 2:1. As of December 31, 1998, the Mortgage would permit up to $3.6 billion aggregate principal amount of new Bonds to be issued against previous additions and improvements. At December 31, 1998, PSE&G's Mortgage coverage ratio was 3.98:1. PSE&G expects to apply for and receive necessary BPU authorization for external financings to meet its requirements over the next five years, as needed.

      In January 1998, $100 million of PSE&G's 6.00% Bonds, Series NN, matured.

      In April 1998, $8 million of PSE&G's 7.50% Bonds, Series OO, were purchased in the open market. On August 3, 1998, the remaining outstanding $234 million of the 7.50% Series OO Bonds were redeemed.

      In May 1998, PSE&G sold $250 million of its Bonds, Remarketable Series YY, due 2023, Mandatorily Tendered 2008. The Series YY Bonds bear interest at the rate of 6.375% per annum until May 1, 2008. PSE&G also entered into a Remarketing Agreement with a third party that granted the third party the option to call and remarket the Series YY Bonds on May 1, 2008 for the remaining term of the Series YY Bonds. If not called by the third party, the Bonds must be put by the holders to PSE&G. The proceeds of the sale were used primarily to redeem PSE&G's 7.50% Series OO Bonds.

      On July 1, 1998, $18 million of PSE&G's 6% Debenture Bonds matured.

      To provide liquidity for its commercial paper program, PSE&G has a $650 million revolving credit agreement expiring in June 1999, which PSE&G expects to be able to renew, and a $650 million revolving credit agreement expiring in June 2002 with a group of commercial banks, which provide for borrowings of up to one year. On December 31, 1998, there were no borrowings outstanding under these credit agreements.

      The BPU has authorized PSE&G to issue and have outstanding at any one time through January 4, 2000, not more than $1.5 billion of short-term obligations, consisting of commercial paper and other unsecured borrowings from banks and other lenders. On December 31, 1998, PSE&G had $770 million of short-term debt outstanding, including $115 million borrowed against its uncommitted bank lines of credit which lines of credit totaled $150 million as of December 31, 1998.

      PSE&G Fuel Corporation (Fuelco) has a $125 million commercial paper program to finance a 42.49% share of Peach Bottom nuclear fuel, supported by a $125 million revolving credit facility with a group of banks, which expires on June 28, 2001. PSE&G has guaranteed repayment of Fuelco's respective obligations under this program. As of December 31, 1998, Fuelco had commercial paper of $80 million outstanding.

      ENERGY HOLDINGS

      The minimum net worth maintenance agreement between PSEG Capital and PSEG provides, among other things, that PSEG (1) maintain its ownership, directly or indirectly, of all outstanding common stock of PSEG Capital, (2) cause PSEG Capital to have at all times a positive tangible net worth of at least $100,000 and (3) make sufficient contributions of liquid assets to PSEG Capital in order to permit it to pay its debt obligations. In 1993, PSEG agreed with the BPU to make a good-faith effort to eliminate such PSEG support within six to ten years. Effective January 31, 1995, PSEG Capital notified the BPU of its intention not to have more than $650 million of debt outstanding at any time. PSEG Capital has a $650 million Medium Term Note (MTN) program which provides for the private-placement of MTNs without registration. PSEG Capital's assets consist principally of demand notes of Global and Resources. Intercompany borrowing rates are established based upon PSEG Capital's cost of funds. At December 31, 1998, PSEG Capital had total debt outstanding of $498 million, all of which were comprised of MTNs. On February 16, 1999, PSEG Capital issued $252 million of 6.25% MTNs due May 2003. The proceeds were used to repay $100 million of PSEG Capital MTNs which matured February 16, 1999 and to reduce Energy Holdings' short-term debt. At February 16, 1999, total debt outstanding under the MTN program was $650 million.

      As of December 31, 1998, Funding had $150 million and $300 million revolving credit facilities with two groups of banks which expire in July and November 1999, respectively. Funding expects to be able to renew both credit facilities. Funding makes short-term investments only if the funds cannot be employed in intercompany loans. Intercompany borrowing rates are established based upon Funding's cost of funds. Funding is providing both long and short-term capital for Resources and Global and their subsidiaries on the basis of an unconditional guaranty from Energy Holdings, but without direct support from PSEG. As of December 31, 1998, Funding had $251 million of total debt outstanding, including $45 million of privately-placed Senior Notes which mature in March 1999.

      For a discussion of the non-recourse debt of Global, a wholly-owned subsidiary of Energy Holdings, see Note 7. Schedule of Consolidated Debt of Notes.

      Energy Holdings, Global and Resources are subject to restrictive business and financial covenants contained in existing debt agreements. Energy Holdings is required to maintain a debt to equity ratio of no more than 2.00:1 and a twelve-months earnings before interest and taxes to interest (EBIT) coverage ratio of at least 1.50:1. As of December 31, 1998 and 1997, Energy Holdings had consolidated debt to equity ratios of 0.89:1 and 1.80:1, respectively, and for the years ended December 31, 1998, 1997 and 1996, EBIT coverage ratios, as defined to exclude the effects of EGDC and the gain on the sale of EDC, of 2.10:1, 2.20:1 and 2.45:1, respectively. The 1998 debt to equity ratio decreased primarily due to the equity investment by PSEG of $509 million, evidenced by the like amount of preferred stock issued by Energy Holdings to PSEG. Compliance with applicable financial covenants will depend upon future financial position and levels of earnings, as to which no assurance can be given. In addition, Energy Holdings' ability to continue to grow its business will depend to a significant degree on PSEG's and Energy Holdings' ability to obtain additional financing beyond current levels.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

      The market risk inherent in PSEG's market risk sensitive instruments and positions is the potential loss arising from adverse changes in commodity prices, equity security prices, interest rates and foreign currency exchange rates as discussed below. PSEG's policy is to use derivatives to manage risk consistent with its business plans and prudent practices. PSEG has a Risk Management Committee made up of executive officers and an independent risk oversight function to ensure compliance with corporate policies and prudent risk management practices.

      PSEG is exposed to credit losses in the event of non-performance or non-payment by counterparties. PSEG also has a credit management process which is used to assess, monitor and mitigate counterparty exposure for PSE&G and Energy Holdings. In the event of nonperformance or nonpayment by a major counterparty, there may be a material adverse impact on PSEG's and PSE&G's financial condition, results of operations and net cash flows.

      COMMODITIES--PSE&G

      The availability and price of energy commodities are subject to fluctuations from factors such as weather, environmental policies, changes in supply and demand, state and Federal regulatory policies and other events. To reduce price risk caused by market fluctuations, PSE&G enters into derivative contracts, including forwards, futures, swaps and options with approved counterparties, to hedge its anticipated demand. These contracts, in conjunction with owned electric generating capacity and physical gas supply contracts, are designed to cover estimated electric and gas customer commitments.

      PSE&G currently has levelized energy adjustment clauses in its rate structure in place for both electricity (LEAC) and natural gas (LGAC). These clauses were established to minimize the impact of major commodity price swings on customer prices. They also reduce the risk to PSE&G by permitting PSE&G to defer price increases and decreases until regulatory treatment can be determined. In accordance with the December 31st Order, PSE&G is utilizing deferred accounting for electricity supply costs, however, overrecoveries during the LEAC period will be used to mitigate stranded costs to be determined in the Energy Master Plan Proceedings while underrecoveries will be recognized in results of operations. PSE&G's proposal in the BPU's restructuring proceedings would cap basic tariff rates for seven years and discontinue the LEAC upon commencement of customer choice. For discussion of the levelized energy adjustment clauses, see Note 2. Regulatory Issues of Notes.

      During the summer of 1998, the eastern electricity commodity markets experienced severe volatility resulting from extremely hot weather and electric capacity and energy shortages in the Midwest. Certain electric power marketers defaulted, ultimately resulting in their bankruptcy. FERC issued a report on September 22, 1998 addressing the causes of these severe price movements in the summer of 1998. The report focused on the activity in the Midwest where the most extreme movements resulted causing surrounding pools to experience higher than expected prices and volatilities The report concluded that "the particular combination of factors that led to the June event was quite unusual." The report stated further, "This combination of factors was not typical, is not likely to recur, and is not representative of how wholesale electricity markets usually work. However, price increases and decreases may be expected in the future depending upon the balance of demand and supply." PSE&G cannot predict whether similar events that may lead to extreme price movements will occur again. Given the impending regulatory change and the dissolution of the LEAC, the absence of a PJM price cap in situations involving emergency purchases, and the potential for plant outages, extreme price movements could have a material impact on PSE&G's financial condition, results of operations and net cash flows.

      PSE&G uses a value-at-risk model to assess the market risk of its commodity business. This model includes fixed price sales commitments, owned generation, native load requirements, physical contracts and financial derivative instruments. Value-at-risk represents the potential gains or losses for instruments or portfolios due to changes in market factors, for a specified time period and confidence level. PSE&G estimates value-at-risk across its commodity business using a model with historical volatilities and correlations. The measured value-at-risk using a variance/co-variance model with a 97.5% confidence level and assuming a one week horizon at December 31, 1998 was approximately $4 million, compared to the December 31, 1997 level of $7 million, due to a reduction in net exposure during volatile months. PSE&G's calculated value-at-risk exposure represents an estimate of potential net losses that could be recognized on its portfolio of physical and financial derivative instruments assuming historical movements in future market rates. These estimates, however, are not necessarily indicative of actual results which may occur, since actual future gains and losses will differ from those historical estimates based upon actual fluctuations in market rates, operating exposures, and the timing thereof, and changes in PSE&G's portfolio of hedging instruments during the year.

      As discussed in Results of Operations, wholesale power activities at PSE&G positively impacted the results of operations for 1998. Certain other utilities and power marketers have experienced significant losses in their wholesale power operations during that period. These losses were primarily attributable to extreme market volatility, counterparty defaults and unavailability of generation.

      COMMODITIES--ENERGY HOLDINGS

      During 1998, Energy Technologies entered into futures contracts to buy natural gas related to fixed-price natural gas sales commitments. Such contracts hedged approximately 90% of its fixed price sales commitments at December 31, 1998. As of December 31, 1998, Energy Technologies had a net unrealized hedge loss of $5 million.

      NUCLEAR DECOMMISSIONING TRUST FUNDS--PSE&G

      Contributions made into the Nuclear Decommissioning Trust Funds are invested in debt and equity securities. These marketable debt and equity securities are recorded at $524 million with a fair market value of $542 million at December 31, 1998 and have exposure to price risk. The potential change in fair value resulting from a hypothetical 10% change in quoted market prices of these securities amounts to $54 million. All realized gains on Nuclear Decommissioning Trust Fund investments are recorded as a component of accumulated depreciation while unrealized gains are recorded as deferred credits and neither affects earnings. Under the Energy Master Plan Proceedings, it is expected that the recovery of these investments will be continued as part of the societal benefits charge, as to which no assurances can be given.

      EQUITY SECURITIES--ENERGY HOLDINGS

      Resources has investments in equity securities and partnerships, in which Resources is a limited partner, which invest in equity securities. Resources carries its investments in equity securities at their approximate fair value as of the reporting date. Consequently, the carrying value of these investments is affected by changes in the fair value of the underlying securities. Fair value is determined by adjusting the market value of the securities for liquidation and market volatility factors, where appropriate. The aggregate amount of such investments which have available market prices at December 31, 1998 and 1997 are recorded at fair value of $204 million and $185 million, respectively, and have exposure to price risk. A sensitivity analysis has been prepared to estimate Energy Holdings' exposure to market sensitivity of these investments. The potential change in fair value resulting from a hypothetical 10% change in quoted market prices of these investments amounts to $17 million.

      INTEREST RATES--PSEG

      PSEG is subject to the risk of fluctuating interest rates in the normal course of business. PSEG's policy is to manage interest rates through the use of interest rate swaps and fixed and floating rate debt. As of December 31, 1998, a hypothetical 10% change in market interest rates would result in a $2 million change in interest costs related to floating rate debt, in addition to that noted in Interest Rates--PSE&G and Interest Rates--Energy Holdings below.

      PSEG entered into an interest rate swap on June 26, 1998 to hedge Enterprise Capital Trust II's $150 million of Floating Rate Capital Securities, Series B, due 2028, which were sold to a group of institutional investors in June 1998. The Floating Rate Capital Securities were offered to institutional investors at an annual rate equal to three-month LIBOR plus 1.22%, reset quarterly. Enterprise Capital Trust II is a special purpose statutory business trust controlled by PSEG. The basis for both the interest rate swap and the Floating Rate Capital Securities is the quarterly LIBOR. This interest rate swap effectively hedges the underlying debt for 10 years at an effective rate of 7.2%.

      INTEREST RATES--PSE&G

      PSE&G is subject to the risk of fluctuating interest rates in the normal course of business. PSE&G's policy is to manage interest rates through the use of fixed and, to a lesser extent, floating rate debt. PSE&G's interest rate risk related to existing fixed, long-term debt is not significant as PSE&G expects to receive BPU approval to issue long-term debt for opportunistic refinancing purposes. Additionally, PSE&G would also use interest rate swap instruments to hedge interest rate risk, when appropriate. As of December 31, 1998, a hypothetical 10% change in market interest rates would result in a $6 million change in interest costs related to short-term and floating rate debt.

      INTEREST RATES--ENERGY HOLDINGS

      Energy Holdings is subject to the risk of fluctuating interest rates in the normal course of business. Energy Holdings' policy is to manage interest rates through the use of fixed rate debt, floating rate debt and interest rate swaps. As of December 31, 1998, a hypothetical 10% change in market interest rates would result in a $3 million change in interest costs related to short-term and floating rate debt.

      In June 1997, an indirect subsidiary of Global entered into an interest rate swap on 50% of its floating rate borrowings of $87 million. The basis for the interest rate swap is six month LIBOR. The interest rate swap effectively hedges the underlying debt through its scheduled maturity in May 1999 at the current effective rate of 7.76%. The interest differential to be received or paid under the interest rate swap agreement is recorded over the life of the agreement as an adjustment to the interest expense of the related borrowing. The swap terminates on May 28, 1999.

      FOREIGN CURRENCIES--ENERGY HOLDINGS

      Global had consolidated non-recourse debt of $123 million as of December 31, 1998 which is denominated in the Brazilian Real that is indexed to a basket of currencies including U.S. dollars. As a result, it is subject to foreign currency exchange rate risk due to the effect of exchange rate movements between the indexed foreign currencies and the Brazilian Real and between the Brazilian Real and the U.S. Dollar. Exchange rate changes ultimately impact the debt level outstanding in the denominated currency and result in foreign currency transactions in accordance with current accounting guidance. Any related transaction (losses)/gains resulting from such exchange rate changes are included in determining net income for the period and amounted to $(3) million and $1 million for the years ended December 31, 1998 and 1997, respectively. For more information on foreign operations and the devaluation of foreign currencies, see below and Note 20. Subsequent Events of Notes.

FOREIGN OPERATIONS

      In accordance with their growth strategies, Global and Resources have made approximately $919 million and $691 million, respectively, of international investments. These investments represent 9% of PSEG's consolidated assets and contribute 2% of consolidated revenues. Resources investments are primarily in leveraged leases in the Netherlands and the United Kingdom with associated revenues denominated in U.S. dollars, and, therefore bear no foreign currency risk. Global's investments are primarily in projects that generate or distribute electricity in Brazil, Argentina and China. As a primary vehicle for PSEG's growth, Global is expected to continue to invest in competitive power markets. Where possible, Global structures its investments to manage the risk associated with project development, including foreign currency devaluation and fluctuations. PSEG has evaluated the current economic conditions in these regions and has determined that its investments have not been impaired. Net foreign currency devaluations, caused primarily by the Brazilian Real, have reduced Global's total assets by $43 million as of December 31, 1998 with an offsetting charge to cumulative foreign currency translation adjustment (a separate component of stockholders' equity).

      In January 1999, Brazil abandoned its managed devaluation strategy and allowed its currency, the Real, to float against other currencies. As of January 31, 1999, the Real has devalued approximately 40% against the U.S. dollar since December 31, 1998. Based on the December 31, 1998 Brazilian investment balance of $482 million, there was a 40% devaluation as of January 31, 1999 which resulted in a charge of $172 million to cumulative foreign currency translation adjustment (a separate component of stockholders' equity). PSEG cannot predict to what extent, if any, further devaluation may occur, and, therefore, cannot predict the impact of potential devaluation of currencies on PSEG's results of operations, financial condition and net cash flows. However, assuming no further significant devaluation, PSEG does not expect this to have a material adverse effect on its 1999 results of operations, financial condition or net cash flows. For additional information, see Note 20. Subsequent Events and Note 15. Financial Information by Business Segment of Notes. As PSEG increases its international investments, the financial statements of PSEG will be increasingly affected by changes in the global economy.

YEAR 2000 READINESS DISCLOSURE

      Many of PSEG's and PSE&G's systems, which include information technology applications, plant control and telecommunications infrastructure systems, must be modified due to computer program limitations in recognizing dates beyond 1999. PSEG and PSE&G have had a formal project in place since 1997 to address Year 2000 issues. Based upon project progress to date, all mission critical systems are expected to be ready by January 1, 2000. Future progress is dependent on a wide number of variables, including the continued availability of trained resources and vendors meeting commitments to PSEG and PSE&G.

      YEAR 2000 READINESS STATUS

      PSEG and PSE&G have established a three-phase program to achieve Year 2000 readiness. The initial phase (Inventory) identifies systems having potential Year 2000 issues and sets priorities for assessing and remediating those systems. The second phase (Assessment) determines whether systems are digital/date sensitive and the extent of date related issues. The third phase (Remediation/Testing) repairs programming code, upgrades or replaces systems and validates that code repairs were implemented as intended.

      PSEG's and PSE&G's Year 2000 readiness program addresses issues relating to three principal types of systems:

      o Information technology systems, which include such business applications as the customer information, administrative and "back office" systems.

      o Process control and monitoring systems, which include embedded devices as well as real time systems such as energy management systems (EMS) and the supervisory control systems for gas and electric (SCADA).

      o Infrastructure systems, which include such devices as servers, routers, etc.

      Inventory is more than 99% complete for all information technology, infrastructure and process control/monitoring systems. Substantial Assessment work has been completed on the information technology, infrastructure systems and process control systems. Remediation/Testing is in progress on information technology, process control and infrastructure systems.

      PSEG and PSE&G have completed required Year 2000 readiness work for more than 80% of their critical systems by the end of 1998. The work required by the remaining critical systems is expected to be completed by July 1999, except for certain systems operated by PSE&G's nuclear operations, as discussed below. By the end of 1999, a majority of PSEG's and PSE&G's non-critical systems are also expected to be Year 2000 ready with the remainder of such non-critical systems to be ready in 2000. Energy Holdings and its subsidiaries have essentially completed Inventory on all systems impacted by Year 2000 readiness issues and substantial Assessment work has been completed on such systems. Remediation/Testing is expected to be completed in 1999 on all such systems.

      As previously reported, on May 11, 1998, the NRC issued a Generic Letter requiring submission of a written response within 90 days of that date indicating whether or not nuclear plant operators have pursued and continue to pursue Year 2000 programs and addressing the programs' scope, assessment process, plans for corrective actions, quality assurance measures, contingency plans and regulatory compliance. Additionally, the Generic Letter required submission of a written response upon completion of the operators' Year 2000 program or no later than July 1, 1999 confirming that their facilities are Year 2000 ready, or will be Year 2000 ready, by 2000 with regard to compliance with the terms and conditions of their licenses and NRC regulations. On July 23, 1998, PSE&G provided its written response to the first requirement noted above, outlining for the NRC its nuclear operations' Year 2000 program and indicating that planned implementation will allow PSE&G's nuclear operations to be Year 2000 ready and in compliance with the terms and conditions of its licenses and NRC regulation by January 1, 2000. As of December 31, 1998, PSE&G's nuclear operations' Year 2000 effort is on schedule to have all mission critical systems ready by January 1, 2000. Additionally, at a meeting held on September 29, 1998, PECO informed PSE&G that Peach Bottom's Year 2000 effort is on schedule to meet the July 1999 NRC response schedule. During the week of October 26, 1998, the NRC conducted an audit of the nuclear operations' Hope Creek Year 2000 Project. The audit report states that the nuclear operations' Year 2000 project plan is comprehensive and is receiving the appropriate management support and oversight.

      PSEG and PSE&G are continuing to work with their supplier base to assess the Year 2000 readiness status of vendors who provide critical materials and services (key vendors). Sufficient information has not yet been received from all key vendors to confirm their preparedness for Year 2000. PSEG and PSE&G are aggressively pursuing the key vendors who have been unresponsive. However, PSEG and PSE&G are not yet able to determine whether all of their key vendors will be able to meet Year 2000 requirements. Failure of key vendors to meet these requirements could result in material adverse impacts to PSEG's and PSE&G's operations, financial condition, results of operations and net cash flows.

      YEAR 2000 COSTS

      For a discussion of Year 2000 Costs, see Note 10. Commitments and Contingent Liabilities of Notes.

      YEAR 2000 RISKS

      The North American Electric Reliability Council (NERC) has been asked by the Department of Energy (DOE) to lead national efforts for electric utility industry Year 2000 readiness. In its report issued in September 1998, NERC evaluated potential risks for the industry from both an impact and probability basis. PSEG's and PSE&G's internal analyses of the risks posed by the Year 2000 are consistent with the risk assessment prepared by NERC. PSEG and PSE&G expect that the Year 2000 project (specifically remediation and contingency planning efforts) will mitigate these risks and allow PSEG and PSE&G to meet their fiduciary, regulatory and safety commitments.

      The following risks defined by NERC were assumed only for the purpose of planning and preparing for operations. None of the risks identified in this plan are predictions of Year 2000 events:

====================================================================================================
                                                                       NERC              NERC
                                                                    PROBABILITY         IMPACT
                     NERC DEFINED SCENARIO                         FOR INDUSTRY      FOR INDUSTRY
----------------------------------------------------------------------------------------------------
Loss of generation                                                     High              High
----------------------------------------------------------------------------------------------------
Loss of EMS, SCADA Systems                                             High              High
----------------------------------------------------------------------------------------------------
Loss of leased communications lines                                    High              High
----------------------------------------------------------------------------------------------------
Generation Restart/Loss of Load/Unusual load                           High              Low
----------------------------------------------------------------------------------------------------
Environmental control or monitoring                                   Medium            Medium
----------------------------------------------------------------------------------------------------
Loss of internal communications                                       Medium            Medium
----------------------------------------------------------------------------------------------------
Loss of gas or oil supply                                             Medium             High
----------------------------------------------------------------------------------------------------
Sabotage                                                              Medium             High
----------------------------------------------------------------------------------------------------
Distribution system failure/DC Tie Failure/Under-frequency or           Low              High
under-frequency voltage load shed failure/Loss of system
protection/Loss of transmission/Loss of security coordinator functions
----------------------------------------------------------------------------------------------------
Voltage control device failure                                          Low              High
----------------------------------------------------------------------------------------------------
Loss of control center access                                           Low             Medium
----------------------------------------------------------------------------------------------------
Loss of coal                                                            Low             Medium
----------------------------------------------------------------------------------------------------
Operating Personnel/Generation and Transmission Information             Low              Low
Sharing System (OASIS) Failure/Loss of non-critical operating data/DSM failure/Supplies
====================================================================================================

      PSEG's and PSE&G's efforts have focused on reducing the "High" and "Medium" probability scenarios and mitigating the effects of "High" and "Medium" impacts.

      PSEG and PSE&G have identified some and will continue working to determine the most reasonably likely, worst case scenarios arising from Year 2000 readiness issues. Such scenarios may include, among others, significant reductions in key customers' power needs due to their own Year 2000 readiness issues or temporary disruption of service from the effect of disruptions caused by other entities whose electrical systems are connected to PSE&G's through PJM. The results of such analysis will depend, in part, on the results of information currently being obtained from key vendors as to their Year 2000 readiness and the readiness of PJM and trading partners, among others.

      PSEG and PSE&G have no outstanding litigation relating to Year 2000 issues. The likelihood of future Year 2000 related liabilities cannot be determined at this time. PSEG and PSE&G have not been subject to specific or general Year 2000 regulatory action, other than responding to inquiries from regulatory bodies such as the BPU and the NRC.

      CONTINGENCY PLANS

      PSEG and PSE&G are developing contingency plans in accordance with NERC and NRC guidelines. The cornerstone of the guidance is to use a "defense in depth" strategy by creating multiple defense barriers to reduce the risk of catastrophic results to extremely small probability levels. Other areas covered by NERC and PSEG's and PSE&G's responses include:

================================================================================
GUIDANCE                                   PSEG'S AND PSE&G'S CONTINGENCY PLAN
--------------------------------------------------------------------------------
Identify and fix known Year 2000           PSEG and PSE&G have focused their
problems.                                  resources on the remediation of
                                           non-compliant systems.
--------------------------------------------------------------------------------
Identify most probable and credible        PSEG and PSE&G are currently
worst case scenarios.                      evaluating.
--------------------------------------------------------------------------------
Plan for the probable, prepare for the     PSEG and PSE&G will develop special
worst. Develop special operating           procedures and will conduct both
procedures, conduct training and system    internal drills and participate in
wide drills.                               industry efforts.
--------------------------------------------------------------------------------
Operate systems in a precautionary         PSEG & PSE&G are working with the
posture during critical Year 2000          Mid-Atlantic Area Council (MAAC) and
periods. This may include reducing         with PJM for detailed planning.
voluntary bulk transfers, ensuring that
adequate generation facilities are in
service and increasing staffing.
================================================================================

      The nature of contingency plans will include 1) using existing redundant assets, such as PSE&G's mix of generating assets; 2) leveraging existing business continuity plans, such as storm preparedness plans; 3) using manual work-arounds; 4) using rapid-reaction teams and 5) development of risk mitigation approaches to reduce overall dependency on vendors. PSEG and PSE&G's emerging strategy calls for the deployment of these plans in the following manner (using risk scenarios shown above that NERC evaluated to have a high probability and a high impact):

================================================================================
             SCENARIO                               INITIAL PLAN
--------------------------------------------------------------------------------
Loss of generation                      Use existing redundant assets. Have
                                        available a varied mix of generating
                                        assets, with sufficient reserve
                                        capacity, to ensure that if certain
                                        stations are unable to function, the
                                        reserve can meet generating needs.
--------------------------------------------------------------------------------
Loss of EMS, SCADA Systems              Use manual work-arounds and rapid
                                        reaction teams.
--------------------------------------------------------------------------------
Loss of leased communications lines     Use existing redundant assets such as
                                        existing radio and back-up
                                        communications systems.
================================================================================

      PSEG and PSE&G have adopted NERC's timetable, guidelines and detailed requirements for developing these contingency plans. The planning process is an iterative one. PSEG and PSE&G have completed their preliminary contingency plans. The second version of their contingency plans will be completed by June 30, 1999, consistent with NERC's timetable. PSEG and PSE&G will participate, with internal drills to be completed beforehand, in NERC's industry-coordinated Year 2000 readiness drills on April 8-9, 1999 and September 8-9, 1999. PSEG and PSE&G will evaluate plan updates, as needed, from September 1999 through January 2000.

      PSEG and PSE&G expect that with completion of the Year 2000 project and implementation of programs from SAP America, Inc. (SAP), the possibility of significant interruptions of normal operations should be reduced. However, if PSEG, PSE&G, their domestic and international subsidiaries, the other members of PJM, PJM trading partners supplying power through PJM or PSEG's or PSE&G's critical vendors and/or customers are unable to meet the Year 2000 deadline, such inability could have a material adverse impact on PSEG's and PSE&G's operations, financial condition, results of operations and net cash flows.

RATE MATTERS

      For discussions of the Energy Master Plan Proceedings, Stranded Costs, Securitization, Depreciation, NJGRT Reform, Settlement of Certain Regulatory Issues, the LGAC, the LEAC, the Demand Side Adjustment Factor, the Remediation Adjustment Charge, Consolidated Tax Benefits, OPEB, and other rate matters, see
Note 2. Regulatory Issues of Notes.

ACCOUNTING ISSUES

      For a discussion of significant accounting policies, including those regarding regulation of PSE&G such as Statement of Financial Accounting Standards (SFAS) 71, "Accounting for the Effects of Certain Types of Regulation," and Emerging Issues Task Force (EITF) Issue 97-4, "Deregulation for the Pricing of Electricity -- Issues Related to the Application of FASB Statements No. 71 and 101," see Note 1. Organization and Summary of Significant Accounting Policies and Note 19. Accounting Matters of Notes.

IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS

      For a discussion of the impact of new accounting pronouncements including SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS
133), Emerging Issues Task Force (EITF) Issues 98-10, "Accounting for Energy Trading and Risk Management Activities" (EITF 98-10), Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1) and SOP 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5), see Note 19. Accounting Matters of Notes.

SITE RESTORATIONS AND OTHER ENVIRONMENTAL COSTS

      For discussion of potential environmental and other remediation costs, see
Note 10. Commitments and Contingent Liabilities of Notes.

FORWARD LOOKING STATEMENTS

      The Private Securities Litigation Reform Act of 1995 (the Act) provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been made in this report. Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used herein, the words "will", "anticipate", "estimate", "expect", "objective", "hypothetical", "potential" and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following: deregulation and the unbundling of energy supplies and services; managing rapidly changing energy trading operations in conjunction with electricity and gas production, transmission and distribution systems; managing foreign investments and electric generation and distribution operation in locations outside of the traditional utility service territory; political and foreign currency risks; an increasingly competitive energy marketplace; sales retention and growth potential in a mature service territory and a need to reduce operating and capital costs; ability to obtain adequate and timely rate relief, cost recovery, including stranded costs, and other necessary regulatory approvals; Federal and state regulatory actions; costs of construction; Year 2000 issues; operating restrictions, increased cost and construction delays attributable to environmental regulations; nuclear decommissioning and the availability of reprocessing and storage facilities for spent nuclear fuel; licensing and regulatory approval necessary for nuclear and other operating stations; the ability to economically and safely operate nuclear facilities in accordance with regulatory requirements; environmental concerns; and market risk and credit market concerns. PSEG and PSE&G undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors pursuant to the Act should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by PSEG and PSE&G prior to the effective date of the Act.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

      Information relating to quantitative and qualitative disclosures about market risk is set forth under the caption "Qualitative and Quantitative Disclosures About Market Risk" in Management's Discussion and Analysis of Financial Condition and Results of Operations and "Financial Instruments" in
Note 1. Organization and Summary of Significant Accounting Policies of the Notes to Consolidated Financial Statements. Such information is incorporated herein by reference.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                        CONSOLIDATED STATEMENTS OF INCOME
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                                            -----------------------------------
                                                                              1998         1997         1996
                                                                            ---------    ---------    ---------
OPERATING REVENUES
      Electric                                                              $   4,031    $   3,918    $   3,944
      Gas                                                                       1,559        1,937        1,881
      Nonutility Activities                                                       341          245          216
                                                                            ---------    ---------    ---------
        Total Operating Revenues                                                5,931        6,100        6,041
                                                                            ---------    ---------    ---------

OPERATING EXPENSES
Net Interchanged Power and Fuel for Electric Generation                           945          909          919
Gas Purchased                                                                     970        1,101        1,118
Operation and Maintenance                                                       1,501        1,364        1,371
Depreciation and Amortization                                                     669          630          607
Taxes (Note 12)
      Income Taxes                                                                420          334          295
      Transitional Energy Facility Assessment/New  Jersey
        Gross Receipts Taxes                                                      171          576          598
      Other                                                                        69           71           76
                                                                            ---------    ---------    ---------
        Total Operating Expenses                                                4,745        4,985        4,984
                                                                            ---------    ---------    ---------

OPERATING INCOME                                                                1,186        1,115        1,057
                                                                            ---------    ---------    ---------

OTHER INCOME AND DEDUCTIONS
      Settlement of Salem Litigation - Net of Applicable
         Taxes of $29                                                              --          (53)          --
      Other - net                                                                   6            7           (2)
                                                                            ---------    ---------    ---------
        Total Other Income and Deductions                                           6          (46)          (2)
                                                                            ---------    ---------    ---------

INCOME BEFORE INTEREST CHARGES AND
      DIVIDENDS ON PREFERRED SECURITIES                                         1,192        1,069        1,055
                                                                            ---------    ---------    ---------

INTEREST CHARGES  AND PREFERRED SECURITIES
      DIVIDENDS
      Interest Expense (Note 7)                                                   481          470          453
      Allowance for Funds Used During Construction -
        Debt and Capitalized Interest                                             (13)         (20)         (18)
      Preferred Securities Dividend Requirements of Subsidiaries (Note 6)          80           56           50
      Net Loss (Gain) on Preferred Stock Redemptions (Note 6)                      --            3          (18)
                                                                            ---------    ---------    ---------
        Total Interest Charges and Preferred Securities Dividends                 548          509          467
                                                                            ---------    ---------    ---------

INCOME FROM CONTINUING OPERATIONS                                                 644          560          588

Discontinued Operations (Note 16):
      Discontinued Operations - Net of Taxes                                       --           --           11
      Gain on Sale of Discontinued Operations                                      --           --           13
                                                                            ---------    ---------    ---------

NET INCOME                                                                  $     644    $     560    $     612
                                                                            =========    =========    =========

WEIGHTED  AVERAGE COMMON SHARES AND
      POTENTIAL DILUTIVE EFFECT OF STOCK OPTIONS
        OUTSTANDING (000's)                                                   230,974      231,986      242,401

EARNINGS PER SHARE (Basic and Diluted)
      Income From Continuing Operations                                     $    2.79    $    2.41    $    2.42
      Income From Discontinued Operations                                          --           --         0.04
      Gain on Sale of Discontinued Operations                                      --           --         0.06
                                                                            ---------    ---------    ---------

        TOTAL EARNINGS PER SHARE                                            $    2.79    $    2.41    $    2.52
                                                                            =========    =========    =========

DIVIDENDS PAID PER SHARE OF COMMON STOCK                                    $    2.16    $    2.16    $    2.16
                                                                            =========    =========    =========

      See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS
                              (MILLIONS OF DOLLARS)

                                                                              DECEMBER 31,
                                                                        -----------------------
                                                                           1998         1997
                                                                        ----------   ----------
UTILITY PLANT - Original cost
 Electric                                                               $   14,069   $   13,692
 Gas                                                                         2,847        2,697
 Common                                                                        578          558
                                                                        ----------   ----------
   Total                                                                    17,494       16,947
 Less: Accumulated depreciation and amortization                             7,048        6,463
                                                                        ----------   ----------
   Net                                                                      10,446       10,484
 Nuclear Fuel in Service, net of accumulated amortization -
  1998, $312; 1997, $302                                                       187          216
                                                                        ----------   ----------
   Net Utility Plant in Service                                             10,633       10,700
 Construction Work in Progress, including Nuclear Fuel in
 Process - 1998, $72; 1997, $60                                                219          326
 Plant Held for Future Use                                                      24           24
                                                                        ----------   ----------
   Net Utility Plant                                                        10,876       11,050
                                                                        ----------   ----------
INVESTMENTS AND OTHER NONCURRENT ASSETS
 Long-Term Investments, net of amortization - 1998, $28; 1997,
  $21, and net of valuation allowances - 1998, $18; 1997, $23                3,034        2,873
 Nuclear Decommissioning and Other Special Funds                               649          492
 Other Noncurrent Assets, net of amortization - 1998, $29; 1997, $16,
  and net of valuation allowances - 1998, $10; 1997, $7                        150          167
                                                                        ----------   ----------
   Total Investments and Other Noncurrent Assets                             3,833        3,532
                                                                        ----------   ----------
CURRENT ASSETS
 Cash and Cash Equivalents                                                     140           83
 Accounts Receivable:
  Customer Accounts Receivable                                                 506          520
  Other Accounts Receivable                                                    219          293
  Less: Allowance for Doubtful Accounts                                         38           41
 Unbilled Revenues                                                             255          270
 Fuel, at average cost                                                         331          310
 Materials and Supplies, at average cost, net of inventory valuation
  reserves - 1998, $12; 1997, $12                                              148          142
 Miscellaneous Current Assets                                                   93           86
                                                                        ----------   ----------
   Total Current Assets                                                      1,654        1,663
                                                                        ----------   ----------
DEFERRED DEBITS (Note 3)

 SFAS 109 Income Taxes                                                         704          725
 OPEB Costs                                                                    270          289
 Demand Side Management Costs                                                  150          116
 Environmental Costs                                                           139          122
 Unamortized Loss on Reacquired Debt and Debt Expense                          135          136
 Electric Energy and Gas Costs                                                  35          167
 Other                                                                         201          143
                                                                        -----------------------
   Total Deferred Debits                                                     1,634        1,698
                                                                        ----------   ----------
TOTAL                                                                   $   17,997   $   17,943
                                                                        ==========   ==========

See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                         CAPITALIZATION AND LIABILITIES
                              (MILLIONS OF DOLLARS)

                                                                        DECEMBER 31,
                                                                -------------------------
                                                                   1998           1997
                                                                ----------     ----------
CAPITALIZATION
  Common Stockholders' Equity:
    Common Stock, issued; 231,957,608 shares                    $    3,603     $    3,603
    Treasury Stock, at cost; 5,314,100 shares                         (207)            --
    Retained Earnings                                                1,748          1,623
    Accumulated Other Comprehensive Income                             (46)           (15)
                                                                ----------     ----------
       Total Common Stockholders' Equity                             5,098          5,211
  Subsidiaries' Preferred Securities:
    Preferred Stock Without Mandatory Redemption                        95             95
    Preferred Stock With Mandatory Redemption                           75             75
    Guaranteed Preferred Beneficial Interest in Subordinated
       Debentures (Note 6)                                           1,038            513
  Long-Term Debt                                                     4,763          4,873
                                                                ----------     ----------
       Total Capitalization                                         11,069         10,767
                                                                ----------     ----------
OTHER LONG-TERM LIABILITIES
  Accrued OPEB                                                         344            289
  Decontamination and Decommissioning Costs                             39             43
  Environmental Costs  (Note 10)                                        84             73
  Capital Lease Obligations                                             50             52
                                                                ----------     ----------
       Total Other Long-Term Liabilities                               517            457
                                                                ----------     ----------
CURRENT LIABILITIES
  Long-Term Debt due within one year                                   418            340
  Commercial Paper and Loans                                         1,056          1,448
  Accounts Payable                                                     655            686
  Other                                                                329            353
                                                                ----------     ----------
       Total Current Liabilities                                     2,458          2,827
                                                                ----------     ----------
DEFERRED CREDITS
  Income Taxes                                                       3,384          3,394
  Investment Tax Credits                                               322            343
  Other                                                                247            155
                                                                ----------     ----------
       Total Deferred Credits                                        3,953          3,892
                                                                ----------     ----------
COMMITMENTS AND CONTINGENT LIABILITIES  (Note 10)                       --             --
                                                                ----------     ----------
TOTAL                                                           $   17,997     $   17,943
                                                                ==========     ==========

See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (MILLIONS OF DOLLARS)

                                                                                     FOR THE YEARS ENDED
                                                                                         DECEMBER 31,
                                                                           ----------------------------------------
                                                                              1998           1997           1996
                                                                           ----------     ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                               $      644     $      560     $      612
  Adjustments to reconcile net income to net cash flows from operating activities:
    Depreciation and Amortization                                                 669            630            607
    Amortization of Nuclear Fuel                                                   94             60             60
    Recovery (Deferral) of Electric Energy and Gas Costs - net                    132              9             (5)
    Unrealized Gains on Investments - net                                         (51)           (56)            (7)
    Proceeds from Leasing Activities                                              (20)            71             89
    Changes in certain current assets and liabilities:
     Net change in Accounts Receivable and Unbilled Revenues                      100            (95)           (12)
     Net change in Inventory - Fuel and Materials and Supplies                    (27)             9            (64)
     Net change in Prepayments                                                    (13)           (15)             6
     Net change in Accounts Payable                                               (31)           (11)            60
     Net change in Provision for Rate Refund                                       --            (80)            75
     Net change in Other Current Assets and Liabilities                           (18)            (7)            11
    Other                                                                         (57)            20            (16)
    Net cash provided by operating activities - Discontinued Operations            --             --             54
                                                                           ----------     ----------     ----------
       Net Cash Provided By Operating Activities                                1,422          1,095          1,470
                                                                           ----------     ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to Utility Plant, excluding AFDC                                     (535)          (542)          (586)
  Net change in Long-Term Investments                                             (58)          (914)             5
  Contribution to Decommissioning Funds and Other Special Funds                  (115)           (63)           (29)
  Other                                                                            (4)           (95)           (52)
  Net Proceeds from Sale of Discontinued Operations                                --             --            704
  Change in Net Assets - Discontinued Operations                                   --             --            (51)
                                                                           ----------     ----------     ----------
       Net Cash Used In Investing Activities                                     (712)        (1,614)            (9)
                                                                           ----------     ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in Short-Term Debt                                                  (392)           810             71
  Issuance of Long-Term Debt                                                      525            785            374
  Redemption of Long-Term Debt                                                   (557)          (700)          (808)
  Redemption of Preferred Stock                                                    --            (94)          (212)
  Issuance of Preferred Securities                                                525             95            208
  Purchase of Treasury Stock                                                     (207)            --             --
  Retirement of Common Stock                                                       --            (43)          (307)
  Cash Dividends Paid on Common Stock                                            (499)          (501)          (523)
  Other                                                                           (48)           (29)           (47)
                                                                           ----------     ----------     ----------
       Net Cash (Used In) Provided By Financing Activities                       (653)           323         (1,244)
                                                                           ----------     ----------     ----------
Net Change In Cash And Cash Equivalents                                            57           (196)           217
Cash And Cash Equivalents At Beginning Of Year                                     83            279             62
                                                                           ----------     ----------     ----------
Cash And Cash Equivalents At End Of Year                                   $      140     $       83     $      279
                                                                           ==========     ==========     ==========

Income Taxes Paid                                                          $      426     $      170     $      157
Interest Paid                                                              $      469     $      416     $      463

See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY
                                   (MILLIONS)

                                                                                                             ACCUMULATED
                                                                                                                OTHER
                                                                COMMON             TREASURY      RETAINED   COMPREHENSIVE
                                                                 STOCK               STOCK       EARNINGS       INCOME      TOTAL
                                                            ---------------  -----------------   --------   -------------  -------
                                                             SHS.   AMOUNT       SHS.   AMOUNT
                                                             ----   ------       ----   ------
BALANCE AS OF JANUARY 1, 1996                                245   $ 3,801        --   $    --    $ 1,637      $    --     $ 5,438
    Net Income                                                --        --        --        --        612           --         612
        Other Comprehensive Income                            --        --        --        --         --           --          --
                                                                                                                           -------
    Comprehensive Income                                      --        --        --        --         --           --         612
                                                                                                                           -------
    Cash Dividends on Common Stock                            --        --        --        --       (523)          --        (523)
    Retirement of Common Stock                               (11)     (174)       --        --       (133)          --        (307)
    Preferred Securities Issuance Expenses                    --        --        --        --         (7)          --          (7)
                                                            ---------------  -----------------   --------   -------------  -------
BALANCE AS OF DECEMBER 31, 1996                              234     3,627        --        --      1,586           --       5,213
                                                            ---------------  -----------------   --------   -------------  -------
    Net Income                                                --        --        --        --        560           --         560
    Other Comprehensive Income, net of tax:
    Currency Translation Adjustment, net of tax of $(2)       --        --        --        --         --          (15)        (15)
                                                                                                                           -------
        Other Comprehensive Income                            --        --        --        --         --           --         (15)
                                                                                                                           -------
    Comprehensive Income                                      --        --        --        --         --           --         545
                                                                                                                           -------
    Cash Dividends on Common Stock                            --        --        --        --       (501)          --        (501)
    Retirement of Common Stock                                (2)      (24)       --        --        (19)          --         (43)
    Preferred Securities Issuance Expenses                    --        --        --        --         (3)          --          (3)
                                                            ---------------  -----------------   --------   -------------  -------
BALANCE AS OF DECEMBER 31, 1997                              232     3,603        --        --      1,623          (15)      5,211
                                                            ---------------  -----------------   --------   -------------  -------
    Net Income                                                --        --        --        --        644           --         644
    Other Comprehensive Income, net of tax:
    Pension Plan Additional
      Minimum Liability, net of tax of $(2)                   --        --        --        --         --           (3)         (3)
    Currency Translation Adjustment, net of tax of $(3)       --        --        --        --         --          (28)        (28)
                                                                                                                           -------
        Other Comprehensive Income                            --        --        --        --         --           --         (31)
                                                                                                                           -------
    Comprehensive Income                                      --        --        --        --         --           --         613
                                                                                                                           -------
    Cash Dividends on Common Stock                            --        --        --        --       (499)          --        (499)
    Purchase of Treasury Stock                                --        --        (5)     (207)        --           --        (207)
    Restricted Stock Award                                    --        --        --        --         (5)          --          (5)
    Preferred Securities Issuance Expenses                    --        --        --        --        (15)          --         (15)
                                                            ---------------  -----------------   --------   -------------  -------
BALANCE AS OF DECEMBER 31, 1998                              232   $ 3,603        (5)  $  (207)   $ 1,748      $   (46)    $ 5,098
                                                            ===============  =================   ========   =============  =======

Note: The ability of PSEG to declare and pay dividends is contingent upon its receipt of dividends from its subsidiaries. PSE&G, PSEG's principal subsidiary, has restrictions on the payment of dividends which are contained in its Restated Certificate of Incorporation, as amended, and certain of the indentures supplemental to its Mortgage and certain other indentures. However, none of these restrictions presently limits the payment of dividends out of current earnings. The amount of PSE&G's restricted retained earnings at December 31, 1998, 1997 and 1996 was $10 million. There are no restrictions on Energy Holding's retained earnings.

See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

      PSEG has two principal direct wholly-owned subsidiaries: Public Service Electric and Gas Company (PSE&G) and PSEG Energy Holdings Inc. (Energy Holdings), formerly Enterprise Diversified Holdings Incorporated. PSEG's largest subsidiary, PSE&G, is an operating public utility providing electric and gas service within certain areas in the State of New Jersey.

      Energy Holdings is the parent of PSEG's non-utility businesses: PSEG Global Inc. (Global), formerly Community Energy Alternatives Incorporated, an investor in and developer and operator of projects in the generation and distribution of energy, including cogeneration and independent power production
(IPP) facilities, electric distribution companies, exempt wholesale generators
(EWGs) and foreign utility companies (FUCOs); PSEG Resources Inc. (Resources), formerly Public Service Resources Corporation, which has made primarily passive investments; PSEG Energy Technologies Inc. (Energy Technologies), formerly Energis Resources, which provides a variety of energy related services to industrial and commercial customers both within and outside of PSE&G's traditional service territory; and Enterprise Group Development Corporation
(EGDC), a nonresidential real estate development and investment business. Energy Holdings also has two finance subsidiaries: PSEG Capital Corporation (PSEG Capital), which provides privately-placed debt financing to Energy Holdings' operating subsidiaries, except Energy Technologies, on the basis of a minimum net worth maintenance agreement with PSEG and Enterprise Capital Funding Corporation (Funding), which provides privately-placed debt financing to Resources, Global and their subsidiaries, which debt is guaranteed by Energy Holdings, but without direct support from PSEG. EGDC has been conducting a controlled exit from the real estate business since 1993. In July 1996, Energy Holdings sold Energy Development Corporation (EDC), an oil and gas subsidiary. For more information on EDC, see Note 16. Discontinued Operations.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      REGULATION--PSE&G

      The accounting and rates of PSE&G are subject, in certain respects, to the requirements of the New Jersey Board of Public Utilities (BPU) and the Federal Energy Regulatory Commission (FERC). As a result, PSE&G maintains its accounts in accordance with their prescribed Uniform Systems of Accounts, which are the same. The application of Generally Accepted Accounting Principles (GAAP) by PSE&G differs in certain respects from applications by non-regulated businesses. PSE&G prepares its financial statements in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 71 "Accounting for the Effects of Certain Types of Regulation" (SFAS 71). In general, SFAS 71 recognizes that accounting for rate-regulated enterprises should reflect the relationship of costs and revenues. As a result, a regulated utility may defer recognition of costs (a regulatory asset) or recognize obligations (a regulatory liability) if it is probable that, through the rate-making process, there will be a corresponding increase or decrease in revenues. Accordingly, PSE&G has deferred certain costs and recoveries, which will be amortized over various future periods. To the extent that collection of such costs or payment of liabilities is no longer probable as a result of changes in regulation and/or PSE&G's competitive position, the associated regulatory asset or liability will be charged or credited to income unless recovery mechanisms are approved by the BPU. PSE&G continues to meet the requirements for application of SFAS 71.

      However, once the BPU issues an order with respect to PSE&G in the New Jersey Energy Master Plan (Energy Master Plan) Proceedings, currently scheduled for March 31, 1999, it is expected that PSE&G will no longer meet the requirements for application of SFAS 71 for its then deregulated operations. See
Note 2. Regulatory Issues and Note 19. Accounting Matters for further discussion of deregulation and the potential accounting impacts caused by deregulation.

      CONSOLIDATION POLICY

      The consolidated financial statements include the accounts of PSEG and its subsidiaries. PSEG and its subsidiaries consolidate those entities in which they have a controlling interest. All significant intercompany accounts and transactions are eliminated in consolidation. Those entities in which PSEG does not have a controlling interest are being accounted for under the equity method of accounting. For investments in which significant influence does not exist, the cost method of accounting is applied.

      RECLASSIFICATIONS

      Certain reclassifications of prior period data have been made to conform with the current presentation.

      UNAMORTIZED LOSS ON REACQUIRED DEBT AND DEBT EXPENSE

      Bond issuance costs and associated premiums and discounts are generally amortized over the life of the debt issuance. In accordance with Federal Energy Regulatory Commission (FERC) regulations, costs to reacquire debt are amortized over the remaining original life of the retired debt. When refinancing debt, the unamortized portion of the original debt issuance costs of the debt being retired must be amortized over the life of the replacement debt.

      Upon deregulation, gains and losses on reacquired debt associated with the deregulated portion of PSE&G's operations will be reflected in the statement of operations as incurred. Gains and losses on reacquired debt associated with PSE&G's regulated operations will continue to be deferred and amortized to interest expense over the period approved for ratemaking purposes.

      UTILITY PLANT--PSE&G

      Additions to utility plant and replacements of units of property are capitalized at original cost. The cost of maintenance, repair and replacement of minor items of property is charged to appropriate expense accounts. At the time units of depreciable property are retired or otherwise disposed, the original cost less net salvage value is charged to accumulated depreciation. Upon deregulation, PSE&G will record a gain or loss on the retirement, sale or disposal of assets in the deregulated portion of its business.

      DEPRECIATION AND AMORTIZATION

      Depreciation is computed under the straight-line method. Depreciation is based on estimated average remaining lives of the several classes of depreciable property. These estimates are reviewed on a periodic basis and necessary adjustments are made as approved by the BPU. Depreciation rates stated in percentages of original cost of depreciable property were 3.53% in 1998, 1997 and 1996.

      PSE&G has certain regulatory assets resulting from the use of a level of depreciation expense in the ratemaking process that differs from the amount that is recorded under generally accepted accounting principles (GAAP) for non-regulated companies. Upon issuance of a BPU order, PSE&G will no longer calculate depreciation in accordance with BPU guidance for the deregulated portion of PSE&G's business. Depreciation for those assets will be calculated based on estimated plant lives rather than regulatory guidance. PSE&G cannot presently quantify what the financial statement impact might be if depreciation expense were required to be determined absent regulation, but the impact on the financial position, results of operations and net cash flows of PSEG and PSE&G could be material.

      Nuclear fuel burnup costs are charged to fuel expense on a units-of-production basis over the estimated life of the fuel. Rates for the recovery of fuel used at all nuclear units include a provision of one mill per kilowatt-hour (KWH) of nuclear generation for spent fuel disposal costs.

      USE OF ESTIMATES

      The process of preparing financial statements in conformity with GAAP requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

      DECONTAMINATION AND DECOMMISSIONING--PSE&G

      In 1993, FERC issued Order No. 557 regarding the accounting and rate-making treatment of special assessments levied under the National Energy Policy Act of 1992 (EPAct). Order No. 557 provides that special assessments are a necessary and reasonable current cost of fuel and shall be fully recoverable in rates in the same manner as other fuel costs.

      ALLOWANCE FOR FUNDS USED DURING CONSTRUCTION (AFDC)--PSE&G

      AFDC represents the cost of debt and equity funds used to finance the construction of new utility facilities. The amount of AFDC capitalized is reported in the Consolidated Statements of Income as a reduction of interest charges for the borrowed funds component and as other income for the equity funds component. The rates used for calculating AFDC in 1998, 1997 and 1996 were
6.06 %, 5.71% and 5.83%, respectively. Upon deregulation, PSE&G will no longer calculate AFDC for the deregulated portion of PSE&G's business. Interest (cost of debt only) related to capital projects for generation projects will be capitalized in accordance with SFAS No. 34, "Capitalization of Interest Cost."

      REVENUES AND FUEL COSTS--PSE&G

      Revenues are recorded based on services rendered to customers during each accounting period. PSE&G records unbilled revenues representing the estimated amount customers will be billed for services rendered from the time meters were last read to the end of the respective accounting period. Rates include projected fuel costs for electric generation, purchased and interchanged power and gas purchased. The fuel component of the LEAC rate was frozen for 1997 and 1998 as part of the BPU's Order dated December 31, 1996 (December 31st Order) and PSE&G bore all risks associated with fuel prices.

      Any Electric Levelized Energy Adjustment Clause (LEAC) and Levelized Gas Adjustment Clause (LGAC) underrecoveries or overrecoveries, together with interest (in the case of net overrecoveries), are deferred and included in operations in the period in which they are reflected in rates. Effective January 1, 1998, the amount included for LEAC under/overrecovery represents the difference between fuel related revenues and fuel related expenses which are comprised of the cost of generation and interchanged power at the PJM Interconnection, L.L.C. (PJM) market clearing price. Effective April 1, 1998, PJM, as independent system operator (ISO), replaced the PJM uniform market clearing price with locational marginal pricing (LMP) for determining the market clearing pricing to energy providers. For discussion of the current and proposed status of the LEAC and the LGAC, see Note 2. Regulatory Issues and Note 3. Regulatory Assets and Liabilities.

      INVENTORY--MATERIALS AND SUPPLIES AND NUCLEAR FUEL

      Inventory is carried on the books at cost in accordance with rate based regulation. When portions of PSE&G's business become deregulated, the carrying value of its inventory for its unregulated operations will be valued at a lower of cost or market basis which could have a material adverse impact on PSEG's and PSE&G's financial position, results of operations and net cash flows to the extent that any write downs are not recovered through regulatory mechanisms approved by the BPU.

      COMMODITY CONTRACTS--PSE&G

      PSE&G engages in electricity and natural gas commodity forwards, futures, swaps and options purchases and sales with counterparties to manage exposure to electricity and natural gas price risk. Certain contracts, in conjunction with owned electric generating capacity, are designed to provide for estimated electric customer commitments. Similarly,

PSE&G uses natural gas futures and swaps to manage the price risk associated with gas supply to customers. PSE&G's accounting policy for these contracts is to recognize the gains and losses in income upon settlement of the contracts.

      PSE&G also enters into forwards, futures, swaps and options that are not used to manage price risk exposure for commitments to customers. As these are considered to be trading contracts, PSE&G's accounting policy has been to mark the contracts to market and record unrealized gains and losses in income. These contracts do not have a material impact on PSE&G's financial condition, results of operations and net cash flows. PSE&G does not hold any financial instruments of a leveraged nature.

      For discussion of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), and Emerging Issues Task Force Issue No. 98-10, "Accounting for Energy Trading and Risk Management Activities" (EITF 98-10), see
Note 19. Accounting Matters.

      FINANCIAL INSTRUMENTS--ENERGY HOLDINGS

      Gains and losses on hedges of existing assets or liabilities are included in the carrying amounts of those assets and liabilities and are ultimately recognized in income as part of those carrying amounts. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions also are deferred and recognized in income or as adjustments of carrying amounts when the hedged transaction occurs.

      EQUITY INVESTMENTS--ENERGY HOLDINGS

      Resources carries its investments in equity securities at their approximate fair market values as of the reporting date.

      FOREIGN CURRENCY TRANSLATION/TRANSACTIONS--ENERGY HOLDINGS

      The assets and liabilities of Energy Holdings' foreign operations are translated into U.S. dollars at current exchange rates and revenues and expenses are translated at average exchange rates for the year. Resulting translation adjustments are reflected as a separate component of stockholders' equity.

      Transaction gains and losses that arise from exchange rate fluctuations on normal operating transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of an identifiable foreign currency commitment or as a hedge of a foreign currency investment position, are included in the results of operations as incurred.

      INCOME TAXES

      PSEG and its subsidiaries file a consolidated Federal income tax return and income taxes are allocated to PSEG's subsidiaries based on the taxable income or loss of each subsidiary. Investment tax credits were deferred in prior years and are being amortized over the useful lives of the related property, including nuclear fuel. For discussion of energy tax reform and its impact on NJGRT, see Note 12. Income Taxes.

      BENEFIT PLANS

      Non-represented employees of PSE&G commencing service before January 1, 1996, represented employees of PSE&G commencing employment before January 1, 1997 and certain employees of PSE&G's affiliated companies are covered by a noncontributory trusteed pension plan (Pension Plan) from the date of hire. Non-represented employees of PSE&G who commenced service after January 1, 1996, represented employees of PSE&G who commenced employment after January 1, 1997 and certain employees of PSE&G's affiliated companies are covered by a cash balance pension plan. Beginning with the plan year 1997, the funding policy was modified to provide annual funding not to exceed the maximum tax deductible amount. Contributions will be made each year based on targeted funding levels for the plan.

      In 1993, PSEG adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS 106), which requires that the expected cost of employees' postretirement health care and life insurance benefits, also referred to as other postretirement benefits (OPEB), be charged to income during the years in which employees render service. PSE&G deferred a portion of these costs as a regulatory asset from 1993 until 1997 when a BPU order was received stipulating that current rates were sufficient to recover such costs. Therefore, on January 1, 1998, PSE&G began amortizing its regulatory asset for OPEB over 15 years and recording the annual SFAS 106 OPEB cost. In 1998, PSE&G began funding its annual OPEB obligation in an external trust to the maximum extent allowable under Section 401(h) of the Internal Revenue Code.

      CAPITAL LEASES AS LESSEE

      The Consolidated Balance Sheets include assets and related obligations applicable to capital leases under which PSE&G is a lessee. The total amortization of the leased assets and interest on the lease obligations equals the net minimum lease payments included in rent expense for capital leases. Capital leases of PSE&G relate primarily to its corporate headquarters.

      IMPAIRMENT OF LONG-LIVED ASSETS

      On January 1, 1996, PSEG adopted SFAS 121, which requires review for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS 121 did not have an impact on the results of operations, financial condition and net cash flows of PSEG or PSE&G. However, future developments in the electric and gas industries could have a material impact on the carrying value of certain investments. Upon deregulation, PSE&G will reevaluate the potential impairment of its assets which may result in recording an extraordinary, non-cash charge to earnings that could have a material adverse impact on PSEG's and PSE&G's financial condition and results of operations to the extent that any impairments are not recovered through regulatory mechanisms approved by the BPU.

      EARNINGS PER SHARE

      In February 1997, the FASB issued SFAS No. 128, "Earnings per Share", which was effective for financial statements issued after December 15, 1997. Under the new standard, basic earnings per share is computed as earnings available to common stockholders divided by weighted average shares outstanding excluding the dilutive effect of potential common shares. Diluted earnings per share includes the dilutive effect of potential common shares. PSEG has an existing stock option plan which allows for options to be granted on a periodic basis. These potential common shares had no impact on diluted earnings per share for the years ended December 31, 1998, 1997 and 1996.

NOTE 2. REGULATORY ISSUES

NEW JERSEY ENERGY MASTER PLAN PROCEEDINGS

      In 1998 and continuing into 1999, energy industry restructuring continued to advance in New Jersey. In 1998, evidentiary hearings related to PSE&G's proposal in connection with the BPU's New Jersey Energy Master Plan were completed and the Office of Administrative Law filed its decision providing its recommendations on such proposal with the BPU. In January 1999, the State Legislature passed the New Jersey Electric Discount and Competition Act (Energy Competition Act) which was signed into law by the Governor on February 9, 1999. The Energy Competition Act and the related BPU proceedings are hereinafter defined as the Energy Master Plan Proceedings. Among other things, the Energy Competition Act provides that all New Jersey retail electric customers may select their electric supplier commencing August 1, 1999 and all New Jersey retail gas customers may select their gas suppliers commencing January 1, 2000, thus fully opening the New Jersey energy markets to customer choice and competition.

      The Energy Competition Act provides the BPU requisite authority to implement certain aspects of retail electric and gas competition in New Jersey. The BPU is currently engaged in proceedings to implement the Energy Competition Act, the result of which will fundamentally change the electric and gas industries in New Jersey by, among other things, introducing retail competition to replace the monopoly position of regulated public utilities, potentially requiring or resulting in the separation or sale of utilities' electric generation assets and establishing a number of generic rules related to deregulation, including governing regulated utilities' relationships with their affiliates.

      Under the Energy the Competition Act, the distribution business will remain regulated by the BPU. The transmission business will remain regulated by the FERC. With deregulation, electric generation will become a competitive business. Succeeding as a competitive generator will depend on many factors such as fuel cost, production costs including labor cost, environmental constraints and related expenses, transmission availability and rates, marketing ability and quality of service, among others. The outcome of these proceedings will have a profound effect on PSEG and PSE&G.

      On February 11, 1999, the BPU adopted a schedule for the resolution of each New Jersey electric utility's filings for rate unbundling, stranded cost and restructuring proceedings. With respect to PSE&G, the BPU indicated that it is encouraging the parties to the case to undertake discussions in an attempt to reach consensus on the litigated issues in the rate unbundling, stranded cost and, on limited issues, the restructuring proceedings. The BPU further indicated that, in lieu of a negotiated settlement of the case among the parties, it has scheduled a final vote on the PSE&G filing at its March 31, 1999 agenda meeting. To that end, the BPU has set a deadline of March 3, 1999 for the submission of any negotiated settlement.

      Shortly thereafter, the BPU is expected to issue a series of orders that will decide generic issues related to deregulation of the industry in the State (e.g., affiliate standards). The BPU has yet to set a timetable related to a gas restructuring order. Once the March 31, 1999 BPU Order is issued, PSE&G will no longer meet the requirements of SFAS 71 for the electric generation portion of its business. While PSE&G cannot predict the outcome of the Energy Master Plan Proceedings, when PSE&G discontinues the application of SFAS 71 and if full recovery were not probable through recovery mechanisms approved by the BPU, there could be an extraordinary, non-cash charge to operations that could be material to the financial position and results of operations of PSEG and PSE&G. See Note 19. Accounting Matters for further discussion of the potential accounting impacts caused by deregulation.

      THE ENERGY COMPETITION ACT

      Key features of the Energy Competition Act, as passed, include:

      o Competitive choice for electric service will begin on August 1, 1999. Competitive choice for gas service must be fully implemented by December 31, 1999. For further discussion of gas competition, see Gas Unbundling.

      o Mandates that an electric rate reduction of at least 10%, phased in over a period of up to thirty-six months, will be provided to consumers. The rate reduction will be based on the level of rates in effect as of April 30, 1997. Rates must be reduced by no less than 5% effective August 1, 1999. When coupled with reductions from the 1998 change in New Jersey energy taxes, the total rate reductions for consumers could total 16%, not including an additional 3.5% reduction due to an interim DSM rate increase.

      o Authorizes "shopping credits" or discounts for customers that switch from their current electric utility supplier to encourage competition.

      o Utilities have an opportunity to recover stranded costs associated with generation assets through a market transition charge (MTC) that could last up to eight years. Costs associated with above-market power purchase contracts with other utilities and with non-utility generators (NUGs) will be recovered over the remaining life of those contracts. Mitigation by the utility of its stranded costs, to the extent possible, is required.

      o Securitization is limited to 75% of utility generation-related stranded costs. Transition bonds with a maximum scheduled amortization of 15 years can be issued if the proceeds are used to recover eligible stranded costs. Power purchase contracts can also be securitized in an effort to buy out or buy down contracts.

      o On or after the starting date of implementation of retail choice, the BPU may require functional separation of a utility's non-competitive business functions from its competitive electric generation service and require that those competitive services be provided by a related competitive business segment of a public utility holding company. The related competitive business segment of the public utility holding company will not be subject to regulation under New Jersey utility law but may be subject to FERC regulation.

      o While the Energy Competition Act does not mandate divestiture of electric generation assets, it gives the BPU the right to examine market conditions and requires divestiture if the BPU finds market power would impede development of competition.

      o Competitive services may be offered by a public utility or a competitive business segment of a public utility only with the written approval of the BPU. Tariffs for competitive services will be required and subject to review and approval by the BPU. The competitive business segment must not adversely impact the ability of the utility to offer non-competitive services to customers in a safe, adequate and proper manner. The price for services must not be less than the fully allocated cost of providing such services. Cross-subsidization is prohibited and standards for affiliate relationships will be established. The BPU will be required to apply 50% of the net revenues earned from competitive services offered by an electric public utility as an offset to stranded costs or a reduction of rates for the period of time that the utility collects transition bond charges.

      o Utility holding companies are permitted to offer competitive electric generation service to existing utility retail customers subject to affiliate relations standards to be established by the BPU. A utility holding company's competitive business entity utilizing utility assets, including personnel and equipment other than the delivery network or certain shared corporate overhead or administrative services, to provide competitive services is subject to a 50% sharing of net revenues from such services. Unless the utility ratepayers receive full market value for the use of such utility assets pursuant to a contract between the parties filed with the BPU, those revenues will be used to offset transition charges and/or distribution rates for a period of time.

      o The BPU is required to initiate a proceeding and adopt interim technical standards to ensure the safety, reliability and accuracy of metering equipment provided to electric and gas customers. The BPU is required to issue an order providing customers the opportunity to choose a supplier for some or all customer services (such as metering and billing) not later than one year from the start of retail competition. Until that time, customers are given the option with affirmative consent to receive two bills, one from the utility and one from the supplier.

      o The BPU is required to adopt interim consumer protection standards for electric and gas suppliers to prevent slamming, protect customer privacy and provide customers necessary information to make informed decisions.

      o Simultaneously with the implementation of retail choice, the BPU may permit recovery of certain costs through a Societal Benefits Charge which would be a component of rates for all retail customers. These costs will include social programs for which rate recovery was approved prior to April 30, 1997; nuclear decommissioning costs; demand side management program costs, manufactured gas plant clean up costs and potentially the cost of a statewide consumer education program. The BPU is authorized to use the existing funds for social programs to create a universal service fund for low income energy assistance.

      o Utilities will serve customers for at least three years as the energy provider of last resort, providing basic electric generation and gas services. The BPU is required to decide, no later than three years after the start of retail choice, whether to allow other, non-utility, suppliers to offer basic generation service on a competitive basis.

      o Businesses, cities, towns and counties are able to aggregate their own power demands and other energy needs for which marketers may bid to serve. Customers will control their inclusion in any such group. Aggregation by municipalities to serve residents and businesses within those municipalities can also begin at the start of retail choice.

      o Electric suppliers must disclose information about fuels used to generate the electricity that they sell and emissions from their portfolio of electricity suppliers on customers' bills or in marketing materials. The BPU and New Jersey Department of Environmental Protection (NJDEP) may adopt an emission control portfolio standard for all retail suppliers if the BPU finds that a standard is necessary to meet Clean Air Act rules and that regional and Federal actions would not achieve compliance with those rules, or if two other states using the PJM power pool comprising 40% of the retail electric usage in PJM adopt such standards.

      STRANDED COSTS

      Stranded costs represent the portion of the book value of generation related assets or the portion of payments under power purchase contracts which are in excess of their value in a competitive deregulated marketplace. In its initial proposal, PSE&G had identified its potentially stranded costs associated with fossil and nuclear generating stations at $3.9 billion, based on certain assumptions, including future market prices of electricity and performance of generating units. Changes in these assumptions could materially alter the estimated amount of potentially stranded costs.

      To the extent that any portion of its stranded costs are not probable of recovery upon the conclusion of the Energy Master Plan Proceedings, and thus ineligible for deferral as a regulatory asset under Statement of Financial Accounting Standards (SFAS) 71, "Accounting for the Effects of Certain Types of Regulation" (SFAS 71), PSE&G would incur an extraordinary, non-cash charge to income that could be material to the financial position and results of operations of PSEG and PSE&G. For additional discussion related to the Energy Master Plan Proceedings, see Note 3. Regulatory Assets and Liabilities.

      Recoverability of these costs is largely dependent on the order to be issued by the BPU at the conclusion of the Energy Master Plan Proceedings. PSE&G has proposed to securitize $2.5 billion of these costs, with the remainder to be recovered through a market transition charge during a proposed transition period of seven years. In addition, PSE&G is seeking to negotiate the restructuring of certain of its BPU approved contracts with Non-utility Generators (NUGs), which, in PSE&G's initial proposal, were estimated to be $1.6 billion above assumed future market prices. These costs are being recovered through the LEAC and are expected to continue to be recovered through successor mechanisms to be determined by the outcome of the Energy Master Plan Proceedings as to which no assurances can be given. PSEG and PSE&G cannot predict the outcome of these proceedings. However, such proceedings could have a material adverse effect on PSEG's and PSE&G's financial condition, results of operations and net cash flows and could adversely affect the carrying values of PSEG's and PSE&G's assets and the ability to declare dividends on PSEG's common stock.

      SECURITIZATION

      In accordance with the provisions of the Energy Competition Act, it is expected that the BPU will issue an order authorizing securitization of up to 75% of PSE&G's generation-related stranded costs. Securitization is a refinancing technique, whereby the interest and principal payments on the securitized debt which is issued will be serviced by an irrevocable, non-bypassable charge to utility customers. The Energy Competition Act provides that net proceeds from any authorized securitization of a utility's stranded costs must be used to reduce that utility's debt and equity.

      Dependent upon market conditions and the level of securitization authorized by the BPU in the Energy Master Plan Proceedings, PSE&G may use a number of alternatives to reduce its debt and equity, including the redemption, tender or purchase of its outstanding Mortgage Bonds and preferred stock.
In anticipation of an application of the use of proceeds of securitization, PSEG has been engaged in a program to repurchase its Common Stock, as discussed below.

      Since the Energy Master Plan Proceedings are still in progress, PSE&G cannot predict the extent to which regulators will allow the use of such securitization for recovery of stranded costs. PSE&G's decision as to the manner in which the proceeds of securitization will be utilized to reduce debt and equity is dependent upon the BPU's decision in the Energy Master Plan Proceedings. The decision of the BPU required in this matter could have a material adverse effect on PSEG's and PSE&G's financial condition, results of operations and net cash flows. The use of securitization proceeds to reduce debt and equity is likely to affect the market prices of the related securities. Additionally, the use of securitization could impact PSEG's and PSE&G's bond ratings and the cost of other debt for PSEG and PSE&G.

      On September 15, 1998, in anticipation of securitization of PSE&G's stranded costs afforded by the then proposed Energy Competition Act, the Board of Directors of PSEG authorized the repurchase of up to 10 million shares of its Common Stock. Under the authorization, repurchases were made in the open market at the discretion of

PSEG. The repurchased shares have been held as treasury stock. At December 31, 1998, PSEG had repurchased approximately 5.3 million shares of Common Stock at a cost of approximately $207 million, under this authorization. As of February 8, 1999, PSEG had repurchased a total of 10 million shares at a cost of approximately $391 million under this program.

      DEPRECIATION

      In its Energy Master Plan proposal, PSE&G has proposed to lengthen the depreciable lives of its electric distribution assets from 28 to 45 years. These assets are expected to remain regulated. The excess depreciation reserve, calculated based on this change in depreciable lives, would be amortized over a proposed seven year transition period. If PSE&G's plan is adopted as proposed, it would result in a reduction of annual depreciation expense of $116 million during such transition period and $35 million thereafter over the remaining life of these assets.

      ADMINISTRATIVE LAW JUDGE'S RECOMMENDATIONS

      Previously, in connection with its Energy Master Plan Proceedings, the BPU requested the Office of Administrative Law to hold evidentiary hearings regarding stranded costs and unbundling issues. Hearings were held before an Administrative Law Judge (ALJ) and on August 17, 1998, the ALJ filed his decision providing its recommendations to the BPU. The BPU can adopt, reject or modify the ALJ's recommendations in its decision on PSE&G's proposal which was filed as part of these proceedings. PSE&G cannot predict the extent to which the BPU will rely on the ALJ's decision in evaluating PSE&G's proposal. The ALJ's decision on PSE&G's competition and rate proposal:

      o Recommended the adoption of PSE&G's request to securitize up to $2.5 billion of its after-tax stranded costs through the issuance of revenue bonds, which would mature over a 15 year period.

      o Recommended the recovery of $1.6 billion of PSE&G's above-market price contracts to purchase power from non-utility generators
            (NUGs).

      o Recommended a rate cut of between 10% and 12%, exclusive of the impact of energy tax reform.

      o Supported PSE&G's request for a seven year transition period. PSE&G had proposed a transition period of seven years, starting on the effective date of the BPU's final decision in these proceedings, with basic tariff rates capped during that seven year period. During the transition period, PSE&G would maintain responsibility for system reliability of energy and capacity supply.

      o Accepted PSE&G's approach/methodology of quantifying stranded costs without quantifying the amount of such costs.

      o Recommended a review of PSE&G's actual electric fuel costs, which would apply any potential savings from the elimination of the Electric Levelized Energy Adjustment Clause (LEAC) to mitigate stranded costs.

      o Supported PSE&G's Societal Benefits Clause proposal, but proposed to exclude non-utility generators (NUG) costs from the Societal Benefits Clause. A separate NUG charge would be created.

      o Recommended adding an amount, known as a "retail adder," to the proposed market-based energy credit on customers' bills to give customers who choose another energy supplier credits for more than the market price for power.

      On October 2, 1998, PSE&G filed exceptions to the ALJ's decision. These exceptions addressed issues identified in the ALJ's decision including the validity of capital additions made by PSE&G after the conclusion of its 1992 base rate case, the relevance of PSE&G's methodology regarding stranded costs, mitigation strategies, the adoption of securitization and the unbundling of costs and rates. Other parties to the proceeding have also filed exceptions to the ALJ's decision. PSE&G filed its reply exceptions to the other parties' exceptions to the ALJ's decision on October 30, 1998.

      Hearings at the BPU addressing other restructuring issues such as market power, functional separation and consumer protection concluded on May 28, 1998. Briefs have been filed by the parties in these hearings. As previously discussed, these generic issues are expected to be decided shortly after the March 31, 1999 BPU Order.

SETTLEMENT OF CERTAIN REGULATORY ISSUES

      By Order dated December 31, 1996 (December 31st Order), the BPU approved a settlement among PSE&G, the staff of the BPU (Staff) and the New Jersey Division of Ratepayer Advocate (Ratepayer Advocate) addressing (1) the cost impact of the 1995 shutdown of Salem Nuclear Generating Station (Salem) Units 1 and 2 (Salem 1 and 2), including the "used and useful" issue related to the units through December 31, 1998; (2) the recovery of certain replacement power costs associated with the 1994 Salem 1 outage; and (3) the recovery of capacity costs associated with PSE&G's power purchases from cogeneration producers through December 31, 1998. Under the December 31st Order, PSE&G recorded a charge of $83.9 million for bill credits to electric customers who received credits in January and February 1997. PSE&G also agreed to forego recovery of $12 million associated with energy costs that previously had been deferred. The resulting after-tax earnings loss of $62 million or 26 cents per share of PSEG Common Stock was previously recorded ($59 million or 25 cents per share in the third quarter of 1996 and $3 million or 1 cent per share in 1995).

      Under the terms of the December 31st Order, Salem 1 and 2 continued in base rates without being subject to further refund and PSE&G assumed all nuclear and fossil generating fuel and performance risks, including replacement power costs associated with the Salem, Hope Creek Generating Station (Hope Creek) and Peach Bottom Atomic Power Station (Peach Bottom) nuclear stations from January 1, 1997 through December 31, 1998. The BPU's nuclear performance standard (NPS) did not apply to PSE&G from January 1, 1996 through December 31, 1998. In addition, the energy component of PSE&G's LEAC was fixed at its then existing level with no increase to customers until at least January 1999 with PSE&G responsible for all risks associated with fuel prices. Any underrecovered or overrecovered LEAC balance existing on December 31, 1998 would not be considered in any LEAC review subsequent to that date. Any overrecovery at that date would be applied to reduce any potential stranded costs and any underrecovered balance will be charged to income in the period identified. For an update on the current status of the LEAC, see Note 3. Regulatory Assets and Liabilities.

      The December 31st Order provided PSE&G the opportunity, but no guarantee, during the period January 1, 1997 through December 31, 1998, to fully recover the December 31, 1996 underrecovered LEAC energy balance of $151 million without any change in the current energy component of the LEAC charge. This balance was fully recovered and the overrecovery of $39 million at December 31, 1998 is being carried as a regulatory liability to offset stranded costs.

      In addition to the resolution of the Salem "used and useful" issue, the December 31st Order addressed two other separate long standing issues that PSE&G had been litigating before the BPU. The first pertains to the recovery of certain replacement power costs associated with a 58 day outage at Salem 1 in 1994. The December 31st Order required PSE&G to reduce its underrecovered LEAC balance by $7 million related to that outage. The second pertains to the recovery of capacity costs associated with electric utility power purchases from cogeneration producers through December 31, 1998. The December 31st Order required PSE&G to provide bill credits to electric customers totaling $6.4 million during January and February 1997. In addition, PSE&G reduced its underrecovered LEAC balance by $5 million related to the recovery of capacity costs.

      Through separate letter agreements, PSE&G and the Ratepayer Advocate agreed on a commitment by PSE&G to provide financial assistance toward economic growth and development in New Jersey. This commitment, which runs through December 31, 1999, has four key elements. First, PSE&G created a $30 million revolving economic development fund with emphasis on stimulating jobs and developing high technology projects in urban areas. Second, PSE&G will continue to provide incentives to encourage local public housing authorities to replace up to 4,000 refrigerators a year. Third, PSE&G committed $1 million to develop a fund to provide innovative assistance to low income residents who are having difficulty paying energy bills. Finally, PSE&G committed to developing a computer system which has been developed to assist low income residents in identifying government and community programs from which they would be eligible to receive benefits.

      On November 10, 1998, the BPU requested PSE&G to identify its intention with regard to a new LEAC filing before the BPU, in accordance with the December 31st Order. On November 20, 1998, PSE&G responded and addressed the issue of a new LEAC by stating that it intends to follow its Energy Master Plan filing, wherein it proposed to discontinue the LEAC effective with the commencement of retail electric competition. PSE&G intends to continue the utilization of deferred accounting for the LEAC until commencement of customer choice. Assuming that retail access will commence on or about August 1, 1999, as mandated in the Energy Competition Act, any overrecovery that exists as of that date would be utilized as an offset to the proposed $3.9 billion of stranded costs. As of December 31, 1998, PSE&G established a deferred regulatory liability in the amount of $39 million which represents an overrecovery of LEAC fuel costs, to be applied as an offset to stranded costs.

ELECTRIC LEVELIZED ENERGY ADJUSTMENT CLAUSE (LEAC)/DEMAND SIDE ADJUSTMENT FACTOR
(DSAF)

      As discussed above, the December 31st Order fixed the energy component of the LEAC as of December 31, 1996. Additionally, under PSE&G's Energy Master Plan proposal, if approved, the LEAC would be discontinued. Certain components of the LEAC would become part of the societal benefits clause under PSE&G's proposal. No assurances can be given as to the outcome of the Energy Master Plan Proceedings. For further discussion, see Note 3. Regulatory Assets and Liabilities and Note 11. PSE&G Nuclear Decommissioning.

      On February 24, 1997, PSE&G requested an annualized increase of $151.8 million in the DSAF component of the LEAC effective for the period from May 1997 through December 1998, representing an increase on a typical residential bill of approximately 3.5%. The request included recovery of electric demand side management (DSM)/conservation costs related to BPU approved programs and would raise rates to a level sufficient to recover such costs incurred through December 31, 1998. On April 1, 1998, the BPU approved $150.8 million of PSE&G's requested increase. This increase was effective for service rendered on or after April 3, 1998. The Division of the Ratepayer Advocate has appealed the BPU's order, seeking to overturn the BPU's decision. Initial Briefs on Appeal were filed on October 14, 1998. PSE&G cannot predict the outcome of that appeal. If such an appeal is successful, there could be a material adverse impact on PSEG's and PSE&G's financial condition, results of operations and net cash flows.

      At December 31, 1998, PSE&G had an underrecovered balance, including interest, of approximately $150 million related to these programs. Such amount is included in Deferred Debits on PSE&G's balance sheet.

      PSE&G's most recent DSM Resource Plan (1995 Plan) was approved by the BPU in 1995 and was designed to encourage investment in energy-saving DSM activities. BPU approval of the 1995 Plan included a requirement to file the next DSM Plan by July 1, 1997. In April of 1997 PSE&G filed a request with the BPU to extend the 1995 Plan for one year and to defer filing the next DSM Plan until July 1, 1998, which requests were granted with the condition that the Core Programs would continue until the next DSM Plan was approved. The BPU further directed that PSE&G also extend existing project acceptance and in-service deadline dates by one year. On June 29, 1998, PSE&G filed with the BPU the 1999 Interim Demand Side Management Plan which included Core programs and the Standard Offer, and hearings on the filing were conducted. No action has been taken by the BPU leaving no mechanism open at this time for the accepting of new Standard Offer project proposals. It is anticipated that there will be BPU action on the 1999 Interim Plan in the near future, but PSE&G cannot predict the outcome of such action.

      The Energy Competition Act provides for the continued ability to recover costs related to the DSM programs through a societal benefits charge initially set at the level in rates for DSM cost recovery in place on February 9, 1999. Within the subsequent twelve months, the BPU is required to complete a statewide comprehensive resource analysis of energy efficiency and renewable energy programs and determine the appropriate level of funding for each utility based on this analysis. PSEG and PSE&G cannot predict the final outcome of DSM and other mandated societal costs recovery under the Energy Master Plan Proceedings. Inability to recover such amounts could have a material adverse impact on PSEG's and PSE&G's financial condition, results of operations and net cash flows. For further discussion of the potential impact on PSEG and PSE&G of the Energy Master Plan Proceedings, see New Jersey Energy Master Plan Proceedings.

LEVELIZED GAS ADJUSTMENT CLAUSE (LGAC)

      On July 10, 1998, PSE&G filed a motion with the BPU requesting a $27 million annual increase in its LGAC for the period October 1, 1998 to September 30, 1999, representing an increase on a typical residential bill of approximately 2.8%. Also included in the revised LGAC rate is an increase in the Remediation Adjustment Clause (RAC) component, a decrease in the Demand Side Adjustment Factor (DSAF) and a request to change, on a monthly basis, the over/under collection component of the LGAC rate for residential customers. On October 15, 1998, PSE&G, BPU Staff and the Ratepayer Advocate executed an Interim Stipulation which allows the filed LGAC rates to become effective, subject to refund. On November 4, 1998, the BPU approved an Order adopting the Interim Stipulation.

      On December 22, 1998, the Board approved a Final Stipulation in the LGAC which provided for the following:

      1)    All previously approved interim rates became final.

      2) All margins (prospectively) from PSE&G's participation in the New Jersey Natural Gas Company (New Jersey Natural) residential unbundling pilot program were to be returned 100% to PSE&G's firm gas customers.

      3) PSE&G was allowed to hedge up to 115bcf (approximately 80%) of its residential gas supply through physical or financial transactions, with a limit on the financial transactions of 75% of the total to be hedged.

      4) The LGAC rate can now be changed (increased or decreased) monthly, within certain limits, during November through April to reflect changes in the projected over/under collection.

      On November 14, 1997, PSE&G filed its 1997/98 LGAC petition with the BPU requesting a $45 million increase on an annual basis in its LGAC for the period January 1, 1998 to December 31, 1998. This increase, as filed, amounts to approximately 4.8% on a typical residential bill. Public hearings were held on February 3, 1998. On February 18, 1998, the BPU approved a Stipulation agreed to by the parties in the proceeding. The Stipulation provided for an interim increase in LGAC revenues of approximately $31 million, excluding State sales and use tax. This represents an increase of 3.5% on a typical residential bill. On June 26, 1998, an Order was executed by the BPU making the terms of the interim Stipulation final, without modification.

REMEDIATION ADJUSTMENT CHARGE (RAC)

      In 1992, the BPU approved a mechanism for recovery of PSE&G's costs associated with its Manufactured Gas Plant Remediation Program (Remediation Program) allowing the recovery of actual costs plus carrying charges, net of insurance recoveries, over a seven-year period through PSE&G's LGAC and LEAC, with 60% charged to gas customers and 40% charged to electric customers.

      On July 10, 1998, PSE&G filed a motion before the BPU requesting a $1.5 million annual increase in its RAC for the period August 1, 1997 to July 31, 1998, representing an increase on a typical residential bill of approximately 0.03%. On November 4, 1998, the BPU issued an Order approving the rate increase on an interim basis, subject to refund. On December 22, 1998, the BPU approved the rate increase on a final basis.

      The Energy Competition Act provides for the continued ability to recover costs related to the Remediation Program through a societal benefits charge. No assurances can be given as to the outcome of the Energy Master Plan Proceedings.

CONSOLIDATED TAX BENEFITS

      In a case affecting another utility in which neither PSEG nor PSE&G were parties, the BPU considered the extent to which tax savings generated by non-utility affiliates included in the consolidated tax return of that utility's holding company should be considered in setting that utility's rates. In 1992, the BPU approved an order in such case treating certain consolidated tax savings generated after June 30, 1990 by that utility's non-utility affiliates as a reduction of its rate base. Also in 1992, the BPU issued an order resolving PSE&G's 1992 base rate proceeding without separate quantification of the consolidated tax issue. Such order did not provide final resolution of the consolidated tax issue for any subsequent base rate filing. While PSEG continues to account for its two wholly-owned subsidiaries on a stand-alone basis, resulting in a realization of tax benefits by the entity generating the benefit, an ultimate unfavorable resolution of the consolidated tax issue could reduce PSE&G's and PSEG's revenues, net income or net cash flows. In addition, an unfavorable resolution may adversely impact PSEG's non-utility investment strategy. PSEG believes that PSE&G's taxes should be treated on a stand-alone basis for rate-making purposes, based on the separate nature of the utility and non-utility businesses. The issue of PSEG sharing the benefits of consolidated tax savings with PSE&G or its ratepayers was addressed by the BPU in its July 28, 1996 letter which informed PSE&G that the issue of consolidated tax savings can be discussed in the context of PSE&G's next base rate case or plan for an alternative form of regulation. However, neither PSEG nor PSE&G is able to predict what action, if any, the BPU may take concerning consolidation of tax benefits in future rate proceedings.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS (OPEB)

      On October 21, 1998, the BPU ordered PSE&G to fund in an external trust its annual OPEB obligation to the maximum extent allowable under Section 401(h) of the Internal Revenue Code. For 1998, the amount funded was $12 million. Remaining OPEB costs will not be funded in an external trust.

OTHER REGULATORY ISSUES

      NON-UTILITY GENERATION BUYDOWN

      PSE&G is seeking to restructure certain of its BPU approved contracts with NUGs, which are estimated to be $1.6 billion above assumed future market prices. Under Federal and State regulations, utilities have been required to enter into long-term power purchase agreements with NUGs at prices which have subsequently proven to be above market. In June 1998, PSE&G and the Union County Utilities Authority (UCUA) announced an agreement to amend their Power Purchase and Interconnection Agreement and in July 1998, the BPU approved this amendment. Under this amendment, PSE&G has paid UCUA a lump sum amount of $7.75 million in exchange for a $15.6 million savings to ratepayers on a net present value basis. The payment of $7.75 million by PSE&G is being recovered through the LEAC and is expected to continue to be recovered through successor mechanisms to be determined by the outcome of the Energy Master Plan Proceedings as to which no assurances can be given.

      ORDER ADOPTING AUCTION STANDARDS

      On June 16, 1998, the BPU adopted standards applicable to the auction processes being used by two other New Jersey utilities to divest themselves of certain of their generating plants by sale to unrelated entities. At this time, PSEG's strategy is to retain its generation assets. The BPU order adopting these auction standards indicated that the standards would be reviewed and possibly modified if deemed appropriate. Should PSE&G decide or be required to sell its generation assets, PSE&G would determine at such time whether to seek such review or modification.

      INTERIM COMPETITIVE TRANSITION CHARGE (ICTC)

      In September 1996, PSE&G filed a petition with the BPU to establish an ICTC which is designed to recover stranded costs which will result from a customer leaving PSE&G's system as a full requirements customer. The Energy Competition Act does not require that on-site generators pay any fees equivalent to the societal benefits charge or recovery of utility stranded costs (market transition charge or transition bond charges) provided that the energy load served by the on-site generators does not reduce the utility's distributed kilowatt hours below 92.5% of the kilowatt hours distributed by the utility in 1999. If that trigger is exceeded, then on-site generators will pay such charges. PSE&G cannot predict the impact this may have on its financial condition, results of operations and net cash flows.

      GAS UNBUNDLING

      PSE&G's unbundled gas transportation tariffs, which have been in place since 1994, allow any nonresidential customer, regardless of size, to purchase its own gas, transport it to PSE&G and require PSE&G to deliver such gas to the customer's facility. Under the Energy Competition Act, utilities are required to offer all of their customers the choice to buy the gas commodity from alternate suppliers by December 31, 1999. The Energy Competition Act also applies similar rules to the gas industry as to the electric industry addressing affiliate relations, consumer protections, among others.

      To date, approximately 17,700 commercial and industrial customers, of approximately 180,000 such customers eligible, have elected to utilize unbundled gas service. PSE&G cannot predict, in light of restructuring and with the changes in the law affecting the gross receipts and franchise tax which became effective on January 1, 1998, whether additional customers will use this service. Those changes now apply sales tax to sales by marketers, putting a similar tax burden on them as borne by PSE&G (see NJGRT Reform below).

      In April 1997, the BPU approved PSE&G's proposal for a residential gas unbundling pilot program (SelectGas), which allowed approximately 65,000 residential natural gas customers, out of a total of 1.4 million residential gas customers, to participate in the competitive marketplace effective May 1, 1997. On April 30, 1998, PSE&G filed a report with the BPU on SelectGas and proposed refinements for a permanent residential gas unbundling program (SelectGas Plus). Under SelectGas Plus, as proposed, a total of 300,000 residential customers would be permitted to choose their gas supplier on a first-come, first-served basis. This expanded program would commence sixty days after a BPU order authorizing this program. PSE&G's proposal would permit its remaining residential customers to choose their gas supplier by July 1, 1999 or such alternate date as may be established by the BPU. On December 22, 1998, PSE&G, the BPU and the Ratepayer Advocate executed an Interim Stipulation for Phase I of PSE&G's Residential Gas Transportation Program (Program). In accordance with the Interim Stipulation, residential customers would not be eligible to register (sign-up) for the Program until 60 days after the BPU's Energy Master Plan Proceedings written order. The Interim Stipulation mandates that residential customers who return to PSE&G's bundled sales service after a designated period would be served gas which is market- priced under PSE&G's Market Price Gas Service (MPGS) tariff.

      PSE&G also participates in a retail pilot program of the New Jersey Natural Gas Company (New Jersey Natural) to provide unbundled gas transportation to former residential customers of New Jersey Natural. PSE&G has enrolled over 1,700 former residential gas customers of New Jersey Natural.

      Current transportation rate schedules produce the same non-fuel revenue per therm as existing sales tariff rate schedules. Thus, to date, PSE&G's earnings have been unaffected by whether the customers remain on sales tariffs or convert to transportation service. PSEG's indirect subsidiary, Energy Technologies, provides non-utility gas marketing services operating in New Jersey and several other states.

      NEW JERSEY GROSS RECEIPTS AND FRANCHISE TAX (NJGRT) REFORM

      For a discussion of New Jersey energy tax reform and its impact on the NJGRT, see Note 12. Income Taxes.

NOTE 3. REGULATORY ASSETS AND LIABILITIES

      Regulatory assets and liabilities are recorded in accordance with the provisions of SFAS 71. In general, SFAS 71 recognizes that accounting for rate-regulated enterprises should reflect the relationship of costs and revenues. As a result, a regulated utility may defer recognition of costs (a regulatory asset) or recognize obligations (a regulatory liability) if it is probable that, through the rate-making process, there will be a corresponding increase or decrease in revenues. Accordingly, PSE&G has deferred certain costs, which are being amortized over various periods. To the extent that collection of such costs or payment of liabilities is no longer probable as a result of changes in regulation and/or PSE&G's competitive position, the associated regulatory asset or liability will be charged or credited to income. Through 1998 and into 1999, PSE&G continues to meet the requirements for application of SFAS 71. Once the BPU issues its March 31, 1999 order in the Energy Master Plan Proceedings, PSE&G will no longer meet the requirements for application of SFAS 71 for its then deregulated operations. It is expected that the existing regulatory assets, listed below, will continue in the regulated portion of PSE&G's business and will continue to be subject to SFAS 71.

      At December 31, 1998 and 1997, PSE&G had deferred the following regulatory assets and liabilities on the Consolidated Balance Sheets:

                                                  DECEMBER 31,
                                            -----------------------
                                               1998         1997
                                            ----------   ----------
REGULATORY ASSETS                            (MILLIONS OF DOLLARS)

SFAS 109 Income Taxes                       $      704   $      725
OPEB Costs                                         270          289
Demand Side Management Costs                       150          116
Environmental Costs                                139          122
Unamortized Loss on Reacquired Debt and
  Debt Expense                                     135          135
Decontamination and Decommissioning Costs           39           43
Underrecovered Gas Costs                            35           76
Plant and Regulatory Study Costs                    32           34
Repair Allowance Tax Deficiencies and
  Interest                                          26           --
Property Abandonments                               21           37
Oil and Gas Property Write-Down                     21           26

Underrecovered Electric Energy Costs                --           91
Other                                                7           --
                                            ----------   ----------
Total Regulatory Assets                     $    1,579   $    1,694
                                            ==========   ==========
REGULATORY LIABILITIES
Overrecovered Electric Energy Costs         $       39   $       --
Other Stranded Cost Recovery Offsets                 4           --
                                            ----------   ----------
Total Regulatory Liabilities                $       43   $       --
                                            ==========   ==========


UNAMORTIZED LOSS ON REACQUIRED DEBT AND DEBT EXPENSE: Represents bond issuance costs, premiums, discounts and losses on reacquired long-term debt.

OPEB COSTS: Includes costs associated with adoption of SFAS 106 which were deferred in accordance with EITF Issue 92-12. Beginning January 1, 1998, PSE&G commenced the amortization of the regulatory asset over 15 years.

ENVIRONMENTAL COSTS: Represents environmental costs which are probable of recovery in future rates.

UNDERRECOVERED ELECTRIC ENERGY COSTS/OVERRECOVERED ELECTRIC ENERGY COSTS: PSE&G had the opportunity, but no guarantee, during the period January 1, 1997 through December 31, 1998, to fully recover its December 31, 1996 underrecovered LEAC balance of $151 million without any change in the current energy component of the LEAC charge. At December 31, 1998, PSE&G has fully recovered its December 31, 1996 underrecovered LEAC balance. The LEAC is in an overrecovered position of $39 million at December 31, 1998. This overrecovered amount will be used to offset stranded costs per the BPU's December 31st Order in the Salem settlement. PSE&G continues to follow deferred accounting treatment for the LEAC until the BPU rules on PSE&G's Energy Master Plan proposal. The potential discontinuance of the LEAC which may result from the Energy Master Plan Proceedings may cause increased earnings volatility since PSE&G will bear the full risks and rewards of changes in nuclear and fossil generating fuel costs and replacement power costs. No assurances can be given as to the outcome of the New Jersey Energy Master Plan Proceedings.

SFAS 109 INCOME TAXES: Represents regulatory asset related to the implementation of SFAS 109, "Accounting for Income Taxes" in 1993. For further discussion including flow-through impacts, see Note 12. Income Taxes.

DEMAND SIDE MANAGEMENT COSTS: Recoveries of DSM/conservation costs (related to BPU-approved programs) are determined by the BPU. PSE&G's deferred DSM balance as of December 31, 1998 and 1997, respectively, reflects underrecovered/(overrecovered) costs as follows:

                               DECEMBER 31,
                          --------------------
                            1998        1997
                          --------    --------
                          (MILLIONS OF DOLLARS)
Deferred DSM (Including
  Interest)--Electric     $    151    $    122
Deferred DSM (Including
  Interest)--Gas                (1)         (6)
                          --------    --------
    Total                 $    150    $    116
                          ========    ========

DECONTAMINATION AND DECOMMISSIONING COSTS: Represents amounts related to decontamination and decommissioning at Federal government sites which are probable of recovery in future rates.

PLANT AND REGULATORY STUDY COSTS: Amounts shown in the consolidated balance sheets consist of costs associated with developing, consolidating and documenting the specific design basis of PSE&G's jointly owned nuclear generating stations, as well as PSE&G's share of costs associated with the cancellation of the Hydrogen Water Chemistry System Project (HWCS Project) at Peach Bottom. PSE&G has received both BPU and FERC approval to defer and amortize, over the remaining lives of the Salem, Hope Creek and Peach Bottom nuclear units, costs associated with configuration baseline documentation and the canceled HWCS Project.

REPAIR ALLOWANCE TAX DEFICIENCIES AND INTEREST: Represents Federal income tax deficiencies and interest thereon applicable to deductions under the repair allowance provisions of the Internal Revenue Code, disallowed upon IRS audit. The BPU has allowed recovery of these costs in rates.

PROPERTY ABANDONMENTS: The BPU has authorized PSE&G to recover after-tax property abandonment costs from its customers. The table of Regulatory Assets above reflects property abandonments, and related tax effects, for which no return is earned. The net-of-tax discount rate used was between 4.868% and 5.292%.

OIL AND GAS PROPERTY WRITE-DOWN: On December 31, 1992, the BPU approved the recovery of PSE&G's deferral of an EDC write-down through PSE&G's LGAC over a ten-year period beginning January 1, 1993.

NOTE 4. LONG-TERM INVESTMENTS

      Long-Term Investments are primarily those of Energy Holdings.

                                                 DECEMBER 31,
                                           -----------------------
                                              1998         1997
                                           ----------   ----------
                                            (MILLIONS OF DOLLARS)
Lease Agreements (see Note 5
   Leasing Activities):
   Leveraged Leases .....................  $    1,393   $    1,143
   Direct and Other Financing Leases ....          --            4
                                           ----------   ----------
      Total .............................       1,393        1,147
                                           ----------   ----------
Partnerships:
   General Partnerships .................          72          142
   Limited Partnerships .................         522          534
                                           ----------   ----------
      Total .............................         594          676
                                           ----------   ----------

Corporate Joint Ventures ................         879          885
Securities ..............................          21           28
Other Investments .......................         147          137
                                           ----------   ----------
      Total Long-Term Investments .......  $    3,034   $    2,873
                                           ==========   ==========

      Resources' leveraged leases are reported net of principal and interest on non-recourse loans, unearned income and deferred tax credits. Income and deferred tax credits are recognized at a level rate of return from each lease during the periods in which the net investment is positive.

      Partnership investments and corporate joint ventures are those of Resources, Global and EGDC.

      Other Investments, above, relate primarily to Public Service Conservation Resources Corporation (PSCRC), which at December 31, 1998 was a wholly-owned subsidiary of PSE&G. On January 1, 1999, PSCRC was transferred to Energy Technologies, a wholly-owned subsidiary of Energy Holdings. PSCRC's investment in DSM projects had balances at December 31, 1998 and 1997 of approximately $72 million and $84 million, respectively.

NOTE 5. LEASING ACTIVITIES

AS LESSOR

      Resources' net investments in leveraged leases are composed of the following elements:

                                    DECEMBER 31, 1998      DECEMBER 31, 1997
                                  ---------------------  ---------------------
                                  (MILLIONS OF DOLLARS)  (MILLIONS OF DOLLARS)

                                        LEVERAGED              LEVERAGED
                                          LEASES                 LEASES
                                        ----------             ----------
Lease rents receivable ............     $    1,921             $    1,498
Estimated residual value ..........            665                    635
                                        ----------             ----------
                                             2,586                  2,133
Unearned and deferred income ......         (1,193)                  (990)
                                        ----------             ----------
    Total investments . ...........          1,393                  1,143
Deferred taxes ....................           (731)                  (670)
                                        ----------             ----------
    Net investments ...............     $      662             $      473
                                        ==========             ==========

   Resources' other capital leases are with various regional, state and city authorities for transportation equipment and aggregated $0 million and $4 million as of December 31, 1998 and 1997, respectively.

NOTE 6. SCHEDULE OF CONSOLIDATED CAPITAL STOCK AND OTHER SECURITIES

                                                                                   CURRENT
                                                                                  REDEMPTION
                                                               OUTSTANDING           PRICE        DECEMBER 31,      DECEMBER 31,
                                                                  SHARES           PER SHARE          1998              1997
                                                               -----------        ----------      ------------      ------------
                                                                                                       (MILLIONS OF DOLLARS)
PSEG Common Stock (no par) (A)
   Authorized 500,000,000 shares; issued and
   outstanding at December 31, 1998, 226,643,508
   shares; at December 31, 1997, 231,957,608 shares
   and at December 31, 1996, 233,470,291 shares ........                                                $3,396            $3,603

PSEG Preferred Securities (B)
   PSEG Quarterly Guaranteed Preferred Beneficial
   Interest in PSEG's Subordinated Debentures
   (D) (E) (G) (I)
     7.44%   ...........................................         9,000,000                --              $225               $--
     Floating Rate .....................................           150,000                --               150                --
     7 1/4%   ..........................................         6,000,000                --               150                --
                                                                                                  ------------      ------------
     Total Quarterly Guaranteed Preferred Beneficial
     Interest in PSEG's Subordinated Debentures ........                                                  $525               $--
                                                                                                  ============      ============
PSE&G Preferred Securities
   PSE&G Cumulative Preferred Stock (C) without
   Mandatory Redemption (D) $100 par value series
     4.08%   ...........................................           146,221            103.00               $15               $15
     4.18%   ...........................................           116,958            103.00                12                12
     4.30%  ............................................           149,478            102.75                15                15
     5.05%  ............................................           104,002            103.00                10                10
     5.28%  ............................................           117,864            103.00                12                12
     6.92%  ............................................           160,711                --                16                16
   $25 par value series
     6.75%  ............................................           600,000                --                15                15
                                                                                                  ============      ============
   Total Preferred Stock without Mandatory Redemption ..                                                   $95               $95
                                                                                                  ============      ============
     With Mandatory Redemption (D) (E) $100
     par value series
     5.97%  ............................................           750,000            102.99               $75               $75
                                                                                                  ============      ============
   Total Preferred Stock with Mandatory Redemption .....                                                   $75               $75
                                                                                                  ============      ============
   PSE&G Monthly Guaranteed Preferred Beneficial
   Interest in PSE&G's Subordinated Debentures
   (D) (E) (H)
     9.375%  ...........................................         6,000,000                --              $150              $150
     8.00%  ............................................         2,400,000                --                60                60
                                                                                                  ------------      ------------
     Total Monthly Guaranteed Preferred Beneficial
     Interest in PSE&G's Subordinated Debentures .......                                                  $210              $210
                                                                                                  ============      ============
   PSE&G Quarterly Guaranteed Preferred Beneficial
   Interest in PSE&G's Subordinated Debentures
   (D) (E) (F) (H)
     8.625%     ........................................         8,320,000                --              $208              $208
     8.125%     ........................................         3,800,000                --                95                95
                                                                                                  ------------      ------------
     Total Quarterly Guaranteed Preferred Beneficial
     Interest in PSE&G's Subordinated Debentures .......                                                  $303              $303
                                                                                                  ============      ============

(A) On September 15, 1998, in anticipation of securitization of PSE&G's stranded costs afforded by the Energy Competition Act and the ALJ's decision, the Board of Directors of PSEG authorized the repurchase of up to 10 million shares of its common stock (Common Stock). Under the authorization, repurchases were made in the open market at the discretion of PSEG. The repurchased shares have been held as treasury stock. At December 31, 1998, PSEG had repurchased 5,314,100 shares of Common Stock at a cost of approximately $207 million, under this authorization. As of February 8, 1999, PSEG had repurchased a total of 10 million shares at a cost of approximately $391 million under this program.

      In July 1996, PSEG initiated a Common Stock repurchase program. As of December 31, 1996, 11,227,639 shares had been repurchased for $307 million. The program concluded on January 17, 1997. The total number of shares repurchased under the program was 12,740,322 at a cost of $350 million.

      Total authorized and unissued shares include 7,302,488 shares of PSEG Common Stock reserved for issuance through PSEG's Dividend Reinvestment and Stock Purchase Plan and various employee benefit plans. In 1998 and 1997, no shares of PSEG Common Stock were issued or sold through these plans.

(B) PSEG has authorized a class of 50,000,000 shares of Preferred Stock without par value, none of which is outstanding.

(C) At December 31, 1998, there were aggregates of 5,954,766 shares of $100 par value and 9,400,000 shares of $25 par value Cumulative Preferred Stock which were authorized and unissued, and which upon issuance may or may not provide for mandatory sinking fund redemption. If dividends upon any shares of Preferred Stock are in arrears in an amount equal to the annual dividend thereon, voting rights for the election of a majority of PSE&G's Board of Directors become operative and continue until all accumulated and unpaid dividends thereon have been paid, whereupon all such voting rights cease, subject to being revived from time to time.

(D) At December 31, 1998 and 1997, the annual dividend requirement and embedded dividend rate for Preferred Stock without mandatory redemption was $10,886,758 and 5.18%, respectively, and for Preferred Stock with mandatory redemption was $4,477,500 and 6.02%, respectively.

      At December 31, 1998 and 1997, the annual dividend requirement and embedded cost of the Monthly Income Preferred Securities (Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures) was $18,862,500 and 5.50% and $18,862,500 and 6.04%, respectively.

      At December 31, 1998 and 1997, the annual dividend requirement of the Quarterly Income Preferred Securities (Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures) and their embedded costs were $25,658,750 and 5.18% and $25,658,750 and 5.70%, respectively.

      At December 31, 1998, the annual dividend requirement of PSEG's Trust Preferred Securities (Guaranteed Preferred Beneficial Interest in PSEG's Subordinated Debentures) and their embedded costs were $38,433,000 and 4.91%, respectively. There were no Trust Preferred Securities at PSEG at December 31, 1997.

(E)   For information concerning fair value of financial instruments, see Note
      8. Financial Instruments and Risk Management.

(F) In February 1997, PSE&G Capital Trust II issued $95 million of 8.125% Quarterly Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures.

(G) In January 1998, Enterprise Capital Trust I issued $225 million of 7.44% Quarterly Guaranteed Preferred Beneficial Interest in PSEG's Subordinated Debentures. In June 1998, Enterprise Capital Trust II issued $150 million of Floating Rate Capital Securities with a Quarterly Guaranteed Preferred Beneficial Interest in PSEG's Subordinated Debentures. The Floating Rate Capital Securities were offered to Institutional Investors at an annual rate equal to 3-month LIBOR plus 1.22%, determined quarterly. PSEG entered into an interest rate swap agreement which effectively fixes the rate on this issue for 10 years at 7.2%. In July 1998, Enterprise Capital Trust III issued $150 million of 7.25% Quarterly Guaranteed Preferred Beneficial Interest in PSEG's Subordinated Debentures.

(H) PSE&G Capital L.P., PSE&G Capital Trust I and PSE&G Capital Trust II were formed and are controlled by PSE&G for the purpose of issuing Monthly and Quarterly Income Preferred Securities (Monthly and Quarterly Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures). The proceeds were loaned to PSE&G and are evidenced by PSE&G's Deferrable Interest Subordinated Debentures. If and for as long as payments on PSE&G's Deferrable Interest Subordinated Debentures have been deferred, or PSE&G has defaulted on the indentures related thereto or its guarantees thereof, PSE&G may not pay any dividends on its common and preferred stock. The Subordinated Debentures and the indentures constitute a full and unconditional guarantee by PSE&G of the Preferred Securities issued by the partnership and the trusts.

(I) Enterprise Capital Trust I, Enterprise Capital Trust II and Enterprise Capital Trust III were formed and are controlled by PSEG for the purpose of issuing Quarterly Trust Preferred Securities (Quarterly Guaranteed Preferred

      Beneficial Interest in PSEG's Subordinated Debentures). The proceeds were loaned to PSEG and are evidenced by PSEG's Deferrable Interest Subordinated Debentures. If and for as long as payments on PSEG's Deferrable Interest Subordinated Debentures have been deferred, or PSEG has defaulted on the indentures related thereto or its guarantees thereof, PSEG may not pay any dividends on its common and preferred stock. The Subordinated Debentures and the indentures constitute a full and unconditional guarantee by PSEG of the Preferred Securities issued by the trusts.

NOTE 7. SCHEDULE OF CONSOLIDATED DEBT

LONG-TERM                                                                         DECEMBER 31,
                                                                         -------------------------------
INTEREST RATES                                            MATURITY           1998              1997
--------------                                           -----------     ------------     --------------
                                                                             (MILLIONS OF DOLLARS)
PSEG
Extendible Notes (A)
LIBOR plus 0.75% - 0.78%                                 2000.......          $275                $--
                                                                         ------------     --------------
     Total Long-Term Debt of PSEG...................................          $275                $--
                                                                         ============     ==============
PSE&G
First and Refunding Mortgage Bonds (B)
6.00%                                                    1998.......           $--               $100
8.75%                                                    1999.......           100                100
6.00%-7.625%                                             2000.......           635                635
7.875%                                                   2001.......           100                100
6.125%                                                   2002.......           300                300
6.875%-8.875%                                            2003.......           300                300
6.25%-9.125%                                             2004-2007..           750                750
6.80%-6.90%                                              2008-2012..             3                  3
Variable                                                 2008-2012..            66                 66
6.75%-7.375%                                             2013-2017..           375                375
6.45%-9.25%                                              2018-2022..           139                139
Variable                                                 2018-2022..            14                 14
5.20%-7.50%                                              2023-2027..           573                568
5.45%-6.55%                                              2028-2032..           499                499
Variable                                                 2028-2032..            25                 25
5.00%-8.00%                                              2033-2037..           160                160
Medium-Term Notes
8.10%-8.16%                                              2008-2012..            60                 60
7.04%                                                    2018-2022..             9                  9
7.15%-7.18%                                              2023-2027..            41                 41
                                                                         ------------     --------------
   Total First and Refunding Mortgage Bonds.........................         4,149              4,244
                                                                         ------------     --------------
Unsecured Bonds (C)
6.00%                                                    1998.......            --                 18
Variable                                                 2027.......            19                 19
                                                                         ------------     --------------
   Total Unsecured Bonds............................................            19                 37
                                                                         ------------     --------------
Principal Amount Outstanding (D)....................................         4,168              4,281
Amounts Due Within One Year (E).....................................          (100)              (118)
Net Unamortized Discount............................................           (23)               (37)
                                                                         ------------     --------------
   Total Long-Term Debt of PSE&G (F)................................        $4,045             $4,126
                                                                         ============     ==============
ENERGY HOLDINGS
PSEG CAPITAL
Senior Notes (G)
9.875%--10.05%                                           1998.......           $--                $38
Medium-Term Notes
9.00%                                                    1998.......            --                 75
8.95%-9.93%                                              1999.......           155                155
6.54%                                                    2000.......            78                 78
6.74%                                                    2001.......           135                135
6.80%-7.00%                                              2002.......           130                130
                                                                         ------------     --------------
Principal Amount Outstanding (D)....................................           498                611
Amounts Due Within One Year (E).....................................          (155)              (113)
Net Unamortized Discount............................................            (2)                (2)
                                                                         ------------     --------------
   Total Long-Term Debt of PSEG Capital.............................           341                496
                                                                         ------------     --------------
FUNDING (H)
9.95%                                                    1998.......            --                 83
7.58%                                                    1999.......            45                 45
                                                                         ------------     --------------
Principal Amount Outstanding (D)....................................            45                128

Amounts Due Within One Year (E).....................................           (45)               (83)
                                                                         ------------     --------------
   Total Long-Term Debt of Funding..................................            --                 45
                                                                         ------------     --------------
GLOBAL
Non-recourse Debt (I)
7.721% - Bank Loan                                       1999.......            87                 87
13.23% - Bank Loan                                       2002.......           123                135
14.00% - Minority Interest Loan                          2027.......            10                 10
                                                                         ------------     --------------
Principal Amount Outstanding (D)....................................            220               232
Amounts Due Within One Year.........................................          (118)               (26)
                                                                         ------------     --------------
     Total Long-Term Debt of Global.................................            102               206
                                                                         ------------     --------------
     Total Long-Term Debt of Energy Holdings........................           $443              $747
                                                                         ============     ==============
        Consolidated Long-Term Debt (J).............................         $4,763            $4,873
                                                                         ============     ==============

(A) In November 1998, PSEG issued Series A and B of Extendible Notes due November 2000 totaling $275 million. Series A in the amount of $100 million pays interest at LIBOR plus 0.75%, reset quarterly, and will be automatically tendered to the remarketing agent for remarketing on May 24, 1999. Series B in the amount of $175 million pays interest at LIBOR plus 0.78%, reset quarterly, and will be automatically tendered to the remarketing agent for remarketing on November 22, 1999. At December 31, 1998, the interest rates on Series A and B were 6.00% and 6.03%, respectively.

(B) PSE&G's Mortgage, securing the Bonds, constitutes a direct first mortgage lien on substantially all PSE&G's property and franchises.

      During 1998, PSE&G reacquired on the open market $242 million of its 7.50% Series OO First and Refunding Mortgage Bonds (Bonds). In May 1998, PSE&G issued $250 million of its 6.375% Remarketable Series YY Bonds due 2023, Mandatorily Tendered 2008. PSE&G also entered into a Remarketing Agreement with a third party that granted the third party the option to call and remarket the Series YY Bonds on May 1, 2008 for the remaining term of the Series YY Bonds. In January 1998, $100 million of PSE&G's 6.00% Bonds, Series NN, matured.

(C)   On July 1, 1998, $18 million of PSE&G's 6% Unsecured Bonds matured.

(D)   For information concerning fair value of financial instruments, see Note
      8. Financial Instruments and Risk Management.

(E) The aggregate principal amounts of mandatory requirements for sinking funds and maturities for each of the five years following December 31, 1998 are as follows:

                  SINKING
                   FUNDS                                      MATURITIES
                   -----       ----------------------------------------------------------------------------
                                                         PSEG
    YEAR           GLOBAL        PSEG        PSE&G      CAPITAL       FUNDING        GLOBAL         TOTAL
------------     ----------    ---------  ----------- ------------  ------------  ------------  -----------
1999........           $31           --        $100         $155           $45           $87          $418
2000........            31         $275         635           78            --            --         1,019
2001........            31           --         100          135            --            --           266
2002........            30           --         300          130            --            --           460
2003........            --           --         300           --            --            --           300
                -----------    ---------  ------------------------  ------------  ------------  -----------
                      $123         $275      $1,435         $498           $45           $87        $2,463
                ===========    =========  ========================  ============  ============  ===========

(F) At December 31, 1998 and 1997, PSE&G's annual interest requirement on long-term debt was $282 million and $291 million, of which $274 million and $283 million, respectively, was the requirement for Bonds. The embedded interest cost on long-term debt on such dates was 7.35% and 7.44%, respectively. The embedded interest cost on long-term debt due within one year at December 31, 1998 was 8.83%.

(G) PSEG Capital has provided up to $750 million debt financing for Energy Holdings' businesses, except Energy Technologies, on the basis of a net worth maintenance agreement with PSEG. Effective January 31, 1995, PSEG Capital has limited its borrowings to no more than $650 million.

(H) Funding provides debt financing for Resources, Global and their subsidiaries on the basis of an unconditional guarantee from Energy Holdings.

(I) Global's projects are generally financed with non-recourse debt at the project level, with the balance in the form of equity investments by the partners in the project. The non-recourse debt shown in the above table is that of two consolidated subsidiaries which have equity investments in distribution facilities in Argentina and Brazil. Global's capital at risk on the projects is limited to its original equity investment. The non-recourse debt, through the process of consolidation, appears as long-term debt and long-term investments in PSEG's consolidated balance sheets.

(J) At December 31, 1998 and 1997, the annual interest requirement on long-term debt was $365 million and $378 million, of which $274 million and $283 million, respectively, was the requirement for Bonds. The embedded interest cost on long-term debt on such dates was 7.32% and 7.64%, respectively.

      PSEG

      At December 31, 1998, PSEG had a committed $150 million revolving credit facility which expires in December 2002. At December 31, 1998 and 1997, PSEG had a $25 million and $75 million uncommitted line of credit, respectively, with a bank. At December 31, 1998, PSEG had no debt outstanding under these facilities. The weighted-average, short-term debt rate of PSEG was 5.6%, 6.2% and 5.7% for the years ended December 31, 1998, 1997 and 1996, respectively.

      PSE&G

                                                                                 1998         1997       1996
                                                                                 ----         ----       ----
                                                                                     (MILLIONS OF DOLLARS)
Principal amount outstanding at year end, primarily commercial paper.......      $850       $1,106       $638
Weighted average interest rate for short-term debt at year end.............      5.91%        6.07%      5.70%

      PSE&G has authorization from the BPU to issue and have outstanding not more than $1.5 billion of its short-term obligations at any one time, consisting of commercial paper and other unsecured borrowings from banks and other lenders. This authorization expires January 4, 2000.

      PSE&G has a $1.3 billion commercial paper program (Program) supported by a $650 million revolving credit agreement expiring in June 1999 and a $650 million revolving credit agreement expiring in June 2002 with a group of commercial banks. As of December 31, 1998 and 1997, PSE&G had $655 million and $952 million, respectively, outstanding under the Program, which amounts are included in the table above. As of December 31, 1998, there was no debt outstanding under the revolving credit agreements.

      PSE&G has $150 million in uncommitted lines of credit facilities extended by a number of banks to primarily support short-term borrowings, of which $115 million was outstanding on December 31, 1998 and is included in the table above.

      PSE&G had various lines of credit facilities extended by banks to primarily support the issuance of letters of credit. As of December 31, 1998, letters of credit were issued in the amount of $21 million.

      PSE&G Fuel Corporation (Fuelco) has a $125 million commercial paper program to finance a 42.49% share of Peach Bottom nuclear fuel, supported by a $125 million revolving credit facility with a group of banks, which expires on June 28, 2001. PSE&G has guaranteed repayment of Fuelco's respective obligations. As of December 31, 1998 and 1997, Fuelco had commercial paper of $80 million outstanding under the commercial paper program, which amounts are included in the table above. As of December 31, 1998, there was no debt outstanding under the revolving credit facility.

      Pursuant to the BPU's authorization of long-term debt, PSE&G has entered into standby financing arrangements with banks totaling $124 million. These facilities support long-term tax-exempt multi-mode mortgage bond financings done through the New Jersey Economic Development Authority, The Pollution Control Financing Authority of Salem County (New Jersey), the York County (Pennsylvania) Industrial Development Authority and the Indiana County (Pennsylvania) Industrial Development Authority. As of December 31, 1998, no amounts were outstanding under such arrangements.

      ENERGY HOLDINGS

                                                                                 1998         1997       1996
                                                                                 ----         ----       ----
                                                                                     (MILLIONS OF DOLLARS)
Principal amount outstanding at year end...................................      $206         $267       $--
Weighted average interest rate for short-term debt at year end.............      6.46%        6.92%       --

      Funding has a $300 million credit facility expiring in July 1999 and a $150 million revolving credit agreement expiring in November 1999. As of December 31, 1998, there was $206 million outstanding under these facilities, which is included in the table above.

NOTE 8. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

      PSEG's operations give rise to exposure to market risks from changes in commodity prices, interest rates, foreign currency exchange rates and securities prices. PSEG's policy is to use derivative financial instruments for the purpose of managing market risk consistent with its business plans and prudent business practices.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The estimated fair value was determined using the market quotations or values of instruments with similar terms, credit ratings, remaining maturities and redemptions at the end of 1998 and 1997, respectively. Note that certain events, in connection with the Energy Master Plan Proceedings could trigger certain redemption features of certain PSE&G mortgage bonds which is not reflected in the fair value estimations below, see Note 2. Regulatory Issues.

                                                                                     DECEMBER 31,
                                                            -------------------------------------------------------------
                                                                       1998                            1997
                                                            ---------------------------  --------------------------------
                                                              CARRYING        FAIR          CARRYING           FAIR
                                                               AMOUNT         VALUE          AMOUNT            VALUE
                                                            ------------- -------------  ---------------  ---------------
                                                                               (MILLIONS OF DOLLARS)
Long-Term Debt (A):
     PSEG..................................................        $275          $275              $--              $--
     Energy Holdings.......................................         762           769              969              978
     PSE&G.................................................       4,145         4,389            4,244            4,389
Preferred Securities Subject to Mandatory Redemption:
     PSE&G Cumulative Preferred Securities.................          75            77               75               78
     Monthly Guaranteed Preferred Beneficial Interest in
        PSE&G's Subordinated Debentures....................         210           213              210              221
     Quarterly Guaranteed Preferred Beneficial Interest in
        PSE&G's Subordinated Debentures....................         303           315              303              316
     Quarterly Guaranteed Preferred Beneficial Interest in
        PSEG's Subordinated Debentures.....................         525           518               --               --

(A) Includes current maturities and interest rate swaps of $44 million and $150 million for Energy Holdings and PSEG, respectively, for the period ended December 31, 1998. Includes current maturities and an interest rate swap of $44 million for Energy Holdings for the period ended December 31, 1997.

      Global had consolidated non-recourse debt of $123 million as of December 31, 1998 which is denominated in the Brazilian Real that is indexed to a basket of currencies including U.S. dollars. As a result, it is subject to foreign currency exchange rate risk due to the effect of exchange rate movements between the indexed foreign currencies and the Brazilian Real and between the Brazilian Real and the U.S. Dollar. Exchange rate changes ultimately impact the debt level outstanding in the denominated currency and result in foreign currency transactions in accordance with current accounting guidance. Any related transaction (losses)/gains resulting from such exchange rate changes are included in determining net income for the period and amounted to $(3) million and $1 million for the years ended December 31, 1998 and 1997, respectively. For more information on foreign operations and the devaluation of foreign currencies, see Note 20. Subsequent Events.

      COMMODITY INSTRUMENTS--PSE&G

      At December 31, 1998 and 1997, PSE&G held or issued instruments that reduce exposure to market fluctuations from factors such as weather, environmental policies, changes in demand, changes in supply, state and Federal regulatory policies and other events. These instruments, in conjunction with owned electric generating capacity and physical gas supply contracts, are designed to cover estimated electric and gas customer commitments. PSE&G currently has levelized energy adjustment clauses, LEAC and LGAC, in place for both electricity and natural gas pursuant to BPU orders. These clauses were established to minimize the impact of major commodity price swings on energy cost to customers. Effective January 1, 1998, the amount included for LEAC under/overrecovery represents the difference between fuel-related revenues and fuel-related expenses which are comprised of the cost of generation and net purchased power at the locational marginal price. PSE&G uses futures, forwards, swaps and options to manage and hedge price risk related to these market exposures.

      Energy commodity futures involve the buying or selling of electricity and natural gas at a fixed price under the provisions of exchange regulations. Energy commodity forwards involve the buying or selling of electricity and natural gas at non-standardized terms that result from direct negotiation between the buyer and the seller. Swap agreements require PSE&G to receive or make payment based on the difference between a specified price and the actual price of the underlying commodity. Energy commodity options provide the right, but not the requirement, to buy or sell energy-related commodities at a fixed price. PSE&G uses these instruments to manage commodity price risk.

      At December 31, 1998, PSE&G had outstanding commodity financial instruments with a notional contract quantity of 1.6 million MWH of electricity and 65.2 million MMBTU of natural gas. At December 31, 1997, PSE&G had outstanding commodity financial instruments with a notional contract quantity of
0.9 million MWH of electricity and 3.7 million MMBTU of natural gas. Notional amounts are indicative only of the volume of activity and are not a measure of market risk. At December 31, 1998 and 1997, PSE&G had current unrecognized net gains of $5 million and $3 million, respectively, related to commodity instruments.

      NATURAL GAS HEDGING--ENERGY HOLDINGS

      As of December 31, 1998 and 1997, Energy Technologies had outstanding futures contracts to buy natural gas related to fixed-price natural gas sales commitments. Such contracts hedged approximately 90% and 97% of its fixed price sales commitments at December 31, 1998 and 1997, respectively. As of December 31, 1998 and 1997, Energy Technologies had a net unrealized hedge loss of $5 million and $2 million, respectively.

      NUCLEAR DECOMMISSIONING TRUST FUNDS

      Contributions made into the Nuclear Decommissioning Trust Funds are invested in debt and equity securities. The carrying value of these funds of $524 million and $459 million approximates the fair market value as of December 31, 1998 and 1997, respectively.

      EQUITY SECURITIES--ENERGY HOLDINGS

      Resources, a wholly-owned subsidiary of Energy Holdings, has investments in equity securities and partnerships, in which Resources is a limited partner, which invest in equity securities. Resources carries its investments in equity securities at their approximate fair value as of the reporting date. Consequently, the carrying value of these investments is affected by changes in the fair value of the underlying securities. Fair value is determined by adjusting the market value of the securities for liquidation and market volatility factors, where appropriate. The aggregate amount of such investments which have available market prices at December 31, 1998 and 1997 are recorded at fair value of $204 million and $185 million, respectively, and have exposure to market price risk. A sensitivity analysis has been prepared to estimate Energy Holdings' exposure to market sensitivity of these investments. The potential change in fair value resulting from a hypothetical 10% change in quoted market prices of these investments amounts to $17 million.

      INTEREST RATE SWAPS--PSEG AND ENERGY HOLDINGS

      PSEG entered into an interest rate swap on June 26, 1998 to hedge Enterprise Capital Trust II's $150 million of Floating Rate Capital Securities, Series B, due 2028. Enterprise Capital Trust II is a special purpose statutory business trust controlled by PSEG. The basis for both the interest rate swap and the Floating Rate Capital Securities is the quarterly London Interbank Offered Rate (LIBOR). This interest rate swap effectively hedges the underlying debt for 10 years at an effective rate of 7.2%.

      In June 1997, an indirect subsidiary of Global entered into an interest rate swap on 50% of its floating rate borrowings of $87 million. The basis for the interest rate swap is six month LIBOR. The interest rate swap effectively hedges the underlying debt through its scheduled maturity in May 1999 at the current effective rate of 7.76%. The interest differential to be received or paid under the interest rate swap agreement is recorded over the life of the agreement as an adjustment to the interest expense of the related borrowing. The swap terminates on May 28, 1999.

      CREDIT RISK--PSE&G AND ENERGY HOLDINGS

      Credit risk relates to the risk of loss that PSEG would incur as a result of nonperformance by counterparties, pursuant to the terms of their contractual obligations. PSEG has established credit policies that it believes significantly minimizes PSEG's exposure to credit risk. These policies include an evaluation of potential counterparties' financial condition (including credit rating), collateral requirements under certain circumstances and the use of standardized agreements, which may allow for the netting of positive and negative exposures associated with a single counterparty.

NOTE 9. CASH AND CASH EQUIVALENTS

      The December 31, 1998 and 1997 balances consist primarily of working funds and highly liquid marketable securities (commercial paper and money market funds) with a maturity of three months or less.

NOTE 10. COMMITMENTS AND CONTINGENT LIABILITIES

NUCLEAR INSURANCE COVERAGES AND ASSESSMENTS

      PSE&G's insurance coverages and maximum retrospective assessments for its nuclear operations are as follows:

                                                                                                    PSE&G MAXIMUM
TYPE AND SOURCE OF COVERAGES                                 TOTAL SITE COVERAGES                    ASSESSMENTS
----------------------------                                 --------------------                    -----------
                                                                               (MILLIONS OF DOLLARS)
Public and Nuclear Worker Liability (Primary Layer):
     American Nuclear Insurers............................           $200.0 (A)                           $8.0
Nuclear Liability (Excess Layer):
     Price-Anderson Act...................................         $9,514.8 (B)                         $233.6
                                                                   --------                             ------
         Nuclear Liability Total..........................         $9,714.8 (C)                         $241.6
                                                                   ========                             ======

Property Damage (Primary Layer):
     Nuclear Electric Insurance Limited (NEIL) Primary
         (Salem/Hope Creek/Peach Bottom)..................           $500.0                              $11.6
Property Damage (Excess Layer):
     NEIL II (Salem/Hope Creek/Peach Bottom)..............         $2,250.0                              $10.0
                                                                   --------                              -----
     Property Damage Total (Per Site).....................         $2,750.0                              $21.6
                                                                   ========                              =====

Replacement Power:
     NEIL Primary (Primary Layer at all sites)............            $21.0 (D)                           N/A
     NEIL I (Excess Layer at Salem and Peach Bottom)......           $202.8 (E)                           $5.9
     NEIL I (Excess Layer at Hope Creek)..................           $449.5                               $3.1
                                                                                                          ----
         Replacement Power Total (Hope Creek).............              See (F)                           $9.0
                                                                                                          ====

(A) The primary limit for Public Liability is a per site aggregate limit with no potential for assessment. The Nuclear Worker Liability represents the potential liability from workers claiming exposure to the hazard of nuclear radiation. This coverage is subject to an industry aggregate limit, includes annual automatic reinstatement if the ICRP Reserve Fund exceeds $400 million, and has an assessment potential under former canceled policies.

(B) Retrospective premium program under the Price-Anderson liability provisions of the Atomic Energy Act of 1954, as amended. PSE&G is subject to retrospective assessment with respect to loss from an incident at any licensed nuclear reactor in the United States. This retrospective assessment can be adjusted for inflation every five years. The last adjustment was effective as of August 20, 1998. This retrospective program is excess over the Public and Nuclear Worker Liability primary layers.

(C)   Limit of liability under the Price-Anderson Act for each nuclear incident.

(D) After a waiting period, NEIL Primary insured sites may receive a weekly indemnity of $3.5 million for six weeks.

(E) Salem and Peach Bottom have an aggregate indemnity limit based on a weekly indemnity of $1.5 million for 52 weeks followed by 80% of the weekly indemnity for 104 weeks. Hope Creek has an aggregate indemnity limit based on a weekly indemnity of $3.3 million for 52 weeks followed by 80% of the weekly indemnity for 104 weeks.

(F) Combined aggregate limit of NEIL Primary and NEIL I coverages available for Hope Creek is $470.5 million. For Salem and Peach Bottom the combined aggregate limits are $223.8 million.

      The Price-Anderson Act sets the "limit of liability" for claims that could arise from an incident involving any licensed nuclear facility in the nation. The "limit of liability" is based on the number of licensed nuclear reactors and is adjusted at least every five years based on the Consumer Price Index. The current "limit of liability" is $9.7 billion. All utilities owning a nuclear reactor, including PSE&G, have provided for this exposure through a combination of private insurance and mandatory participation in a financial protection pool as established by the Price-Anderson Act. Under the Price-Anderson Act, each party with an ownership interest in a nuclear reactor can be assessed their share of $88.1 million per reactor per incident, payable at $10 million per reactor per incident per year. If the damages exceed the "limit of liability," the President is to submit to Congress a plan for providing additional compensation to the injured parties. Congress could impose further revenue raising measures on the nuclear industry to pay claims. PSE&G's maximum aggregate assessment per incident is $233.6 million (based on PSE&G's ownership interests in Hope Creek, Peach Bottom and Salem) and its maximum aggregate annual assessment per incident is $26.5 million. This does not include the $8.0 million that could be assessed under the nuclear worker policies.

      Further, a decision by the U.S. Supreme Court, not involving PSE&G, has held that the Price-Anderson Act did not preclude awards based on state law claims for punitive damages.

      PSE&G is a member of an industry mutual insurance company, NEIL. NEIL provides the primary property and decontamination liability insurance at Salem/Hope Creek and Peach Bottom. NEIL also provides excess property insurance through its decontamination liability, decommissioning liability, and excess property policy and replacement power coverage through its business interruption and/or extra expense policy. NEIL policies may make retrospective premium assessments in case of adverse loss experience. PSE&G's maximum potential liabilities under these assessments are included in the table and notes above. Certain provisions in the NEIL policies provide that the insurer may suspend coverage with respect to all nuclear units on a site without notice if the NRC suspends or revokes the operating license for any unit on a site, issues a shutdown order with respect to such unit or issues a confirmatory order keeping such unit down.

NUCLEAR OPERATING PERFORMANCE STANDARD (OPS)

      PECO Energy Company (PECO Energy), Delmarva Power & Light Company (DP&L) and PSE&G, three of the co-owners of the Salem Nuclear Generating Station Units 1 and 2 (Salem) and the Peach Bottom Atomic Power Station Units 2 and 3 (Peach Bottom), have agreed to an OPS through December 31, 2011 for Salem and through December 31, 2007 for Peach Bottom. Under the OPS, the station operator is required to make payments to the non-operating owners (excluding Atlantic City Electric Company) commencing in January 2001 if the three-year historical average net maximum dependable capacity factor for that station, calculated as of December 31 of each year commencing with December 31, 2000, falls below 40%. Any such payment is limited to a maximum of $25 million per year. The parties have further agreed to forego litigation in the future, except for limited cases in which the operator would be responsible for damages of no more than $5 million per year.

YEAR 2000

      Many of PSEG's and PSE&G's systems, which include information technology applications, plant control and telecommunications infrastructure systems, must be modified due to computer program limitations in recognizing dates beyond 1999. Management estimates the total cost related to Year 2000 readiness will approximate $83 million, to be incurred from 1997 through 2001, of which $8 million was incurred in 1997, $27 million was incurred in 1998 and approximately $36 million is expected to be incurred in 1999. A portion of these costs is not likely to be incremental to PSEG or PSE&G, but rather, represents a redeployment of existing personnel/resources.

      The schedule to replace certain systems was accelerated for Year 2000 purposes. Analysis is continuing and costs identified to date are approximately $5 million, which are not included in the estimates above. Additionally, PSE&G is installing programs (SAP) from SAP America, Inc. to replace certain major business systems. SAP America, Inc. has represented that SAP is Year 2000 compliant, and thus, installation of SAP will eliminate the need to modify those business systems for Year 2000 compliance. The phased implementation of SAP is scheduled to be completed by January 1, 2000. The cost of implementing SAP is not included in the above cost estimates since SAP implementation has not been accelerated for Year 2000 purposes.

      If PSEG, PSE&G, their domestic and international subsidiaries, other members of the PJM Interconnection, L.L.C. (PJM), PJM trading partners supplying power through PJM or PSEG's or PSE&G's critical vendors and/or customers are unable to meet the Year 2000 deadline, such inability could have a material adverse impact on PSEG's and PSE&G's operations, financial condition, results of operations and net cash flows.

CONSTRUCTION AND FUEL SUPPLIES

      PSE&G has substantial commitments as part of its ongoing construction program, which include capital requirements for nuclear fuel. PSE&G's construction program is continuously reviewed and periodically revised as a result of changes in economic conditions, revised load forecasts, scheduled retirement dates of existing facilities, business strategies, site changes, cost escalations under construction contracts, requirements of regulatory authorities and laws, the timing of and amount of electric and gas rate changes and the ability of PSE&G to raise necessary capital. The outcome of the Energy Master Plan Proceedings and the use of alternative sources of generation may impact PSE&G's construction program. For discussion of the Energy Master Plan Proceedings, see Note 2. Regulatory Issues.

      PSE&G's construction expenditures are expected to aggregate approximately $2.8 billion during the years 1999 through 2003, which includes $414 million for nuclear fuel and excludes AFDC. The estimate of construction requirements is based on expected project completion dates and includes anticipated escalation due to inflation of approximately 3% annually. Therefore, construction delays or higher inflation levels could cause significant increases in these amounts. PSE&G expects to generate the majority of funds necessary to satisfy its construction expenditures over this period, assuming adequate and timely recovery of costs which may be impacted by the outcome of the Energy Master Plan Proceedings, as to which no assurances can be given. In addition, PSE&G does not presently anticipate any difficulties in obtaining sufficient sources of fuel for electric generation or adequate gas supplies during the years 1999 through 2003.

SITE RESTORATIONS AND OTHER ENVIRONMENTAL COSTS

      It is difficult to estimate the future financial impact of environmental laws, including potential liabilities. PSEG and PSE&G accrue environmental liabilities when it is probable that a liability has been incurred and the amount of the liability is reasonably estimable. Provisions for estimated losses from environmental remediation are, depending on the site, based primarily on internal and third-party environmental studies, estimates as to the number and participation level of any other Potentially Responsible Parties, the extent of the contamination and the nature of required remedial and restoration actions.

HAZARDOUS WASTE

      Certain Federal and state laws authorize the U.S. Environmental Protection Agency (EPA) and the New Jersey Department of Environmental Protection (NJDEP), among other agencies, to issue orders and bring enforcement actions to compel responsible parties to investigate and take remedial actions at any site that is determined to present an actual or potential threat to human health or the environment because of an actual or threatened release of one or more hazardous substances. Because of the nature of PSE&G's business, including the production of electricity, the distribution of gas and, formerly, the manufacture of gas, various by-products and substances are or were produced or handled which contain constituents classified as hazardous. PSE&G generally provides for the disposal or processing of such substances through licensed independent contractors. However, these statutory provisions impose joint and several responsibility without regard to fault on all responsible parties, including the generators of the hazardous substances, for certain investigative and remediation costs at sites where these substances were disposed of or processed. PSE&G has been notified with respect to a number of such sites and the investigation and remediation of these potentially hazardous sites is receiving attention from the government agencies involved. Generally, actions directed at funding such site investigations and remediation include all suspected or known responsible parties. Based on current information, except as discussed below with respect to its manufactured gas plant Remediation Program, PSEG and PSE&G do not expect its expenditures for any such site, individually or all such current sites in the aggregate, to have a material effect on financial condition, results of operations and net cash flows.

      The NJDEP has recently revised regulations concerning site investigation and remediation. These regulations will require an ecological evaluation of potential injuries to natural resources in connection with a remedial investigation of contaminated sites. The NJDEP is presently working with the utility industry to develop procedures for implementing these regulations. These regulations may substantially increase the costs of remedial investigations and remediations, where necessary, particularly at sites situate on surface water bodies. PSE&G and predecessor companies owned and/or operated certain facilities situate on surface water bodies, certain of which are currently the subject of remedial activities.

The financial impact of these regulations on these projects is not currently estimable. PSE&G does not anticipate that the compliance with these regulations will have a material adverse effect on its financial position, results of operations or net cash flows.

PSE&G MANUFACTURED GAS PLANT REMEDIATION PROGRAM

      In 1988, NJDEP notified PSE&G that it had identified the need for PSE&G, pursuant to a formal arrangement, to systematically investigate and, if necessary, resolve environmental concerns extant at PSE&G's former manufactured gas plant sites. To date, NJDEP and PSE&G have identified 38 former manufactured gas plant sites. PSE&G is currently working with NJDEP under a program to assess, investigate and, if necessary, remediate environmental concerns at these sites. The Remediation Program is periodically reviewed and revised by PSE&G based on regulatory requirements, experience with the Remediation Program and available remediation technologies. The cost of the Remediation Program cannot be reasonably estimated, but experience to date indicates that costs of approximately $20 million per year could be incurred over a period of about 30 years and that the overall cost could be material to PSEG's and PSE&G's financial condition, results of operations and net cash flows.

      Costs incurred through December 31, 1998 for the Remediation Program amounted to $139 million. In addition, at December 31, 1998, PSE&G's estimated liability for remediation costs through 2001 aggregated $84 million. Expenditures beyond 2001 cannot be reasonably estimated.

      The Energy Competition Act provides for the continuation of RAC programs. The recovery of costs for RAC is to be through a societal benefits charge. No assurances can be given as to the outcome of the Energy Master Plan Proceedings (see Note 2. Regulatory Issues).

AIR POLLUTION CONTROL

      In June 1998, NJDEP adopted regulations implementing a memorandum of understanding among 11 Northeastern states and the District of Columbia, establishing a regional plan for reducing nitrogen oxide (NOx) emissions from utility and large industrial boilers. The extent of investment in control technologies, operational changes and purchases of allowances required to comply with these regulations will be directly related to the number of allowances PSE&G receives. PSE&G expects to receive a preliminary allocation of allowances in March 1999 and the final allocation is expected to be determined in accordance with the NJDEP regulations in November 1999 which is subsequent to the May 1, 1999 through September 30, 1999 period governed by the regulations. PSE&G has attempted to minimize the uncertainty associated with the timing of the allocation by purchasing allowances, upgrading control technologies and estimating the expected allocation with as much precision as is practicable using available data. However PSE&G's present analysis leads it to believe that the potential costs for purchasing additional NOx budget allowances should not exceed a total of $10 million through December 31, 2002. Expenditures associated with installing control technology could result in an additional $72 million. However, PSE&G is currently analyzing alternatives which could substantially reduce the necessity of capital improvements.

PASSAIC RIVER SITE

      The EPA has determined that a six mile stretch of the Passaic River in Newark, New Jersey is a "facility" within the meaning of that term under CERCLA and that, to date, at least thirteen corporations may be potentially liable for performing required remedial actions to address potential environmental pollution at the facility. The EPA anticipates identifying other potentially responsible parties (PRP). One PRP (Cooperating Party) entered into a consent decree with the EPA in 1994 obligating it to conduct a remedial investigation and feasibility study of available and applicable corrective actions for the site. The Cooperating Party has reported that it has incurred approximately $35 million to date in connection with the implementation of required remedial actions for the site. Future costs for prospective remedial actions may be material to PSE&G.

      In a separate matter, PSE&G and certain of its predecessors operated industrial facilities at properties along the stretch of the Passaic River designated as the site. In April 1996, the EPA directed PSE&G to provide information concerning the nature and quantity of raw materials, by-products and wastes which may have been generated, treated, stored or disposed at certain of these facilities. The facilities are PSE&G's former Harrison Gas Plant and Essex Generating Station. PSE&G submitted responses to the EPA requests for these sites in August 1996. In July 1997, the EPA named PSE&G as a PRP for this site. PSE&G cannot predict what action, if any, the EPA or any third party may take against PSE&G with respect to this site, or in such event, what costs PSE&G may incur to address any such claims. However, such costs may be material.

NOTE 11. PSE&G NUCLEAR DECOMMISSIONING

      The BPU decision in PSE&G's most recent base rate case utilized studies based on the prompt removal/dismantlement method of decommissioning for all of PSE&G's nuclear generating stations. This method consists of removing fuel, source material and all other radioactive materials with activity levels above accepted release limits from the nuclear sites. PSE&G has an ownership interest in five nuclear units: Salem 1 and Salem 2--42.59% each, Hope Creek--95% and Peach Bottom 2 and 3--42.49% each. In accordance with rate orders received from the BPU, PSE&G has established an external master nuclear decommissioning trust for all its nuclear units. This trust contains two separate funds: a qualified fund and a non-qualified fund, due to an Internal Revenue Service (IRS) ruling.
Section 468A of the Internal Revenue Code limits the amount of money that can be contributed into a "qualified" fund. Contributions made into a qualified fund are tax deductible. PSE&G estimated the total cost of decommissioning its share of these five nuclear units at $986 million in year end 1995 dollars (the year that the most recent site specific estimates were prepared), excluding contingencies. On December 23, 1996, PSE&G filed its 1995 nuclear plant decommissioning cost update with the BPU. On December 17, 1997, the BPU accepted PSE&G's decommissioning cost updates and found that the current funding requirements as presented in PSE&G's 1996 Nuclear Decommissioning Trust Fund Report, dated May 15, 1997, appear adequate.

      The most recent base rate decision provided that $15.6 million of such costs are to be collected through base rates and an additional annual amount of $7 million in 1993 and $14 million each year thereafter are to be recovered through PSE&G's LEAC. Although the Energy Competition Act provides that the societal benefits charge will be utilized to collect the necessary funding for nuclear decommissioning, no assurances can be given as to the outcome of the Energy Master Plan Proceedings. At December 31, 1998 and 1997, the accumulated provision for depreciation and amortization included reserves for nuclear decommissioning for PSE&G's nuclear units of $465 million and $428 million, respectively. As of December 31, 1998 and 1997, PSE&G had contributed $303 million and $279 million, respectively, into independent, external, qualified and non-qualified nuclear decommissioning trust funds. The fair market value of these funds as of December 31, 1998 and 1997 was $542 million and $458 million, respectively.

      The staff of the SEC has questioned certain of the current accounting practices of the electric utility industry, including PSE&G, regarding the recognition, measurement and classification of nuclear decommissioning costs in their financial statements. In response to these questions, the Financial Accounting Standards Board (FASB) has agreed to review the accounting for removal costs, including decommissioning. If current electric utility industry accounting practices for decommissioning are changed: (1) annual provisions for decommissioning could materially increase, (2) the estimated cost for decommissioning could be recorded as a liability rather than as accumulated depreciation and (3) trust fund income from the external decommissioning trusts could be reported as investment income rather than as a reduction to decommissioning expense all, or any of which, could have a material adverse effect on PSEG's and PSE&G's financial condition, results of operations and net cash flows.

URANIUM ENRICHMENT DECONTAMINATION AND DECOMMISSIONING FUND

      In accordance with EPAct, domestic utilities that own nuclear generating stations are required to pay a cumulative total of $150 million each year (adjusted for inflation) into a decontamination and decommissioning fund, based on their past purchases of U.S. government enrichment services. These amounts are being collected over a period of 15 years or until $2.25 billion (adjusted for inflation) has been collected. Under this legislation, PSE&G's obligation for the nuclear generating stations in which it has an interest is $70 million (adjusted for inflation). Since 1993, PSE&G has paid $32 million, resulting in a balance due of $38 million. PSE&G has collected the expenditures incurred to date as part of underrecovered electric energy costs and anticipates recovery of such costs through a future regulatory mechanism. PSE&G believes that it should not be subject to collection of any such fund payments under EPAct. It has filed suit in the U.S. Court of Claims and petitioned the U.S. District Court, Southern District of NY to recover these costs.

SPENT NUCLEAR FUEL DISPOSAL COSTS

      In accordance with the Nuclear Waste Policy Act (NWPA), PSE&G has entered into contracts with the Department of Energy (DOE) for the disposal of spent nuclear fuel. Payments made to the DOE for disposal costs are based on nuclear generation and are included in Net Interchanged Power and Fuel for Electric Generation in the Statements of Income. Until the start of retail competition pursuant to the Energy Competition Act, these costs are being recovered through the LEAC. Thereafter, PSE&G will bear the risks of nuclear fuel disposal costs. See Note 2. Regulatory Issues for the Energy Master Plan Proceedings and the potential impact on the LEAC.

      DOE construction of a permanent disposal facility has not begun and DOE has announced that it does not expect a facility to be available until 2010 at the earliest. In 1998, legislation which would have the DOE establish a centralized interim spent fuel storage facility was introduced in Congress. However, Congress ultimately elected not to consider this legislation, and whether or not similar legislation will be considered in the future is unknown. In litigation brought by PSE&G, 40 other utilities and many state and local governments, the United States Court of Appeals for the District of Columbia Circuit reaffirmed DOE's unconditional obligation to begin spent fuel acceptance by January 31, 1998. In November 1997, the court ruled that the utilities had fulfilled their obligations under their respective contracts with DOE by contributing to the Nuclear Waste Fund. The court further ruled that DOE's argument of unavoidable delay to meet its obligation was without merit. However, the court did not order DOE to commence spent fuel acceptance by January 31, 1998; instead, it decided that the standard contract provided a potentially adequate remedy in the form of payment of damages if DOE failed its obligations. In May 1998 the court denied a petition to order DOE to begin spent fuel acceptance immediately and declare that the utilities are allowed to escrow their Nuclear Waste Fund fees until DOE begins spent fuel acceptance. Following this decision, DOE offered a proposal to settle issues related to its failure to meet its obligation, which the utilities unanimously rejected. PSE&G is continuing to work with the utility industry to develop a methodology for determining damages incurred as a result of DOE's failure to meet its obligation and a strategy for its implementation. Some utilities have initiated litigation against DOE to recover damages and this option, among others, is currently being considered by PSE&G. No assurances can be given as to the ultimate availability of a facility.

NOTE 12. INCOME TAXES

      The New Jersey Gross Receipts and Franchise Tax (NJGRT) was eliminated effective January 1, 1998 and replaced with a combination of the New Jersey Corporate Business Tax which is a State income tax, the State sales and use tax and a Transitional Energy Facility Assessment (TEFA), with no material impact on the financial condition, results of operations and net cash flows of PSEG and PSE&G. The TEFA, which is collected from customers, will be phased out over five years. The corresponding phase out and reduction in rates will cause no material impact on PSEG and PSE&G. While under NJGRT, PSE&G was subject to an effective state tax on unit sales equal to approximately 13% of receipts. As a result of such tax reform, after the phase out of the TEFA, the effective state tax rate applicable to PSE&G will have been substantially reduced, putting PSE&G on a more level playing field with competitors. Interim rates were implemented with regard to the new tax structure effective with service rendered on and after January 1, 1998. The BPU completed its administrative review of the filings of all New Jersey utilities and approved permanent rates for 1998 on July 13, 1998 in a final Order. Effective January 1, 1999, revised rates became effective which reflect one year's phase out of the TEFA.

      On September 18, 1998 and October 15, 1998, PSE&G filed with the BPU additional information necessary to 1) reconcile its NJGRT collections to its liability through April 1998, 2) reflect the impact of cash working capital and net negative deferred State income taxes on a separate electric and gas basis and 3) provide actual and estimated tax collected and tax liability through December 31, 1998. On December 16, 1998, the BPU issued an "Order Implementing 1999 'TEFA' Reductions and Other Rate Adjustments." This order mandates PSE&G to recognize the cash working capital impact on a separate electric and gas basis and defer such impact as deferred balance sheet credits with interest. In accordance with the order, PSE&G deferred $1.3 million at December 31, 1998. The Order also requires the BPU Staff to perform audits of New Jersey energy utilities for NJGRT tax payments and collections. The results of such audits are to be reported to the BPU for further action. PSE&G does not expect these adjustments, if any, to have a material impact on its financial condition, results of operations and net cash flows.

      A reconciliation of reported Net Income with pretax income and of income tax expense with the amount computed by multiplying pretax income by the statutory Federal income tax rate of 35% is as follows:

                                                                              1998             1997             1996
                                                                           ----------       ----------       ----------
                                                                               (MILLIONS OF DOLLARS)
Net Income ..........................................................            $644             $560             $612
Preferred securities (net) ..........................................               9               15                5
Discontinued Operations .............................................              --               --              (24)
                                                                           ----------       ----------       ----------
          Subtotal ..................................................             653              575              593
                                                                           ----------       ----------       ----------
Income taxes:
   Operating income:
     Current provision-Federal and State ............................             441              187              127
     Provision for deferred income taxes--net(A)-Federal and State ..              --              167              189
     Investment tax credits--net ....................................             (21)             (20)             (21)
                                                                           ----------       ----------       ----------
          Total included in operating income ........................             420              334              295
Miscellaneous other income:
     Current provision-Federal and State ............................               8              (24)               1
     Provision for deferred income taxes(A)-Federal and State .......              (1)              --               --
     SFAS 90 deferred income taxes(A) ...............................               1                1                2
                                                                           ----------       ----------       ----------
          Total income tax provisions ...............................             428              311              298
                                                                           ----------       ----------       ----------
Pretax income .......................................................          $1,081             $886             $891
                                                                           ==========       ==========       ==========

      Reconciliation between total income tax provisions and tax computed at the statutory tax rate on pretax income:

                                                                                       1998            1997            1996
                                                                                     --------        --------        --------
                                                                                                (MILLIONS OF DOLLARS)
Tax computed at the statutory rate ............................................          $378            $310            $312
Increase (decrease) attributable to flow through of certain tax adjustments:
     Depreciation .............................................................            23              27              11
     Amortization of investment tax credits ...................................           (21)            (20)            (22)
     New Jersey Corporate Business Tax ........................................            63               2               2
     Other ....................................................................           (15)             (8)             (5)
                                                                                     --------        --------        --------
          Subtotal ............................................................            50               1             (14)
                                                                                     --------        --------        --------
          Total income tax provisions .........................................          $428            $311            $298
                                                                                     ========        ========        ========
Effective income tax rate .....................................................          39.6%           35.1%           33.4%

(A) The provision for deferred income taxes represents the tax effects of the following items:

                                                             1998           1997           1996
                                                           --------       --------       --------
                                                                   (MILLIONS OF DOLLARS)
Deferred Credits:
     Additional tax depreciation and amortization ...          $(33)           $34            $39
     Leasing Activities .............................            39            114            136
     Conservation Costs .............................            36             27             15
     Deferred Fuel Costs--net .......................           (60)            (4)             6
     Pension Cost ...................................            26              8              3
     New Jersey Corporate Business Tax ..............            (5)             3              2
     Other ..........................................            (3)           (14)           (10)
                                                           --------       --------       --------
          Total .....................................           $--           $168           $191
                                                           ========       ========       ========

      Between the years 1987 and 1994, PSEG's Federal Alternative Minimum Tax
(AMT) liability exceeded its regular Federal income tax liability. This excess was carried forward to offset regular income tax liability in future years. PSEG used these AMT credits as a reduction against regular tax liability for 1995, 1996 and 1997. There were no remaining credits as of December 31, 1997.

      PSEG provides deferred taxes at the enacted statutory tax rate for all temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities irrespective of the treatment for rate-making purposes. Management believes that it is probable that the accumulated tax benefits that previously have been treated as a flow-through item to PSE&G customers will be recovered from utility customers in the future. Accordingly, an offsetting regulatory asset was established. As of December 31, 1998, PSE&G had a deferred tax liability and an offsetting regulatory asset of $704 million representing the future revenue expected to be recovered through rates based upon established regulatory practices which permit recovery of current taxes payable. This amount was determined using the enacted Federal income tax rate of 35% and State income tax rate of 9%.

      The following is an analysis of deferred income taxes:

                                                            DECEMBER 31,
                                                       ----------------------
                                                         1998          1997
                                                       --------      --------
DEFERRED INCOME TAXES                                   (MILLIONS OF DOLLARS)
Assets:
   Current (net) ................................           $30           $25
                                                       --------      --------
   Non-current:
     Unrecovered Investment Tax Credits .........           110           117
     Nuclear Decommissioning ....................            27            33
     Construction Period Interest and Taxes .....            13            15
     New Jersey Corporate Business Tax ..........            15            --
     Vacation Pay ...............................             6             7
     Development Fees ...........................            15            14
     Other ......................................            32            27
                                                       --------      --------
          Total Non-current .....................           218           213
                                                       --------      --------
          Total Assets ..........................           248           238
                                                       --------      --------
Liabilities:
   Non-current:
     Plant Related Items ........................         2,180         2,246
     Leasing Activities .........................           702           667
     Partnership Activities .....................           155           159
     Conservation Costs .........................            75            39
     Hope Creek O&M Costs .......................            19            21
     Deferred Electric Energy and Gas Costs .....            --            60
     Unamortized Debt Expense ...................            45            44
     Taxes Recoverable Through Future Rates (net)           242           249
     Other ......................................           184           122
                                                       --------      --------
          Total Non-current .....................         3,602         3,607
                                                       --------      --------
          Total Liabilities .....................         3,602         3,607
                                                       --------      --------
Summary -- Accumulated Deferred Income Taxes

   Net Current Assets ...........................            30            25
   Net Non-current Liability ....................         3,384         3,394
                                                       --------      --------
        Total ...................................        $3,354        $3,369
                                                       ========      ========

NOTE 13. PENSION, OTHER POSTRETIREMENT BENEFIT AND SAVINGS PLANS

      In February 1998, the FASB issued SFAS 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" (SFAS 132), which is effective for financial statements for periods beginning after December 15, 1997. This statement revises and standardizes disclosure requirements for pension and other postretirement benefit plans but does not change the measurement or recognition of those plans. Since SFAS 132 solely revises disclosure requirements, the adoption of SFAS 132 did not have a material impact on the financial condition, results of operations and net cash flows of PSEG and PSE&G. The disclosures required by SFAS 132 are below.

PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS

                                                                PENSION BENEFITS (B)         OTHER POSTRETIREMENT BENEFITS (C)
                                                           -----------------------------     ---------------------------------
(MILLIONS OF DOLLARS)                                         1998               1997             1998               1997
                                                           ----------         ----------       ----------         ----------
CHANGE IN BENEFIT OBLIGATION
    Benefit Obligation at Beginning of Year                $    2,123         $    2,065       $      724         $      734
    Service Cost                                                   60                 54               15                 12
    Interest Cost                                                 158                150               56                 54
    Special Termination Benefits (A)                               --                  2               --                 --
    Actuarial (Gain)/Loss                                         287                (11)              16                (43)
    Benefits Paid                                                (140)              (137)             (29)               (33)
                                                           ----------         ----------       ----------         ----------
    Benefit Obligation at End of Year                           2,488              2,123              782                724
                                                           ----------         ----------       ----------         ----------

CHANGE IN PLAN ASSETS
    Fair Value of Assets at Beginning of Year                   1,959              1,687               --                 --
    Actual Return on Plan Assets (Net of Expenses)                249                296                1                 --
    Employer Contributions                                        155                113               41                 33
    Benefits Paid                                                (140)              (137)             (29)               (33)
                                                           ----------         ----------       ----------         ----------
    Fair Value of Assets at End of Year                         2,223              1,959               13                 --
                                                           ----------         ----------       ----------         ----------

RECONCILIATION OF FUNDED STATUS
    Funded Status                                                (265)              (164)            (769)              (724)
    Unrecognized Net
         Transition Obligation                                     37                 45              398                429
         Prior Service Cost                                       134                148               30                 32
         (Gain)/Loss                                              212                 (2)              (9)               (26)
                                                           ----------         ----------       ----------         ----------
    Net Amount Recognized                                  $      118         $       27       $     (350)        $     (289)
                                                           ==========         ==========       ==========         ==========

AMOUNTS RECOGNIZED IN STATEMENT OF FINANCIAL POSITION
        Prepaid Benefit Cost                                      129                 33               --                 --
         Accrued Benefit Cost                                     (42)               (34)            (350)              (289)
         Intangible Asset                                          26                 28               --                 --
         Accumulated Other Comprehensive Income                     5                 --               --                 --
                                                           ----------         ----------       ----------         ----------
    Net Amount Recognized                                  $      118         $       27       $     (350)        $     (289)
                                                           ==========         ==========       ==========         ==========

SEPARATE DISCLOSURE FOR PENSION PLANS WITH
ACCUMULATED BENEFIT OBLIGATION IN EXCESS OF PLAN
ASSETS
    Projected Benefit Obligation at End of Year            $       49       $       39
    Accumulated Benefit Obligation at End of Year                  42               35
    Fair Value of Assets at End of Year                    $       --       $        1

                                                               PENSION BENEFITS (B)         OTHER POSTRETIREMENT BENEFITS (C)
                                                           -----------------------------       -----------------------------
                                                              1998               1997             1998               1997
                                                           ----------         ----------       ----------         ----------
COMPONENTS OF NET PERIODIC BENEFIT COST
   Service Cost                                            $       60         $       54       $       15         $       12
   Interest Cost                                                  158                150               56                 54
   Expected Return on Plan Assets                                (176)              (151)              --                 --
   Amortization of Net
        Transition Obligation                                       8                  8               30                 30
        Prior Service Cost                                         14                 14                2                  2
        (Gain)/Loss                                                --                 --               (1)                (2)
                                                           ----------         ----------       ----------         ----------
   Net Periodic Benefit Cost                               $       64         $       75       $      102         $       96
                                                           ==========         ==========       ==========         ==========

COMPONENTS OF TOTAL BENEFIT EXPENSE
   Net Periodic Benefit Cost                               $       64         $       75       $      102         $       96
   Additional Expense Under FAS 88 Due to Special
       Termination Benefits (A)                                    --                  2               --                 --
                                                           ----------         ----------       ----------         ----------
   Total Benefit Expense Before Effect of Regulatory
        Asset                                              $       64         $       77       $      102         $       96
                                                           ----------         ----------       ----------         ----------
   Effect of Regulatory Asset                                      --                 --               19                (63)
                                                           ----------         ----------       ----------         ----------
   Total Benefit Expense Including Effect of
   Regulatory
        Asset                                              $       64         $       77       $      121         $       33
                                                           ==========         ==========       ==========         ==========

COMPONENTS OF OTHER COMPREHENSIVE INCOME
   Decrease in Intangible Asset                            $       (1)        $       --
   Increase in Additional Minimum Liability                        (4)                --
                                                           ----------         ----------
   Other Comprehensive Income                              $       (5)        $       --
                                                           ----------         ----------

WEIGHTED-AVERAGE ASSUMPTIONS AS OF DECEMBER 31
   Discount Rate                                                 6.75%              7.25%            6.75%              7.25%
   Expected Return on Plan Assets                                9.00%              9.00%            9.00%                --
   Rate of Compensation Increase                                 4.69%              4.69%            4.69%              4.69%
   Rate of Increase in Health Benefit Costs
           Administrative Expense                                                                    5.00%              5.00%
        Pre-65 Medical Costs
             Immediate Rate                                                                         11.50%             12.00%
             Ultimate Rate                                                                           5.00%              5.00%
             Year Ultimate Rate Reached                                                              2011               2011
        Post-65 Medical Costs
             Immediate Rate                                                                          7.50%              8.00%
             Ultimate Rate                                                                           5.00%              5.00%
             Year Ultimate Rate Reached                                                              2003               2003
        Dental Costs
             Immediate Rate                                                                          5.50%              6.00%
             Ultimate Rate                                                                           5.00%              5.00%
             Year Ultimate Rate Reached                                                              1999               1999

EFFECT OF A CHANGE IN THE ASSUMED RATE OF INCREASE IN HEALTH BENEFIT COSTS
   Effect of a 1% Increase On
        Total of Service Cost and Interest Cost                                                         5                  6
        Postretirement Benefit Obligation                                                              60                 57
   Effect of a 1% Decrease On
        Total of Service Cost and Interest Cost                                                        (4)      (not available)
        Postretirement Benefit Obligation                                                             (51)      (not available)

      See Note 1. Organization and Summary of Significant Accounting Policies.

(A) Effective May 1, 1996, PSE&G's qualified Pension Plan was amended allowing employees the option to retire early upon attainment of age 55 and completion of 25 or more years of service. Also, between May 1, 1996 and April 30, 1997, early retirement without reduction was available to employees who had attained age 50 and had completed 30 or more years of service. SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" requires that an employer that offers special termination benefits to employees shall recognize a liability when the employees accept the offer and the amount can be reasonably estimated. This resulted in an immediate expense applicable to the employees who, as of April 30, 1997, had accepted the offer.

(B) Beginning in 1997, SFAS 87 was applied to the non-qualified Pension Plans. Prior to that date, because the plans amounts were considered immaterial, SFAS 87 was not applied.

(C) From January 1, 1993 through December 31, 1997, PSE&G accounted for the differences between its SFAS 106 accrual cost and the cash cost currently recovered through rates as a regulatory asset in accordance with SFAS 71 and EITF 92-12. In 1993, the FASB's EITF concluded that deferral of such costs is acceptable, provided regulators allow SFAS 106 costs in rates within approximately five years of the adoption of SFAS 106, which was December 31, 1997, for financial reporting purposes, with any cost deferrals recovered in approximately twenty years. On December 17, 1997, the BPU ruled that PSE&G's current rates are sufficient to recover both the ongoing OPEB costs and the amortization of the deferred regulatory asset created by the accounting change from the cash basis of accounting to the accrual basis of accounting in accordance with SFAS 106 and EITF 92-12. As a result of the BPU's decision, PSE&G began amortizing the regulatory asset over 15 years beginning January 1, 1998. Also effective January 1, 1998, PSE&G began recording the annual SFAS 106 OPEB cost. OPEB costs during 1998 were $121 million, including $19 million of amortization. At December 31, 1998, the amount of the unfunded liability was $769 million.

      Also, on October 21, 1998, the BPU ordered PSE&G to fund in an external trust its annual OPEB obligation to the maximum extent allowable under
      Section 401(h) of the Internal Revenue Code. In 1998, $12 million was funded, as allowed. Remaining OPEB costs will not be funded in an external trust, as mandated by the BPU.

SAVINGS PLANS

      PSE&G sponsors two defined contribution plans. Represented employees of PSE&G and Energy Holdings are eligible for participation in the PSE&G Employee Savings Plan while all other employees of PSE&G and Energy Holdings are eligible for participation in the PSE&G Thrift and Tax-Deferred Savings Plan. The two principal defined contribution plans are PSE&G sponsored 401(k) plans to which eligible employees may contribute up to 25% of their compensation. Employee contributions up to 7% for represented employees and up to 8% for all other employees are matched with employer contributions of cash or PSEG common stock equal to 50% of such employee contributions. Employer contributions in excess of 5% and up to 7% are made in shares of PSEG common stock for represented employees. Employer contributions in excess of 6% and up to 8% are made in shares of PSEG common stock for all other employees. PSE&G billed Energy Holdings for its portion of employer contributions. The amount expensed for the matching provision of the plans was approximately $14 million, $15 million and $14 million in 1998, 1997 and 1996, respectively.

NOTE 14. STOCK OPTIONS, STOCK PURCHASE PLAN AND STOCK REPURCHASE PROGRAM

STOCK OPTIONS

      PSEG and PSE&G apply APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its stock-based compensation plans, which are described below. Accordingly, compensation expense has been recognized for performance units and dividend equivalent rights issued in tandem with an equal number of options under its fixed stock option grants. Performance units and dividend equivalents provide cash payments, dependent upon future financial performance of PSEG in comparison to other companies and dividend payments by PSEG, to assist recipients in exercising options granted. Prior to 1997, all options were granted in tandem with performance units and dividend equivalent rights. In 1998 and 1997, there were 4,600 and 93,500 options, respectively, granted in tandem with performance units and dividend equivalent rights. No compensation cost has been recognized for its fixed stock option grants other than those previously described since the exercise price of the stock options equals the market price of the underlying stock on the date of grant. Had compensation costs for its stock option grants been determined based on the fair value at the grant dates for awards under these plans in accordance with SFAS No. 123

"Accounting for Stock-Based Compensation," there would have been a charge to PSEG's net income of approximately $0.4 million and $0.1 million in 1998 and 1997 respectively, with no impact on earnings per share.

      In 1989, PSEG adopted a plan (Long Term Incentive Plan) under which non-qualified options to acquire shares of common stock may be granted to officers and other key employees selected by the Organization and Compensation Committee of PSEG's Board of Directors, the plan's administrative committee (the "Committee"). Payment by option holders upon exercise of an option may be made in cash or, with the consent of the Committee, by delivering previously acquired shares of PSEG common stock or surrendering other vested options. In instances where an optionee tenders shares acquired from a grant previously exercised that were held for a period of less than six months, an expense will be recorded for the difference between the fair market value at exercise date and the option price. (To date, no such transaction has occurred.) Options are exercisable over a period of time designated by the Committee (but not prior to one year from the date of grant) and are subject to such other terms and conditions as the Committee determines. Vesting schedules may be accelerated upon the occurrence of certain events, such as a change in control. Options may not be transferred during the lifetime of a holder.

      The Long Term Incentive Plan originally provided for the issuance of up to 500,000 shares of common stock and was subsequently amended to increase the amount to 5,000,000. At December 31, 1998, there were 3,637,700 shares available for future grants under the Long Term Incentive Plan.

      Since the Long Term Incentive Plan's inception, PSEG has delivered treasury shares upon the exercise of stock options. The difference between the cost of the treasury shares (purchased on the date of exercise) and the exercise price of the options has been reflected in Stockholder's Equity except where otherwise discussed.

      Changes in common shares under option for the three fiscal years in the period ended December 31, 1998 are summarized as follows:

                                             1998                               1997                                1996
                                 ----------------------------       ----------------------------       ----------------------------
                                                 WEIGHTED                           WEIGHTED                           WEIGHTED
                                                  AVERAGE                            AVERAGE                            AVERAGE
                                   SHARES      EXERCISE PRICE         SHARES      EXERCISE PRICE         SHARES      EXERCISE PRICE
                                 ----------------------------       ----------------------------       ----------------------------
Beginning of year                   430,300        $    29.26           84,000        $    29.38           77,200        $    29.15
Granted                             841,600             39.16          371,000             29.36           28,700             30.88
Exercised                           (28,100)            26.76          (21,500)            31.38          (21,900)            30.56
Canceled                                 --                --           (3,200)            28.70               --                --
                                 ----------        ----------       ----------        ----------       ----------        ----------
End of year                       1,243,800             36.01          430,300             29.26           84,000             29.38
                                 ----------        ----------       ----------        ----------       ----------        ----------
Exercisable at end of year          100,963        $    29.47            6,000        $    26.45            6,000        $    26.45
                                 ----------        ----------       ----------        ----------       ----------        ----------
                                 --------------------------------------------------------------------------------------------------
Weighted average fair
value of options granted
during the year                                    $     4.83                         $     3.60                         $     6.71
                                                   ==========                         ==========                         ==========

      For this purpose, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1998, 1997 and 1996, respectively: expected volatility of 21.41%, 17.15% and 12.92%, risk free interest rates of 4.48%, 5.14% and 5.28%, expected lives of 4 years, 3.75 years and 3.75 years. Additional weighted averages assumptions include for grants in 1998, 1997 and 1996 a dividend yield of 0% with respect to the dividend equivalent feature of the tandem grants. There was a dividend yield of 5.51% in 1998 and 7.31% in 1997 on the non-tandem grants. There were no non-tandem grants issued in 1996.

      The following table provides information about options outstanding at December 31, 1998:

                         OPTIONS OUTSTANDING                                       OPTIONS EXERCISABLE
-----------------------------------------------------------------------   -------------------------------------
                                       WEIGHTED           WEIGHTED                             WEIGHTED
                                       AVERAGE            AVERAGE                              AVERAGE
RANGE OF           OUTSTANDING AT      REMAINING          EXERCISE         EXERCISABLE AT      EXERCISE
EXERCISE PRICES    DECEMBER 31, 1998   CONTRACTUAL LIFE   PRICE            DECEMBER 31, 1998   PRICE
-----------------------------------------------------------------------   -------------------------------------
  $24.00-$30.00              384,900         8.78 years         $29.34               100,963            $29.47
  $30.01-$35.00               31,900         7.24 years          31.04                  --                --
  $35.01-$40.00              827,000         9.93 years          39.31                  --                --
-----------------------------------------------------------------------   -------------------------------------
  $24.00-$40.00            1,243,800         9.50 years         $36.01               100,963            $29.47
-----------------------------------------------------------------------   -------------------------------------

      In June 1998, the Committee granted 150,000 shares of common stock to a key executive. As of December 31, 1998 all of the shares remained outstanding. These shares are subject to restrictions on transfer and subject to risk of forfeiture until earned by continued employment. The shares vest on a staggered schedule beginning on March 31, 2002 and become fully vested on March 31, 2005. The unearned compensation related to this restricted stock grant as of December 31, 1998 is approximately $5 million and is included in retained earnings on the consolidated balance sheets.

      PSEG's Stock Plan for Outside Directors provides non-employee directors, as part of their annual retainer, 300 shares of common stock, which will be increased to 600 shares beginning in 1999. With certain exceptions, the restrictions on the stock provide that the shares are subject to forfeiture if the individual ceases to be a director at any time prior to the Annual Meeting of Stockholders following his or her 70th birthday. These shares are recorded as compensation expense in the consolidated statements of income.

STOCK PURCHASE PLAN

      PSEG and PSE&G have an employee stock purchase plan for all eligible employees. Under the plan, shares of the common stock may be purchased at 95% of the fair market value. Employees may purchase shares having a value not exceeding 10% of their base pay. During 1998, 1997 and 1996, employees purchased 102,387, 144,377 and 153,810 shares at an average price of $36.36, $26.39 and
$27.24 per share, respectively. At December 31, 1998, 1,289,780 shares were available for future issuance under this plan.

STOCK REPURCHASE PROGRAM

      In September 1998, PSEG announced a stock repurchase program whereby the Board of Directors authorized the repurchase of up to 10 million shares of its common stock from time to time, subject to market conditions and other relevant factors affecting PSEG and PSE&G. Share repurchases are planned when market and business conditions are deemed favorable. The repurchased shares have been held as treasury stock. As of December 31, 1998, PSEG had repurchased 5,314,100 shares at a cost of approximately $207 million. As of February 8, 1999, PSEG had repurchased a total of 10 million shares at a cost of approximately $391 million under this program.

NOTE 15. FINANCIAL INFORMATION BY BUSINESS SEGMENTS

      In June 1997, the FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131), which is effective for financial statements for periods beginning after December 15, 1997. SFAS 131 supersedes SFAS 14, "Financial Reporting for Segments of a Business Enterprise" and requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and measuring their performance. Since SFAS 131 solely revises disclosure requirements, the adoption of SFAS 131 did not have a material impact on the financial condition, results of operations and net cash flows of PSEG or PSE&G. The disclosure under SFAS 131 is below.

      BASIS OF ORGANIZATION

      The reportable segments disclosed herein were determined based on a variety of factors including the regulatory environment and the types of products and services offered. With the transition into a deregulated environment, it is likely that this basis of organization will change.

      ELECTRIC

      The electric segment of PSE&G's business generates revenue from its bundled tariff rates under which it provides generation, transmission and distribution energy services for its residential, commercial and industrial customers in New Jersey. Revenues are also generated from a variety of wholesale energy sales and other ancillary and miscellaneous services.

      GAS

      The gas segment of PSE&G's business generates revenue from its bundled tariff rates under which it provides for the sale and distribution of gas to its residential, commercial and industrial customers. Revenues are also generated from a variety of other activities such as capacity sales, off-system sales, sundry sales and other miscellaneous services.

      RESOURCES

      Resources receives revenues from its passive investments including leveraged leases, limited partnerships, leveraged buyout funds and marketable securities.

      OTHER NON-UTILITY

      PSEG's non-utility activities, other than Resources, generate revenues from Global, Energy Technologies and EGDC. Global receives revenues from its investment, development and operation of projects in the generation and distribution of energy both domestically and internationally. Energy Technologies receives revenues from a variety of energy related services to industrial and commercial customers. EGDC receives revenues from its nonresidential real estate development and investment business.

      Information related to the segments of PSEG's business is detailed below:

                                                                                                       OTHER
                                                                                                    NON-UTILITY    CONSOLIDATED
(MILLIONS OF DOLLARS)                                   ELECTRIC           GAS        RESOURCES    ACTIVITIES (A)      TOTAL
                                                        ----------------------------------------------------------------------
For the Year Ended December 31, 1998:
    Total Operating Revenues ....................       $  4,031        $  1,559       $    145       $    196        $  5,931
    Depreciation, Depletion and Amortization ....            565              93              1             10             669
    Interest Income .............................             19               1              9              3              32
    Net Interest Charges ........................            353              70             49             76             548
    Income Taxes ................................            359              39             27             (5)            420
    Net income from equity method subsidiaries ..             --              --             35            114             149
    Operating Income Before Income Taxes ........          1,257             159             86            104           1,606
    Segment Net Income (Loss) ...................       $    552        $     52       $     56       $    (16)       $    644
                                                        ========        ========       ========       ========        ========

As of December 31, 1998:
    Total Assets ................................       $ 12,266        $  2,482       $  1,809       $  1,440        $ 17,997
    Investments in equity method subsidiaries ...             --              --            383            143             526
    Gross Additions to Long-Lived Assets ........       $    383        $    152       $     --       $     10        $    545
                                                        ========        ========       ========       ========        ========

For the Year Ended December 31, 1997:
    Total Operating Revenues ....................       $  3,918        $  1,937       $    144       $    101        $  6,100
    Depreciation, Depletion and Amortization ....            531              85              1             13             630
    Interest Income .............................             13               1              4              3              21
    Net Interest Charges ........................            345              79             46             39             509
    Income Taxes ................................            224              84             29             (1)            336
    Net income from equity method subsidiaries ..             --              --             49             79             128
    Extraordinary items .........................            (53)             --             --             --             (53)
    Operating Income Before Income Taxes ........            978             328             88             56           1,450
    Segment Net Income (Loss) ...................       $    361        $    167       $     59       $    (27)       $    560
                                                        ========        ========       ========       ========        ========

As of December 31, 1997:
    Total Assets ................................       $ 12,448        $  2,472       $  1,616       $  1,407        $ 17,943
    Investments in equity method subsidiaries ...             --              --            407            274             681
    Gross Additions to Long-Lived Assets ........       $    395        $    147       $     --       $      6        $    548
                                                        ========        ========       ========       ========        ========

For the Year Ended December 31, 1996:
    Total Operating Revenues ....................       $  3,944        $  1,881       $    143       $     73        $  6,041
    Depreciation, Depletion and Amortization ....            517              87              2              1             607
    Interest Income .............................              4               1             11              4              20
    Net Interest Charges ........................            321              89             43             14             467
    Income Taxes ................................            217              48             28              2             295
    Net income from equity method subsidiaries ..             --              --             73             48             121
    Operating Income Before Income Taxes ........            978             234             85             55           1,352
    Segment Net Income ..........................       $    438        $     97       $     57       $     20        $    612
                                                        ========        ========       ========       ========        ========

As of December 31, 1996:
    Total Assets ................................       $ 12,406        $  2,393       $  1,443       $    673        $ 16,915
    Investments in equity method subsidiaries ...             --              --            408            225             633
    Gross Additions to Long-Lived Assets ........       $    463        $    123       $     --       $      3        $    589
                                                        ========        ========       ========       ========        ========

(A) Other Non-utility Activities include amounts applicable to PSEG, the parent corporation, and Energy Holdings, excluding Resources.

      Information related to Property, Plant and Equipment of PSE&G is detailed below:

                                                                   DECEMBER 31,
                                                   --------------------------------------------
                                                      1998             1997             1996
                                                   ----------       ----------       ----------
                                                              (MILLIONS OF DOLLARS)
Utility Plant--Original Cost
   Electric Plant in Service:
     Fossil Production .....................       $    2,802       $    1,840       $    1,843
     Nuclear Production ....................            6,246            6,162            6,001
     Transmission ..........................            1,200            1,163            1,146
     Distribution ..........................            3,545            3,315            3,171
     Other .................................              276            1,212            1,153
                                                   ----------       ----------       ----------
          Total Electric Plant in Service ..           14,069           13,692           13,314
                                                   ----------       ----------       ----------
   Gas Plant in Service:
     Transmission ..........................               69               67               67
     Distribution ..........................            2,608            2,472            2,358
     Other .................................              170              158              131
                                                   ----------       ----------       ----------
          Total Gas Plant in Service .......            2,847            2,697            2,556
                                                   ----------       ----------       ----------
   Common Plant in Service:
     Capital Leases ........................               59               59               59
     General ...............................              519              499              471
                                                   ----------       ----------       ----------
          Total Common Plant in Service ....              578              558              530
                                                   ----------       ----------       ----------
               Total .......................       $   17,494       $   16,947       $   16,400
                                                   ==========       ==========       ==========

      Geographic Information for PSEG is disclosed below. PSE&G does not have foreign investments or operations.

                                                IDENTIFIABLE
                               REVENUES (1)        ASSETS
                                ----------       ----------
United States                   $    5,831       $   16,387
Foreign Countries                      100            1,610
                                ----------       ----------
              Total             $    5,931       $   17,997
                                ==========       ==========

Identifiable Assets from Foreign Countries include amounts from:
      Argentina                                                          $307
      Brazil (2)                                                          482
      Netherlands                                                         400

(1) Revenues are attributed to countries based on the locations of the investments.

(2)   Amount is net of foreign currency translation adjustment of $39 million.

NOTE 16. DISCONTINUED OPERATIONS

      On July 31, 1996, Energy Holdings sold EDC to Samedan Oil Corporation, a subsidiary of Noble Affiliates, Inc., for an aggregate purchase price of $779 million subject to various purchase price adjustments resulting in an after-tax gain of $13 million. As a result, Consolidated Financial Statements previously issued have been restated to give effect to the classification of EDC as discontinued operations.

      Operating results of EDC for 1996 (7 months) are summarized in the following table:

                                               (7 MONTHS)
                                               ----------
                                                  1996
                                                  ----
                                         (MILLIONS OF DOLLARS)

Revenues ...............................        $ 128
Operating income .......................           24
Earnings before income taxes ...........            9
Income taxes ...........................           (2)
Net income .............................           11

NOTE 17. JOINTLY OWNED FACILITIES--UTILITY PLANT

      PSE&G has ownership interests in and is responsible for providing its share of the necessary financing for the following jointly owned facilities. All amounts reflect the share of PSE&G's jointly owned projects and the corresponding direct expenses are included in Consolidated Statements of Income as operating expenses.

                                                          PLANT--DECEMBER 31, 1998
                                      -------------------------------------------------------------
                                       OWNERSHIP     PLANT IN       ACCUMULATED       PLANT UNDER
                                        INTEREST      SERVICE       DEPRECIATION      CONSTRUCTION
                                      ------------  ------------   ---------------   --------------
                                                         (MILLIONS OF DOLLARS)
Coal Generating
     Conemaugh....................       22.50%          $199             $56              $2
     Keystone.....................       22.84%           124              44               3
Nuclear Generating
     Peach Bottom.................       42.49%           808             395              28
     Salem........................       42.59%         1,255             483              12
     Hope Creek...................       95.00%         4,144           1,439              26
     Nuclear Support Facilities...      Various           201              52               7
Pumped Storage Facilities
     Yards Creek..................       50.00%            28              11               4
Transmission Facilities...........      Various           124              43              --
Merrill Creek Reservoir...........       13.91%            37              17              --
Linden SNG Plant..................       90.00%            16              23              --

NOTE 18. SELECTED QUARTERLY DATA (UNAUDITED)

      The information shown below, in the opinion of PSEG, includes all adjustments, consisting only of normal recurring accruals, necessary to a fair presentation of such amounts. Due to the seasonal nature of the utility business, quarterly amounts vary significantly during the year.

                                                                CALENDAR QUARTER ENDED
                            -----------------------------------------------------------------------------------------------
                                  MARCH 31,                 JUNE 30,              SEPTEMBER 30,            DECEMBER 31,
                            --------------------     ---------------------    --------------------    ---------------------
                              1998        1997         1998         1997        1998        1997        1998         1997
                            --------    --------     --------     --------    --------    --------    --------     --------
                                                              (MILLIONS WHERE APPLICABLE)
Operating Revenues.........  $1,632      $1,701       $1,348       $1,308      $1,425      $1,448      $1,526       $1,643
Operating Income...........     318         309          251          219         312         301         305          286
Net Income.................     191         140          122           91         180         176         151          153
Earnings per Share
  (Basic and Diluted)......    0.82        0.60         0.53         0.39        0.78        0.76        0.66         0.66
Weighted Average Common
  Shares and Potential
  Dilutive Effect of Stock
  Options Outstanding.....      232         232          232          232         232         232         228          232

NOTE 19. ACCOUNTING MATTERS

      In response to the continuing deregulation of the electric utility industry, the Financial Accounting Standards Board (FASB), through its Emerging Issues Task Force (EITF), undertook an initiative designated as EITF Issue 97-4, "Deregulation of the Pricing of Electricity - Issues Related to the Application of FASB Statements No. 71 and No. 101" (EITF 97-4). The purpose of this initiative was to develop guidance for the application of SFAS 101, "Regulated Enterprises Accounting for the Discontinuation of Application of FASB Statement No. 71" (SFAS 101). SFAS 101 addresses how an enterprise that ceases to meet the criteria for application of SFAS 71 to all or part of its operations should report that event in its general-purpose financial statements. This authoritative pronouncement will dictate the timing for the accounting for the outcome of the Energy Master Plan Proceedings.

      The EITF's consensus on this issue is that an enterprise is required to discontinue the application of SFAS 71 for the deregulated portion of its business once legislation is passed or a rate order is issued which contains a sufficiently detailed plan to transition from regulated pricing to market pricing. In addition, the EITF concluded that an enterprise may continue to carry on its books the regulatory assets and liabilities of the portion of the business to which SFAS 101 is being applied, provided that regulators have approved a regulated cash flow stream. This also applies to costs or obligations not yet recorded as regulatory assets or liabilities regardless of when incurred. The discontinuance of SFAS 71 also requires an enterprise to reevaluate the impact of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121). SFAS 121 requires that regulatory assets be written off once they are no longer probable of recovery and that impairment losses be recorded for long-lived assets when related future cash flows or appraised value are less than the carrying value of the assets.

      The impact of these accounting standards to PSEG and PSE&G will be determined based on the outcome of the Energy Master Plan Proceedings. Under PSE&G's proposal and the Energy Competition Act, PSE&G would have the opportunity, through various mechanisms, to recover its electric generation related potentially stranded costs. Management cannot predict the outcome of the Energy Master Plan Proceedings on PSEG's and PSE&G's future financial condition, results of operations and net cash flows. However, depending on regulatory actions taken in New Jersey with respect to electric utility deregulation, there could be a material adverse effect on such results.

      In June 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), which is effective for financial statements for all fiscal quarters of fiscal years beginning after June 15, 1999. SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires an entity to recognize all derivatives, within the scope of this statement, as assets or liabilities on the balance sheet at fair value. Also, derivatives that are not hedges must be adjusted to fair value through income. If a derivative is a hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged asset, liability or firm commitment through earnings or be recognized in other comprehensive income until the hedged item is recognized in earnings, depending on the nature of the hedge. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. PSEG and PSE&G are currently evaluating the impact of SFAS 133.

      In November 1998, the EITF issued EITF 98-10, "Accounting for Contracts Involved in Energy Trading and Risk Management Activities." EITF 98-10 is effective for financial statements issued for fiscal years beginning after December 15, 1998. EITF 98-10 requires that energy trading contracts be marked to market with gains and losses included in earnings and separately disclosed in the financial statements and footnotes. The EITF described indicators that should be considered in determining whether an identifiable operation enters into contracts that would fall under the scope of this issue. PSE&G has determined that EITF 98-10 does apply to its operations and will be adopted in January 1999. The impact of applying EITF 98-10 is not expected to have a material adverse impact on the financial condition, results of operations and net cash flows of PSEG and PSE&G.

      In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1), which is effective for financial statements for fiscal years beginning after December 15, 1998. SOP 98-1 provides criteria for capitalizing certain internal-use software costs. The adoption of SOP 98-1 is not expected to have a material impact on the financial condition, results of operations and net cash flows of PSEG and PSE&G.

      In April 1998, the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5), which is effective for financial statements for fiscal years beginning after December 15, 1998. SOP 98-5 requires the expensing of the costs of start-up activities as incurred. Additionally, previously capitalized start-up costs must be written off as a Cumulative Effect of a Change in Accounting Principle. The adoption of SOP 98-5 is not expected to have a material impact on the financial condition, results of operations and net cash flows of PSEG and PSE&G.

NOTE 20. SUBSEQUENT EVENTS

      On January 1, 1999, the outstanding stock of PSCRC was dividended by PSE&G to PSEG, which contributed such stock indirectly to Energy Technologies as an additional equity investment. PSCRC had earnings/(losses) of $2 million, $0.2 million and $(9) million for the years ended December 31, 1998, 1997 and 1996, respectively. At December 31, 1998 and 1997, PSCRC had assets of $89 million and $117 million, respectively. Future earnings and assets will be reflected in the consolidated financial statements of Energy Technologies, Energy Holdings and PSEG.

      In January 1999, Brazil abandoned its managed devaluation strategy and allowed its currency, the Real, to float against other currencies. As of January 31, 1999, the Real has devalued approximately 40% against the U.S. dollar since December 31, 1998. Based on the December 31, 1998 Brazilian investment balance of $482 million, there was a 40% devaluation as of January 31, 1999 which resulted in a charge of $172 million to cumulative foreign currency translation adjustment (a separate component of stockholders' equity). PSEG cannot predict to what extent, if any, further devaluation may occur, and, therefore, cannot predict the impact of potential devaluation of currencies on PSEG's results of operations, financial condition and net cash flows. However, assuming no further significant devaluation, PSEG does not expect this to have a material adverse effect on its 1999 results of operations, financial condition or net cash flows. For additional information, see Note 15. Financial Information by Business Segment. As PSEG increases its international investments, the financial statements of PSEG will be increasingly affected by changes in the global economy.

                       FINANCIAL STATEMENT RESPONSIBILITY

      Management of PSEG is responsible for the preparation, integrity and objectivity of the consolidated financial statements and related notes of PSEG. The consolidated financial statements and related notes are prepared in accordance with generally accepted accounting principles. The financial statements reflect estimates based upon the judgment of management where appropriate. Management believes that the consolidated financial statements and related notes present fairly PSEG's financial position and results of operations. Information in other parts of this Annual Report is also the responsibility of management and is consistent with these consolidated financial statements and related notes.

      The firm of Deloitte & Touche LLP, independent auditors, is engaged to audit PSEG's consolidated financial statements and related notes and issue a report thereon. Deloitte & Touche's audit is conducted in accordance with generally accepted auditing standards. Management has made available to Deloitte & Touche all the corporation's financial records and related data, as well as the minutes of directors' meetings. Furthermore, management believes that all representations made to Deloitte & Touche during its audit were valid and appropriate.

      Management has established and maintains a system of internal accounting controls to provide reasonable assurance that assets are safeguarded, and that transactions are executed in accordance with management's authorization and recorded properly for the prevention and detection of fraudulent financial reporting, so as to maintain the integrity and reliability of the financial statements. The system is designed to permit preparation of consolidated financial statements and related notes in accordance with generally accepted accounting principles. The concept of reasonable assurance recognizes that the costs of a system of internal accounting controls should not exceed the related benefits. Management believes the effectiveness of this system is enhanced by an ongoing program of continuous and selective training of employees. In addition, management has communicated to all employees its policies on business conduct, safeguarding assets and internal controls.

      The Internal Auditing Department of PSE&G conducts audits and appraisals of accounting and other operations of PSEG and its subsidiaries and evaluates the effectiveness of cost and other controls and, where appropriate, recommends to management improvements thereto. Management has considered the internal auditors' and Deloitte & Touche's recommendations concerning the corporation's system of internal accounting controls and has taken actions that, in its opinion, are cost-effective in the circumstances to respond appropriately to these recommendations. Management believes that, as of December 31, 1998, the Corporation's system of internal accounting controls is adequate to accomplish the objectives discussed herein.

      The Board of Directors of PSEG carries out its responsibility of financial overview through its Audit Committee, which presently consists of five directors who are not employees of PSEG or any of its affiliates. The Audit Committee meets periodically with management as well as with representatives of the internal auditors and Deloitte & Touche. The Audit Committee reviews the work of each to ensure that its respective responsibilities are being carried out and discusses related matters. Both the internal auditors and Deloitte & Touche periodically meet alone with the Audit Committee and have free access to the Audit Committee, and its individual members, at all times.

           E. JAMES FERLAND                          ROBERT C. MURRAY
        Chairman of the Board,                      Vice President and
 President and Chief Executive Officer            Chief Financial Officer

           PATRICIA A. RADO
     Vice President and Controller
    (Principal Accounting Officer)

February 12, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Public Service Enterprise Group Incorporated:

     We have audited the consolidated balance sheets of Public Service Enterprise Group Incorporated and its subsidiaries (the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of income, common stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Public Service Enterprise Group Incorporated and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
February 12, 1999

The New Jersey Performing Arts Center (NJPAC) is located on the riverfront at McCarter Highway and Center Street, near the Gateway Center and Penn Station. A total of 1,600 parking spaces are available in three surface lots and the underground Military Park garage.


FROM THE SOUTH

VIA THE NEW JERSEY TURNPIKE: (Northbound) Take the New Jersey Turnpike North to Exit 15W (Newark/The Oranges) for Route 280 westbound. After the toll booth, follow Route 280 West to Exit 15A (Route 21 South--Downtown). Follow signs to Route 21 (aka McCarter Highway) and turn south onto Route 21. Follow Route 21 to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.


VIA THE GARDEN STATE
PARKWAY: (Northbound) Follow the Garden State Parkway North to Exit 142 (Route
78). Take Route 78 East. Stay right and follow Route 1 and 9 north to Route 21 (aka McCarter Highway). Travel across the viaduct into downtown Newark. Stay in the left-turn lanes and turn left at the second light. Continue one block and turn right onto Broad Street. Follow Broad Street 18 blocks to Park Place. Bear right at Park Place and enter the Military Park garage to the left or turn right onto Center Street and left at Mulberry Street for adjacent parking.


FROM THE NORTH

VIA THE NEW JERSEY TURNPIKE: (Southbound) Take the New Jersey Turnpike South to Exit 15W or 15E (Newark/The Oranges). After the toll booth, follow Route 280 West to Exit 15A (Route 21 South--Downtown). Follow signs to Route 21 (aka McCarter Highway) and turn south onto Route 21. Follow Route 21 to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.


VIA THE GARDEN STATE
PARKWAY: (Southbound) Take the Garden State Parkway South to Exit 145. Follow signs to Route 280 eastbound. Take Route 280 East to Exit 15 (Route 21 South--Downtown). At the traffic light at the bottom of the ramp, make a right onto Route 21 South (aka McCarter Highway). Continue on Route 21 South to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.


FROM THE WEST

VIA ROUTE 280: Take Route 280 East to Exit 15 (Route 21 South--Downtown). At the traffic light at the bottom of the ramp, make a right onto Route 21 South (aka McCarter Highway). Continue on Route 21 South to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.


VIA ROUTE 78:
Take Route 78 East until it splits near Newark Airport. Stay right and follow Route 1 and 9 to Route 21 (aka McCarter Highway). Travel across the viaduct into downtown Newark. Stay in the left-turn lanes and turn left at the second light. Continue one block and turn right onto Broad Street. Follow Broad Street 18 blocks to Park Place. Bear right at Park Place and enter the Military Park garage to the left or turn right onto Center Street and left at Mulberry Street for adjacent parking.


FROM NEW YORK

VIA THE NEW JERSEY TURNPIKE: Leave the city through the Lincoln Tunnel and continue west on Route 495, staying left for the entrance to the New Jersey Turnpike. Take the turnpike south to Exit 15W (Newark/The Oranges). After the toll booth, follow Route 280 West to Exit 15A (Route 21 South--Downtown. Follow signs to Route 21 (aka McCarter Highway) and make a right onto Route 21 South. Follow Route 21 to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.


VIA MASS TRANSIT:
Board the train at New York's Penn Station and travel to Penn Station, Newark. Take the new shuttle bus, dubbed "The Loop" to the NJPAC. To walk, exit the station via Raymond Boulevard and continue two blocks west to Mulberry Street. Turn right on Mulberry and walk two blocks north to the NJPAC.


Directions for reaching Newark, New Jersey, by bus or train may be obtained by calling New Jersey Transit at 1-800-772-2222 from area codes 201, 732, 973 and 908 in New Jersey, 1-800-582-5946 from area code 609 in New Jersey and 1-973-762-5100 from outside of the State.

[PSEG LOGO]
Public Service Enterprise Group Incorporated
80 Park Plaza, Newark, New Jersey 07101-1171


                                     [MAP]


                                     [MAP]


Arrangements have been made to provide free parking within close proximity to the New Jersey Performing Arts Center at locations designated (P) on the map above.

Please bring your parking ticket with you to the meeting so that it can be validated by PSEG. Reasonable parking expenses incurred at locations other than those shown above will be reimbursed.

Detailed directions appear on the immediately preceding page.

[Logo] PSEG                                  Public Service Enterprise
E. James Ferland                               Group Incorporated
Chairman of the Board                        80 Park Plaza Newark, NJ, 07101
President and Chief Executive Officer        Mailing Address/P.O. Box 1171,
                                               Newark, NJ 07101-1171


                                                                   March 2, 1999

Dear Shareholder:

     Your are cordially invited to join us at the 1999 Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated. This year's meeting will be held at the New Jersey Performing Arts Center, One Center Street, Newark, New Jersey on April 20, 1999, starting at 2:00 P.M. At the meeting we will: (1) elect directors to fill terms that expire; (2) vote on the ratification of Deloitte & Touche LLP as independent auditors; and (3) transact other such business as may properly come before the meeting.

     It is important that your shares be voted whether or not you plan to be present at the meeting. To make voting easier, I am pleased to announce that for the first time you may also vote your proxy by toll-free touch-tone phone or through the Internet. Please follow the instructions on the reverse side. You can vote 24 hours a day, 7 days a week with these new options. If you choose to vote by phone or Internet, please do not mail your proxy form.

     If you choose to vote by mail instead of by phone or Internet, please specify your choices by marking the appropriate boxes on the proxy form below, and date, sign and return it in the enclosed envelope promptly. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendations of your directors.

     If you plan to attend the Annual Meeting of Stockholders and you vote by phone or Internet, please indicate your plan to attend when asked during your electronic voting. If you plan to attend and vote by mail, mark the appropriate box on the proxy form below. We will then mail you an admission ticket. Maps and directions to reach our meeting location can be found at the back of the enclosed Proxy Statement. I look forward to seeing many of you at the meeting.

                                                Sincerely,


                                                /s/ E. JAMES FERLAND



                          (Continued from other side)

--------------------------------------------------------------------------------

                                                           PLEASE MARK ALL
ACCOUNT NUMBER                  SEQUENCE NUMBER           CHOICES LIKE THIS /X/
--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR proposals 1 and 2

(1) ELECTION OF DIRECTORS:
    Nominees for Class III terms expiring in 2002 are: 01) T.J. Dermot Dunphy,
    02) Raymond V. Gilmartin, 03) Conrad K. Harper

         FOR                 WITHHOLD                        FOR AGAINST ABSTAIN
                                                             --- ------- -------
all nominees listed    authority to vote    (2) Ratification
above (except as   /_/ for all nominees /_/     of Deloitte
marked to the          listed above             & Touche LLP  /_/   /_/     /_/
contrary below)                                 as Independent
                                                Auditors for the
                                                year 1999.

_____________________________________

(INSTRUCTIONS: To withhold authority to
vote for any Individual nominee, write
that nominee's name on the line provided above.)

--------------------------------------------------------------------------------

If you plan to attend the Annual Meeting,    Stop annual report mailings to this
please mark this box.                 /_/    account since duplicate copies now
                                             come to this address.          /_/

If you wish to include comments, please      For change of address only, please
mark this box and write your comments on     mark this box and make changes to
the reverse side of this form.       /_/     the address below.            /_/

--------------------------------------------------------------------------------
Please date and sign exactly as your name appears hereon. When signing as an attorney, executor, administrator, trustee, guardian, etc., give your full title as such. If stock is held jointly, each joint owner should sign.

SIGNATURE_______________________ DATE________________


SIGNATURE_______________________ DATE________________

VOTE BY TELEPHONE OR INTERNET                           QUICK***EASY***IMMEDIATE

Public Service Enterprise Group Incorporated invites you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 1999 Annual Meeting of Stockholders. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy form.


                                    VOTE BY PHONE: 1-888-892-7873
                                    You will be asked to enter a CONTROL NUMBER located in the middle of this form.

                                    --------------------------------------------
                                    Option A: To vote as the Board of Directors
                                    recommends on ALL proposals: Press 1
                                    --------------------------------------------

                                    --------------------------------------------
                                    Option B: If you choose to vote on each item
                                    separately press 0. You will hear these
                                    instructions:
                                    --------------------------------------------

                                    Item 1: To vote FOR ALL nominees, press 1;
                                    to WITHHOLD FOR ALL nominees, press 9. To
                                    WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions
                                    Item 2: To vote FOR, press 1; AGAINST, press
                                    9; ABSTAIN, press 0
                                    When asked, you must confirm your vote by pressing 1

                                    VOTE BY INTERNET the web address is:
                                    http://www.proxyvoting.com/pseg


CALL TOLL-FREE ON A TOUCH-TONE PHONE
         1-888-892-7873                   --------------------------------------
THERE IS NO CHARGE FOR THIS CALL                     CONTROL NUMBER
                                                 For telephone/Internet Voting
                                          --------------------------------------


IF YOU VOTE BY PHONE OR VOTE USING THE INTERNET, PLEASE DO NOT MAIL THE PROXY
FORM
                              THANK YOU FOR VOTING


--------------------------------------------------------------------------------

PROXY FORM     (LOGO) PSEG       Public Service Enterprise            PROXY FORM
                                   Group Incorporated
                                 80 Park Plaza, P.O. Box 1171
                                 Newark, NJ 07101-1171



PROXY FOR ANNUAL MEETING OF STOCKHOLDERS       THIS PROXY IS SOLICITED ON BEHALF
April 20, 1999                                 OF THE BOARD OF DIRECTORS OF PSEG


     The undersigned hereby appoints E. JAMES FERLAND, ERNEST H. DREW, RICHARD
J. SWIFT, and each or any of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion (subject to any directions indicated on the reverse side of this proxy) at the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (PSEG) to be held on April 20, 1999 and at all adjournments thereof, upon all matters which may come before the meeting or any adjournment, including the proposals set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. Said proxies are instructed to vote as set forth on the reverse side hereof with respect to said proposals.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF PSEG AS STATED ON THE REVERSE SIDE, UNLESS OTHERWISE INDICATED ON THE REVERSE, IN WHICH CASE THEY WILL BE VOTED AS MARKED. Information pertaining to each proposal is included in the Proxy Statement under proposals corresponding to the item numbers set forth on the reverse side.

PLEASE MARK YOUR PROXY ON THE REVERSE SIDE, SIGN IT AND DATE IT, AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.